                                  SCHEDULE 14A

                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         REPUBLIC NEW YORK CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

     (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

       -------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

     (5)  Total fee paid:

       -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

     (3)  Filing Party:

       -------------------------------------------------------------------------

     (4)  Date Filed:

       -------------------------------------------------------------------------

                            [Republic New York Logo]

                         REPUBLIC NEW YORK CORPORATION
                                452 FIFTH AVENUE
                            NEW YORK, NEW YORK 10018

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Republic New York Corporation to be held on September 9, 1999 at 11:00 a.m., New York time. The meeting will be held at the office of Republic New York Corporation at 452 Fifth Avenue, New York, New York. Notice of the special meeting is enclosed.

     At the special meeting you will be asked to consider and vote on a proposal to approve a merger of Republic New York Corporation and a subsidiary of HSBC Holdings plc. As a result of the merger, Republic New York Corporation would become a wholly owned subsidiary of HSBC Holdings plc. EACH OUTSTANDING SHARE OF REPUBLIC NEW YORK CORPORATION COMMON STOCK WOULD BE CONVERTED INTO THE RIGHT TO RECEIVE $72 IN CASH. THIS WILL BE A TAXABLE TRANSACTION.

     This proxy statement gives you detailed information about the merger we are proposing, and includes our merger agreement as an appendix. You can also obtain information about Republic New York Corporation from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read the proxy statement carefully.

     Your board of directors has determined that the merger is in the best interest of and advisable for Republic New York Corporation and its stockholders, and has approved the merger. The board of directors recommends unanimously that you vote FOR approval of the merger and the merger agreement.

     We urge you to vote promptly and deliver your proxy. By voting your proxy now you will not be precluded from attending the meeting. You may revoke your proxy at any time until the meeting. In the event you find it convenient to attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

     Thank you, and I look forward to seeing you at the special meeting.

                                          Very truly yours,

                                          /s/ Dov Schlein

                                          Dov Schlein
                                          Chairman of the Board
                                          and Chief Executive Officer

      This proxy statement is dated August 9, 1999 and was first mailed to Republic New York Corporation stockholders on or about August 9, 1999.

                            [Republic New York Logo]

                         REPUBLIC NEW YORK CORPORATION
                                452 FIFTH AVENUE
                            NEW YORK, NEW YORK 10018

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN THAT, pursuant to the call of the board of directors of Republic New York Corporation, a Maryland corporation ("Republic Corporation"), a special meeting of stockholders of Republic Corporation will be held on September 9, 1999 at 11:00 a.m., New York time, at 452 Fifth Avenue, in the Borough of Manhattan, in the City and State of New York, for the purpose of considering and voting upon a proposal to approve the merger of Republic Corporation with a subsidiary of HSBC Holdings plc on the terms and conditions set forth in a Transaction Agreement and Plan of Merger, dated as of May 10, 1999, by and among HSBC Holdings plc, a public limited company organized under the laws of England, Safra Republic Holdings S.A., a company organized under the laws of Luxembourg, and Republic Corporation, pursuant to which, among other things, each outstanding share of common stock, par value $5.00 per share, of Republic Corporation will be converted, upon the effectiveness of the merger, into the right to receive $72 in cash, without interest.

     The record date and hour for determining holders of common stock entitled to notice of and to vote at the meeting, including any adjournment thereof, have been fixed as of the close of business on August 6, 1999.

                                          By order of the board of directors,

                                          /s/ William F. Rosenblum, Jr.

                                          William F. Rosenblum, Jr.,
                                          Senior Vice President and
                                          Corporate Secretary

August 9, 1999

THE BOARD OF DIRECTORS OF REPUBLIC CORPORATION RECOMMENDS UNANIMOUSLY THAT STOCKHOLDERS VOTE FOR THE MERGER AT THE SPECIAL MEETING.

                            YOUR VOTE IS IMPORTANT.
                 PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHAT WILL REPUBLIC CORPORATION COMMON STOCKHOLDERS RECEIVE IN THE MERGER?

A. Holders of Republic Corporation common stock will receive $72 in cash for each share of Republic Corporation common stock.

Q. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A. The cash consideration received in the merger will be generally taxable to U.S. holders of Republic Corporation common stock to the extent they recognize gain.

Q. WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. HSBC and Republic Corporation expect to complete the merger in the fourth quarter of 1999. Because the merger is subject to governmental approvals, the companies cannot predict the exact timing.

Q. HOW CAN I VOTE?

A. After you have carefully read this proxy statement, mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the special meeting. You may also give voting instructions by telephone or through the internet by following the instructions provided with this proxy statement. You may also vote in person by attending the special meeting.

   No matter which voting method you choose, if your shares are held in "street name" (i.e., in the name of a broker, bank or other record holder), you must direct the record holder as to how to vote your shares.

Q. MAY I CHANGE MY VOTE?

A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card before the special meeting or by voting in person at the special meeting. At any time before the meeting you may also withdraw your proxy or change your vote by telephone or on the internet as described in this proxy statement.

Q. SHOULD I SEND IN MY COMMON STOCK CERTIFICATES NOW?

A. No. After the merger is complete, instruc-tions will be sent explaining how you can exchange your Republic Corporation stock certificates for cash.

Q. WHOM CAN I CALL WITH QUESTIONS?

A. If you have more questions about the merger, you should contact:

                           Republic New York Corporation
                                 452 Fifth Avenue
                                New York, NY 10018
                                    Attention:
                         Office of the Corporate Secretary
                             Telephone: (212) 525-6100

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY...............................    1
  General.............................    1
  The Companies.......................    1
  Republic New York Corporation.......    1
  Safra Republic Holdings S.A.........    1
  HSBC Holdings plc...................    1
  The Merger Agreement................    1
  The Safra Republic Public Tender/
     Exchange Offer...................    2
  Result of the Merger and the Safra
     Republic Public Tender/Exchange
     Offer............................    2
  Exchange Procedures.................    2
  No Appraisal Rights.................    2
  Material U.S. Federal Income Tax
     Consequences.....................    2
  Market Price Information............    2
  The Special Meeting.................    3
  Vote Required to Approve the
     Merger...........................    3
  Our Recommendation to Stockholders..    3
  Stockholders Agreement..............    3
  Our Reasons for the Merger..........    3
  Opinion of Financial Advisor........    4
  Conditions to Completion of the
     Merger...........................    4
  Regulatory Approvals................    4
  Termination of the Merger
     Agreement........................    4
  Expenses............................    4
  Stock Option Agreement..............    4
  Interests in the Merger that Differ
     from Your Interests..............    5

SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA OF REPUBLIC
  CORPORATION.........................    6

MARKET PRICES OF REPUBLIC CORPORATION
  COMMON STOCK........................    8

THE SPECIAL MEETING...................    9
  General.............................    9
  Matters to be Considered............    9
  Voting Procedures...................    9
  Information about Voting............    9
  Solicitation of Proxies.............   10
  Record Date and Voting Rights.......   10

                                        PAGE
                                        ----
  Recommendation of the Board.........   11

PARTIES TO THE MERGER.................   11
  Republic Corporation................   11
  HSBC................................   12
  Merger Sub..........................   12

THE MERGER............................   13
  General.............................   13
  Background of the Merger............   13
  Reasons for the Merger..............   15

OPINION OF GOLDMAN, SACHS & CO. ......   15

THE AGREEMENT.........................   21
  The Merger..........................   21
  Closing Date and Effective Time.....   21
  The Safra Republic Public
     Tender/Exchange Offer............   21
  Treatment of Securities in the
     Merger...........................   21
  Governance of Successor
     Corporation......................   23
  Integration of Legal Entities.......   23
  Representations and Warranties......   23
  Conduct of Business Pending the
     Merger...........................   24
  Additional Agreements...............   26
  Bonuses and Profit Sharing..........   27
  Stock Options and Other Awards......   28
  Conditions to the Merger............   29
  Termination.........................   30
  Amendment...........................   31
  Extension; Waiver...................   31
  Expenses............................   31
  No Appraisal Rights.................   31

STOCK OPTION AGREEMENT................   31
  Exercise of the Option..............   33
  Registration Rights.................   33
  Repurchase of Option and/or
     Shares...........................   34
  Treatment of Option in the Event a
     Third Party Acquires Republic
     Corporation......................   34
  Assignment of Option and Option
     Agreement........................   34
  HSBC's Profit Limited...............   34
  HSBC May Surrender Option to
     Republic Corporation for Cash....   34

                                        PAGE
                                        ----
  Representations and Warranties......   35
  Voting of Option Shares.............   35
  Option Not Currently Exercisable....   35

STOCKHOLDERS AGREEMENT................   35

REGULATORY MATTERS....................   36
  Federal Reserve Board...............   36
  Other Authorities...................   36
  Safra Republic Public Tender/
     Exchange Offer and Bank Merger
     Approval.........................   36
  Status of Regulatory Approvals and
     Other Information................   37

INTERESTS OF CERTAIN PERSONS..........   37
  Certain Consequences of the
     Merger...........................   39

OWNERSHIP OF VOTING SECURITIES BY
  CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT..........................   40

                                        PAGE
                                        ----

MATERIAL U.S. FEDERAL INCOME TAX
  CONSEQUENCES TO STOCKHOLDERS........   43

CERTAIN CONSEQUENCES OF THE MERGER....   43
  Certain Litigation Matters..........   43

FORWARD-LOOKING STATEMENTS MAY PROVE
  INACCURATE..........................   44

INDEPENDENT PUBLIC AUDITORS...........   44

OTHER MEETINGS........................   44

WHERE YOU CAN FIND MORE INFORMATION...   45

APPENDIX A   Transaction Agreement and Plan of Merger
APPENDIX B   Stock Option Agreement
APPENDIX C   Stockholders Agreement
APPENDIX D   Opinion of Goldman, Sachs & Co.

                                    SUMMARY

     This summary highlights certain information from this proxy statement. It does not contain all of the information that is important to you. To understand the merger fully, we urge you to read carefully the entire proxy statement, as well as the other documents attached to this proxy statement. See "WHERE YOU CAN FIND MORE INFORMATION" (See page 45).

GENERAL

     We propose a merger of Republic Corporation with a wholly owned subsidiary of HSBC. In connection with the merger, HSBC will also commence a public tender/exchange offer in Luxembourg and Switzerland for the shares of common stock of Safra Republic Holdings S.A. not owned by Republic Corporation.

     The merger requires the approval of the holders of a majority of Republic Corporation common stock.

THE COMPANIES (SEE PAGE 11)

REPUBLIC NEW YORK CORPORATION
452 Fifth Avenue
New York, New York 10018

     Republic Corporation is a registered bank holding company. Its principal banking subsidiary is Republic National Bank of New York, which, at March 31, 1999, accounted for approximately 93% of Republic Corporation's consolidated assets. Republic Corporation provides a wide range of financial products and services principally through five broad segments:

     - Private Banking
     - Consumer Financial Services
     - Lending
     - Global Treasury
     - Global Markets

     On March 31, 1999, Republic Corporation had total assets of $50.5 billion, total deposits of $32.7 billion and total stockholders' equity of $3.2 billion.

SAFRA REPUBLIC HOLDINGS S.A.
32 Boulevard Royal
22449 Luxembourg

     Republic Corporation owns approximately 49% of the common stock of Safra Republic, a Luxembourg holding company which owns banks in France, Switzerland, Gibraltar, Luxembourg, Monaco and Guernsey. On March 31, 1999, Safra Republic had total assets of $20.9 billion, total deposits of $15.9 billion and total stockholders' equity of $2.0 billion.

HSBC HOLDINGS PLC
10 Lower Thames Street
London EC3R 6AE
United Kingdom

     HSBC is one of the largest banking and financial services organizations in the world, operating through long-established businesses in its five core regions: Europe, the Hong Kong Special Administrative Region of the People's Republic of China, the rest of Asia-Pacific, North America and Latin America.

     Through its network of more than 5,000 offices in 79 countries and territories, HSBC provides a comprehensive range of financial services to personal, corporate, institutional and private banking clients. HSBC's shares are held by some 165,000 shareholders in more than 90 countries and territories.

     At December 31, 1998, HSBC had total assets of $483 billion, total deposits of $343 billion and total shareholders' equity of $27 billion.

THE MERGER AGREEMENT (SEE PAGE 21)

     We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

     In the merger, Republic Corporation will merge with a subsidiary of HSBC. Republic Corporation will be the surviving company of the merger, and will become a wholly owned subsidiary of HSBC. Each Republic Corporation stockholder will be entitled to receive $72 in cash in the merger for each share of common stock. The outstanding preferred stock of Republic Corporation will not be changed in the merger.

     The board of directors of Republic Corporation has recommended unanimously that holders of Republic Corporation common stock vote in favor of the merger and the merger agreement.

THE SAFRA REPUBLIC PUBLIC TENDER/EXCHANGE OFFER (SEE PAGE 21)

     In connection with the merger, HSBC will commence a public tender/exchange offer in Luxembourg and Switzerland for the outstanding shares of Safra Republic common stock not owned by Republic Corporation. In the Safra Republic public tender/exchange offer, HSBC will offer each common shareholder of Safra Republic $72 in cash per common share or, at the shareholder's option, for all or any common shares tendered, a note of HSBC in a principal amount equal to $72 per common share.

     Your approval is not required for the completion of the Safra Republic public tender/exchange offer. If, however, HSBC does not acquire through the Safra Republic public tender/exchange offer and the merger at least 66 2/3% of the outstanding common stock of Safra Republic, HSBC will not be required to consummate the merger.

     The board of directors of Safra Republic has recommended that holders of Safra Republic common stock tender their shares to receive the cash consideration in the Safra Republic public tender/exchange offer.

     An entity in which Mr. Edmond J. Safra has an ownership interest has agreed with HSBC to tender the 20.8% of the outstanding common shares of Safra Republic it owns in the Safra Republic public tender/exchange offer. Republic Corporation owns approximately 49% of the outstanding common shares of Safra Republic. Accordingly, the 66 2/3% condition should be satisfied if the other conditions to the merger are satisfied.

RESULT OF THE MERGER AND THE SAFRA REPUBLIC PUBLIC TENDER/EXCHANGE OFFER

     We expect that the merger and the Safra Republic public tender/exchange offer will be completed at the same time. Assuming that the merger and the Safra Republic public tender/exchange offer are consummated, HSBC will acquire control of the business operations of Republic Corporation and Safra Republic. HSBC will then own, directly or indirectly, 100% of the common stock of Republic Corporation and at least 66 2/3% of the outstanding shares of common stock of Safra Republic.
EXCHANGE PROCEDURES (SEE PAGE 22)

     You must surrender your Republic Corporation common stock certificates to receive the $72 in cash per share. Do not send us your certificates until you receive written instructions after we have completed the merger. If you do not surrender your certificates within twelve months after the completion of the merger (or by an earlier date on which the right to receive $72 in cash per share would become the property of any government unit), the $72 cash per share payment will, if permitted by law, be paid to HSBC, to whom you should then look for payment.

NO APPRAISAL RIGHTS (SEE PAGE 31)

     Under Maryland law, Republic Corporation's common stockholders have no dissenters' appraisal rights in connection with the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 43)

     With respect to U.S. federal income tax consequences, the cash consideration received by you in the merger will be generally taxable to you, and you will recognize gain or loss in an amount determined by the difference between the cash received in the merger and your tax basis in the Republic Corporation common stock you exchange for that cash payment. You are urged to consult your tax advisor with respect to the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

MARKET PRICE INFORMATION

     The common stock of Republic Corporation is listed and traded on the New York Stock Exchange under the symbol "RNB" and on the London Stock Exchange. On May 3, 1999, one week before the initial public announcement concerning the merger, the closing sale price per share of Republic Corporation common stock on the New York Stock Exchange was $60.125. On May 7, 1999, the last trading date before the initial joint public announcement concerning the merger, the closing sale price per share of Republic Corporation common stock on the New York Stock Exchange was $70. The average closing sale price for Republic Corporation common stock for the 60-day and the 30-day periods ended May 7, 1999 was $48.06 and $52.24, respectively. On August 5, 1999, a recent trading day prior to the date of this proxy statement, the closing price per share of Republic Corporation common stock on the New York Stock Exchange was $70.56.

THE SPECIAL MEETING (SEE PAGE 9)

     The special meeting will be held at 11:00 a.m., New York time, on September 9, 1999, at 452 Fifth Avenue, New York, New York 10018. At the special meeting, you will be asked to approve the merger and the merger agreement and to act upon any other matter that may be properly raised at the special meeting.

VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 10)

     To approve the merger and the merger agreement, the holders of at least a majority of the outstanding shares of Republic Corporation common stock entitled to vote at the special meeting must vote in favor of doing so. Thus, a failure to vote or an abstention has the same effect as voting against the merger. Mr. Edmond J. Safra and certain entities in which he has an ownership interest have agreed with HSBC to vote the 29.5% of the outstanding Republic Corporation common stock they own in favor of the merger.

     Holders of Republic Corporation's outstanding preferred stock are not entitled to vote at the special meeting.

     If you are unable or do not wish to attend the special meeting, you may vote your shares by telephone, through the internet, or by mailing us your proxy card. You may vote in person if you attend the special meeting. You can revoke your proxy at any time before we take a vote at the special meeting by sending a written notice revoking the proxy or a later-dated proxy to the Corporate Secretary of Republic Corporation, by giving subsequent voting instructions by telephone or through the internet or by attending the special meeting and voting in person.

     No matter which voting method you choose, if your shares are held in "street name" (i.e., in the name of a broker, bank or other record holder), you must direct the record holder as to how to vote your shares.
OUR RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 11)

     The board of directors of Republic Corporation believes that the merger is advisable and in your best interest, and recommends unanimously that you vote FOR approval of the merger and the merger agreement.

STOCKHOLDERS AGREEMENT (SEE PAGE 35 AND APPENDIX C)

     In connection with the merger, Mr. Edmond J. Safra and certain entities in which he has an ownership interest have entered into a stockholders agreement with HSBC.

     Mr. Safra and these other entities have committed to vote their shares of Republic Corporation common stock (approximately 29.5% of the total number of shares outstanding) for approval of the merger and the merger agreement. An entity in which Mr. Safra has an ownership interest has agreed to tender its shares of Safra Republic common stock (approximately 20.8% of the total number of shares outstanding) in the Safra Republic public tender/exchange offer.

OUR REASONS FOR THE MERGER (SEE PAGE 15)

     The board of directors of Republic Corporation determined unanimously to recommend approval of the merger and the merger agreement based on its consideration of a number of factors, including:

     - the strategic options available to Republic Corporation

     - competitive conditions in the financial services industry

     - the premium to recent market prices and book value represented by the $72 per share to be received by the stockholders of Republic Corporation

     - regulatory issues related to the transaction

     - the opinion of Goldman Sachs

     - the decision by Mr. Safra to support the transaction

OPINION OF FINANCIAL ADVISOR (SEE PAGE 15 AND APPENDIX D)

     On May 9, 1999, Goldman, Sachs & Co. orally advised the Republic Corporation board of directors that, as of such date, the cash merger consideration of $72 per share is fair from a financial point of view to the holders of Republic Corporation common stock. Goldman Sachs confirmed its oral opinion by delivering a written opinion dated May 10, 1999. Goldman Sachs subsequently confirmed and updated its earlier opinion by delivering a written opinion dated August 6, 1999. We have attached the opinion of Goldman Sachs, dated August 6, 1999, as Appendix D. You should read the Goldman Sachs opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Goldman Sachs in providing its opinion.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 29)

     The obligation of each party to complete the merger depends on a number of conditions being met, including Republic Corporation stockholder approval and regulatory approvals. If HSBC does not acquire through the Safra Republic public tender/exchange offer and the merger at least 66 2/3% of the outstanding common stock of Safra Republic, HSBC will not be required to consummate the merger. Receipts of regulatory approvals for the Safra Republic public tender/exchange offer and for the merger of Republic National Bank of New York and HSBC Bank USA are also conditions to the merger.

     A party to the merger agreement could choose to complete the merger even though a condition has not been satisfied, so long as the law allows it to do so. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

REGULATORY APPROVALS (SEE PAGE 36)

     We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System. Once the Federal Reserve Board approves the merger; we have to wait from 15 to 30 days before we can complete the merger, during which time the United States Department of Justice could decide to challenge the merger. We also cannot complete the merger unless it is approved by the New York State Banking Board, and the merger receives the approval of or non-opposition by other federal, state and foreign regulatory authorities.

     In order for us to complete the merger, we also need to obtain the regulatory approvals required for the merger of Republic National Bank of New York and HSBC Bank USA. In addition, we cannot complete the merger unless all necessary regulatory approvals required for the consummation of the Safra Republic public tender/exchange offer have been received by HSBC and Safra Republic.

     HSBC and Republic Corporation have filed with the Federal Reserve Board and other regulatory authorities all the required applications or notices necessary to complete the merger, the Safra Republic public tender/exchange offer and the merger of Republic National Bank of New York and HSBC Bank USA.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 30)

     Republic Corporation, Safra Republic and HSBC may mutually decide at any time to terminate the merger agreement without completing the merger. Also, either Republic Corporation or HSBC can decide to terminate the merger agreement in a number of other situations, including the final denial of a necessary regulatory approval, the failure of Republic Corporation stockholders to approve the merger or the failure to complete the merger by December 31, 1999.

EXPENSES (SEE PAGE 31)

     Whether or not the merger is completed, the parties will each pay their own fees and expenses, except that Republic Corporation and HSBC will evenly divide the costs and expenses of printing and mailing this document and the fees that have been paid to the Securities and Exchange Commission in connection with the merger.

STOCK OPTION AGREEMENT (SEE PAGE 31 AND APPENDIX B)

     Republic Corporation, as a condition of HSBC entering into the merger agreement, granted HSBC an option to purchase shares of

Republic Corporation common stock, which option may be exercised only if specified events occur. These events generally are business combinations with or acquisition transactions relating to Republic Corporation, such as a competing merger or the sale of a substantial amount of its assets or stock. The option could discourage other companies from trying or proposing to combine with Republic Corporation before we complete the merger.

     If the option is exercised, HSBC may purchase a number of shares equal to up to 19.9% of the outstanding shares of Republic Corporation common stock. The purchase price under the option is $72 per share. The profit obtainable by HSBC under the option, if it becomes exercisable, effectively will not exceed $425 million or be less than $325 million.

     HSBC cannot exercise its rights under the option unless certain events occur. We do not know of any event that has occurred as of the date of this document that would allow HSBC to exercise its rights under the option.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (SEE PAGE 37)

     Some of Republic Corporation's directors and executive officers have interests in the merger that are different from, or in addition to, your interests as Republic Corporation stockholders. These interests exist because of rights under benefit and compensation plans maintained by Republic Corporation and also, in the case of the executive officers, under employment and consulting agreements and supplemental pension arrangements with Republic Corporation. These employment agreements may provide some executive officers of Republic Corporation with severance benefits if their employment is terminated following the merger. Also, in connection with the merger, a limited retention program is being developed for employees of Republic Corporation's wholly owned business units worldwide.

     Following the merger, HSBC will provide for the indemnification of the officers and directors of Republic Corporation for events occurring before the merger.

                   SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                          DATA OF REPUBLIC CORPORATION

     The following table sets forth, in summary form, selected financial data of Republic Corporation for each of the years in the five-year period ended December 31, 1998, and for the three months ended March 31, 1998 and 1999. The information is derived in part from and should be read in conjunction with the consolidated financial statements of Republic Corporation included in the documents incorporated by reference in this proxy statement.

                                                                                                   THREE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                               MARCH 31,(1)
                          -------------------------------------------------------------------   -------------------------
                             1994          1995          1996          1997          1998          1998          1999
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                                                       (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Consolidated Summary of
  Income:
  Net interest income...  $   846,474   $   818,899   $   962,185   $ 1,027,865   $ 1,034,263   $   260,282   $   257,299
  Provision for credit
    losses..............       19,000        12,000        32,000        16,000         8,000         4,000         4,000
  Net interest income
    after provision for
    credit losses.......      827,474       806,899       930,185     1,011,865     1,026,263       256,282       253,299
Other operating
  income................      386,368       412,881       446,115       528,308       288,598       122,596       154,481
  Other operating
    expenses............      721,476       821,665(2)     785,754      903,843       978,565       251,742       352,849(2)
  Income before income
    taxes...............      492,366       398,115       590,546       636,330       336,296       127,136        54,931
  Net income............      340,008       288,649       418,840       449,108       248,047       117,474        46,502
  Net income applicable
    to common stock --
    diluted.............      315,853       256,764       386,027       423,281       220,248       110,420        40,111
Per Share of Common
  Stock(3):
  Net income per share
    (after dividends on
    preferred stock):
    Basic...............  $      2.97   $      2.39   $      3.58   $      3.99   $      2.09   $      1.05   $      0.38
    Diluted.............         2.85          2.32          3.54          3.94          2.07          1.03          0.38
  Book value............        18.69         21.62         25.01         27.03         24.62         28.07         25.95
  Dividends declared....         0.66          0.72          0.76          0.92          1.00          0.25          0.26
Dividend Payout
  Ratio(4)..............        23.16%        31.03%        21.47%        23.35%        48.31%        24.27%        68.42%
Average Number of Common
  Shares Outstanding (in
  thousands)(3):
    Basic...............      102,001       104,641       107,481       105,625       104,328       104,901       103,335
    Diluted.............      110,963       110,512       109,189       107,461       106,236       106,736       105,041
Consolidated Average
  Balances:
  Interest-bearing
    deposits with
    banks...............  $ 7,878,149   $ 7,627,905   $ 5,697,285   $ 4,679,550   $ 4,174,467   $ 4,200,687   $ 2,975,242
  Investment
    securities..........   13,156,678    13,008,038    19,411,217    23,007,196    24,416,077    24,932,649    22,848,300
  Loans, net of unearned
    income..............    9,894,195     9,527,725    11,979,678    13,540,850    13,576,115    12,847,051    13,591,236
  Interest-earning
    assets..............   33,362,571    32,697,960    40,018,656    44,997,740    46,063,187    45,850,914    42,491,809
  Total assets..........   41,421,947    41,514,836    48,634,040    55,020,539    53,792,038    54,928,250    47,905,944
  Total deposits........   22,096,833    22,922,932    28,631,975    31,821,358    31,871,441    32,845,037    29,847,154
  Total long-term
    debt................    4,924,002     4,120,206     4,019,216     4,397,055     4,744,518     4,742,391     4,463,837

                                                                                                   THREE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                               MARCH 31,(1)
                          -------------------------------------------------------------------   -------------------------
                             1994          1995          1996          1997          1998          1998          1999
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                                                       (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
  Preferred stock.......      630,592       635,457       574,685       454,673       500,000       500,000       500,000
  Common stockholders'
    equity..............    2,010,976     2,149,970     2,541,687     2,880,863     2,829,368     2,953,027     2,573,600
Return on:
  Average interest-
    earning assets(5)...         1.02%         0.88%         1.05%         1.00%         0.54%         1.04%         0.44%
  Average total
    assets(5)...........         0.82          0.70          0.86          0.82          0.46          0.87          0.39
  Average common
    stockholders'
    equity(6)...........        15.71         11.94         15.19         14.69          7.78         15.16          6.32
Average Stockholders'
  Equity(7) to:
  Average total
    assets..............         6.38%         6.71%         6.41%         6.06%         6.19%         6.29%         6.42%
  Average loans, net of
    unearned income.....        26.70         29.23         26.01         24.63         24.52         26.88         22.61
Consolidated Ratio of
  Earnings to Fixed
  Charges(8):
  Excluding interest on
    deposits............         1.96x         1.79x         1.98x         1.85x         1.45          1.75x         1.32x
  Including interest on
    deposits............         1.37          1.24          1.31          1.29          1.15          1.23          1.12

---------------
(1) The results of operations for the three months ended March 31, 1998 and 1999 are not audited, but, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods have been included. The results for the three months ended March 31, 1999, which include rate of return ratios on an annualized basis, are not necessarily indicative of the results that may be expected for the full year or any other interim period.

(2) Includes a pre-tax provision for restructuring and related charges of $120 million in 1995 and a $97 million pre-tax restructuring charge in the first quarter of 1999.

(3) Per share data and average common shares outstanding have been restated for all periods, to give effect to a two-for-one stock split paid on June 1, 1998 in the form of a 100% common stock dividend.

(4) Calculated as dividends declared per common share divided by diluted earnings per common share.

(5) Based on net income.

(6) Based on net income applicable to common stock -- diluted.

(7) Stockholders' equity includes preferred stock and common stockholders' equity.

(8) For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

               MARKET PRICES OF REPUBLIC CORPORATION COMMON STOCK

     Republic Corporation common stock is listed on the New York Stock Exchange under the symbol "RNB" and on the London Stock Exchange. The following table shows the dividends and the high and low sale prices per share of Republic Corporation common stock on the New York Stock Exchange for the periods indicated, adjusted to reflect the two-for-one common stock split effected on June 1, 1998:

                                                          HIGH      LOW      DIVIDENDS
                                                         ------    ------    ---------
YEAR ENDED DECEMBER 31, 1996
  First Quarter........................................  $31.75    $28.00      $0.19
  Second Quarter.......................................   32.69     28.00       0.19
  Third Quarter........................................   35.50     29.25       0.19
  Fourth Quarter.......................................   44.31     34.44       0.19
YEAR ENDED DECEMBER 31, 1997
  First Quarter........................................  $49.63    $39.63      $0.23
  Second Quarter.......................................   54.44     41.63       0.23
  Third Quarter........................................   58.00     53.31       0.23
  Fourth Quarter.......................................   59.94     50.88       0.23
YEAR ENDED DECEMBER 31, 1998
  First Quarter........................................  $68.00    $51.44      $0.25
  Second Quarter.......................................   73.25     60.13       0.25
  Third Quarter........................................   71.50     36.19       0.25
  Fourth Quarter.......................................   48.00     37.19       0.25
YEAR ENDED DECEMBER 31, 1999
  First Quarter........................................  $48.44    $36.56      $0.26
  Second Quarter.......................................   70.00     45.56      $0.26
  Third Quarter (through August 5, 1999)...............   70.63     68.38        N/A

     On May 3, 1999, one week before the initial public announcement concerning the merger, the closing sale price per share of Republic Corporation common stock on the New York Stock Exchange was $60.125. On May 7, 1999, the last trading date before the initial joint public announcement concerning the merger, the closing sale price per share of Republic Corporation common stock on the New York Stock Exchange was $70. The average closing sale price for Republic Corporation common stock for the 60-day and 30-day periods ended May 7, 1999 was $48.06 and $52.24, respectively. On August 5, 1999, a recent trading day prior to the date of this proxy statement, the reported closing sale price per share of Republic Corporation common stock on the New York Stock Exchange was $70.56. Republic Corporation stockholders are urged to obtain current information with respect to the price of the Republic Corporation common stock.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is first being mailed by Republic New York Corporation, a Maryland corporation ("REPUBLIC CORPORATION"), to the holders ("STOCKHOLDERS") of the common stock, par value $5.00 per share, of Republic Corporation (the "COMMON STOCK") on or about August 9, 1999, and is accompanied by the notice of the special meeting of Stockholders of Republic Corporation (the "SPECIAL MEETING") and a form of proxy that is solicited by the board of directors of Republic Corporation (the "BOARD") for use at the Special Meeting to be held on September 9, 1999, at 11:00 a.m., New York time, at 452 Fifth Avenue, New York, New York, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

     At the Special Meeting, Stockholders will be asked to consider and vote on the proposal to approve the merger of Republic Corporation with a subsidiary of HSBC Holdings plc, a public limited company organized under the laws of England ("HSBC"), on the terms and conditions set forth in a Transaction Agreement and Plan of Merger, dated as of May 10, 1999 (the "AGREEMENT"), by and among Republic Corporation, HSBC and Safra Republic Holdings S.A., a company organized under the laws of Luxembourg ("SAFRA REPUBLIC"), and the transactions contemplated thereby. Pursuant to the terms of the Agreement, a wholly owned subsidiary of HSBC will merge with and into Republic Corporation (the "MERGER") so that Republic Corporation is the surviving corporation. In the Merger, Stockholders will receive $72 in cash, without interest, for each share of Common Stock (the "MERGER CONSIDERATION"). The Stockholders may also be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for soliciting votes to approve the Merger and the Agreement.

VOTING PROCEDURES

     The accompanying form of proxy is for use at the Special Meeting if you are unable or do not wish to attend the Special Meeting and vote in person. You may revoke your proxy before it is exercised, by submitting to the Corporate Secretary of Republic Corporation written notice of revocation or a properly executed proxy of a later date, or by attending the Special Meeting and electing to vote in person or by giving subsequent voting instructions by phone or through the internet. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Republic New York Corporation, 452 Fifth Avenue, New York, New York 10018, Attention: Office of the Corporate Secretary. All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the matters to be voted upon at the Special Meeting, including approval of the Merger and the Agreement, but no proxy that has been voted against approval of the Merger and the Agreement will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

INFORMATION ABOUT VOTING

     Stockholders of record may vote by signing, dating and mailing the proxy card in the postage-paid envelope provided, or by using the toll-free telephone number or the internet voting site listed on the accompanying instructional sheet, following the specific instructions included thereon. If your shares of Common Stock are held by a bank, broker or other nominee, you will receive instructions from them, including instructions on how to give voting instructions by telephone or on the internet, which you must follow in order to have your shares voted. Whichever of these methods you select to transmit your instructions, the persons named on the enclosed proxy card will vote your shares in accordance with your instructions. If you sign a proxy card without giving specific voting instructions, your shares will be voted in favor of the Merger and the Agreement, unless your shares of Common Stock are held by a bank, broker or other nominee, in which case your shares will not be voted.

     The method by which you vote will not limit your right to vote at the Special Meeting if you decide to attend in person. If your shares of Common Stock are held by a bank, broker or other holder of record, you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. Even though proof of ownership will entitle you to admission to the Special Meeting, if you are a beneficial owner of Common Stock and want to vote your shares in person, you must obtain a completed and executed proxy in your name from your bank, broker or other holder of record in order to vote at the Special Meeting.

     If you are an employee and a participant in the Republic Corporation Profit Sharing and Savings Plan or the 1998 Long Term Incentive Compensation Plan, you will receive a separate card for all the shares of Common Stock allocated to your account under each of these plans that will serve as your voting instruction card for Wachovia Bank N.A., the trustee for these plans. Your instructions to the plan trustee will be held in strict confidence and will be made available only to the inspectors of election at the Special Meeting, none of whom will be an employee of Republic Corporation or any of its subsidiaries. Pursuant to the terms of these plans, any shares held by the plan trustee as to which it has not received voting instructions by September 2, 1999 will be voted in the same manner, proportionately, as the shares as to which voting instructions have been received.

SOLICITATION OF PROXIES

     Republic Corporation will bear the entire cost of soliciting the proxies, except that HSBC and Republic Corporation have each agreed to pay one half of the printing and mailing costs of this Proxy Statement and related materials. In addition to the solicitation of proxies by mail, Republic Corporation will, if necessary, request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Common Stock to obtain their voting instructions. Republic Corporation will reimburse these record holders for their reasonable expenses in sending proxy materials to beneficial owners. If necessary, Republic Corporation may use several of its regular employees, who will not be specially compensated, to solicit proxies.

RECORD DATE AND VOTING RIGHTS

     Pursuant to the provisions of Republic Corporation's by-laws, the Maryland General Corporation Law and the rules of the New York Stock Exchange, Inc. (the "NYSE"), we have fixed August 6, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting (the "RECORD DATE"). Accordingly, only persons who were Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. The presence of the holders of at least a majority of the shares of Common Stock outstanding on the Record Date, whether in person or by properly executed and delivered proxy, will constitute a quorum for purposes of the Special Meeting. The number of shares of Common Stock entitled to be voted at the Special Meeting is 104,793,164. On the Record Date, there were 2,647 Stockholders of record. Holders of shares of Common Stock present in person at the Special Meeting but not voting, and shares of Common Stock for which Republic Corporation has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers, banks or record holders who hold shares of Common Stock in nominee or street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in street name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). Each share of Common Stock entitles its holder to one vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding on the Record Date is required to approve the

Merger and the Agreement. Holders of shares of Republic Corporation's outstanding preferred stock are not entitled to vote on the matters to be considered at the Special Meeting.

     Since approval of the Merger and the Agreement requires the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding on the Record Date, an abstention, failure to vote or broker non-vote will have the same effect as a vote against the Merger and the Agreement. Accordingly, the Board urges Stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

RECOMMENDATION OF THE BOARD

     The Board has approved unanimously the Merger and the Agreement. The Board believes that the Agreement and the transactions contemplated thereby are in the best interests of and advisable for Republic Corporation and the Stockholders, and recommends unanimously that the Stockholders vote FOR approval of the Merger and the Agreement. See "THE MERGER -- REASONS FOR THE MERGER."

                             PARTIES TO THE MERGER

REPUBLIC CORPORATION

     Republic Corporation, a registered bank holding company under the Bank Holding Company Act of 1956 (the "BHCA"), was incorporated in 1973 under the laws of Maryland. Republic Corporation provides a wide range of financial products and services principally through five broad business segments:

     - Private Banking

     - Consumer Financial Services

     - Lending

     - Global Treasury

     - Global Markets

     The principal banking subsidiary of Republic Corporation is Republic National Bank of New York ("REPUBLIC BANK"), which, along with its subsidiaries, accounted for approximately 93 percent of the consolidated assets of Republic Corporation on March 31, 1999. Republic Bank is active, domestically and internationally, in the precious metals markets, the foreign currency markets and the capital markets as a dealer and intermediary for its institutional, corporate and individual clients. Republic Bank buys and sells banknotes denominated in various currencies and ships U.S. dollars to and from financial institutions in nearly 40 countries.

     Republic Corporation also provides a full range of services for high-net worth individuals throughout the world, including deposit, lending, trading, treasury, investment management products, trust, custody, estate planning, philanthropic advisory services and asset allocation products. Republic Corporation also provides various retail banking, investment, insurance and home financing services and products. Republic Corporation's lending activities include domestic and international private banking, small business, middle market, factoring, national and international corporations, commercial real estate and precious metal lending.

     Republic Corporation also owns approximately 49% of Safra Republic. Safra Republic, a Luxembourg holding company, was established in 1988. Safra Republic owns six European banks with branches in France, Switzerland, Gibraltar, Luxembourg, Monaco and Guernsey. As of March 31, 1999, Safra Republic had total assets of $20.9 billion, total deposits of $15.9 billion and total shareholders' equity of $2.0 billion.

     Republic Corporation's other subsidiaries include Republic Business Credit Corporation, a factoring and asset-based lender, Republic New York Securities Corporation, a broker-dealer, and Republic Bank California National Association, a commercial bank in California.

     On March 31, 1999, Republic Corporation had total assets of $50.5 billion, total deposits of $32.7 billion and total stockholders' equity of $3.2 billion. The principal executive offices of Republic New York Corporation are located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-6100. All references to Republic Corporation herein refer to Republic Corporation and its subsidiaries, unless the context requires otherwise.

HSBC

     HSBC is one of the largest banking and financial services organizations in the world, with market capitalization of $70 billion at December 31, 1998. HSBC's shares are held by 165,000 shareholders in more than 90 countries and territories. It is incorporated in England with limited liability and has its registered office and principal executive offices at 10 Lower Thames Street, London EC3R 6AE, United Kingdom. HSBC's telephone number is 44-0171-260-0500.

     Through its network of more than 5,000 offices in 79 countries and territories, HSBC provides a comprehensive range of financial services to personal, corporate, institutional and private banking clients.

     HSBC's principal commercial banking products and services include deposits, lending and related services, treasury and capital markets operations, trade services, leasing, finance factoring, payments and cash management, insurance and custodial services. HSBC also provides a comprehensive range of investment banking and related financial services.

     As of December 31, 1998, HSBC had total assets of $483 billion, total deposits of $343 billion and total shareholders' equity of $27 billion.

MERGER SUB

     On May 12, 1999, HSBC formed RNYC Merger Corporation, a Maryland corporation ("MERGER SUB"), for the sole purpose of consummating the Merger. On May 20, 1999, Merger Sub executed a joinder agreement and became a party to the Agreement. As of the date of this Proxy Statement, Merger Sub has not conducted, and does not plan to conduct, any business activities other than activities in furtherance of the Merger.

                                   THE MERGER

GENERAL

     This section of the Proxy Statement describes the material aspects of the Merger, including the principal provisions of the Agreement. The following information, insofar as it relates to matters contained in or contemplated by the Agreement, is qualified in its entirety by reference to the full text of the Agreement, which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the Agreement in its entirety. All information contained in this Proxy Statement with respect to HSBC and its subsidiaries has been supplied by HSBC for inclusion herein and has not been independently verified by Republic Corporation.

BACKGROUND OF THE MERGER

     In late December 1998 and early 1999, a senior executive of HSBC and Mr. Rodney Leach, an outside director of Safra Republic, discussed informally whether there could be mutual interest in a transaction involving the acquisition of Republic Corporation and Safra Republic by HSBC. The HSBC executives inquired whether, in the event that such a transaction appeared strategically desirable, Mr. Edmond J. Safra would be likely to give his support, which HSBC would require as a condition to a transaction. Mr. Leach then contacted Mr. Jeffrey Keil, who is also an outside director of Safra Republic and a former director and president of Republic Corporation.

     Conversations and meetings were then held among Messrs. Safra, Keil, Leach and Mr. Walter Weiner, the then chief executive officer of Republic Corporation and a director of Safra Republic. Among the issues discussed were the increasing consolidation, globalization and competition in the banking and financial services industries, the future financial prospects and strategic options of Republic Corporation and Safra Republic, the desirability of HSBC as a merger partner, Mr. Safra's health and the methodology for conducting a sale if a sale were a potential strategic course. After considering these issues, it was decided to respond to HSBC as described in the next paragraph. Because Republic Corporation and Safra Republic believed that any form of auction sale process would be highly detrimental to them, and because HSBC had stated that such a process was unacceptable to it, such a course was not pursued.

     Following these conversations and meetings, HSBC was informed that, although neither Republic Corporation nor Safra Republic was for sale, each institution's board of directors, as a matter of its duty to stockholders, would consider a firm offer at a significant market premium. At a subsequent meeting attended by Mr. Keil and representatives of HSBC, HSBC informed Mr. Keil that HSBC would be prepared to consider making offers substantially over the then current market prices of Republic Corporation and Safra Republic.

     Republic Corporation and Safra Republic then retained financial, accounting and legal advisors to assist them in considering a possible transaction with HSBC. These advisors included IRR Advisors, LLC, with which Mr. Keil is associated. Meetings were subsequently held between representatives of HSBC and Republic Corporation and Safra Republic. Among the issues discussed at these meetings, as well as in telephone conversations, were price, the form of consideration, and the structure of and process for a possible transaction. At a meeting held on March 24, 1999, the parties could not reach agreement on a number of issues. Therefore, they mutually agreed to discontinue all discussions.

     Following the March 24 meeting, Republic Corporation and Safra Republic and their advisors had contacts with several other institutions, none of which indicated that it was prepared to make an offer for Republic Corporation and Safra Republic at a significant market premium.

     In mid-April, a senior executive of HSBC called Mr. Keil and indicated that it might be productive to resume discussions. A series of meetings was then held among the parties and their legal and financial advisors to discuss price and other terms and conditions of a possible transaction.

     On April 27, 1999, Republic Corporation, Safra Republic and HSBC executed a confidentiality agreement, and representatives of the parties commenced due diligence. Representatives of Republic Corporation and HSBC commenced a series of meetings to discuss the business and financial terms of the business combination. Cleary, Gottlieb, Steen & Hamilton, counsel to HSBC, and Sullivan & Cromwell, counsel to Republic Corporation, began the drafting and negotiation of definitive documentation with respect to a possible business combination, including drafts of the Agreement and a Stock Option Agreement between Republic Corporation and HSBC (the "OPTION AGREEMENT") which HSBC stated it would require as a condition to its willingness to enter into a definitive merger agreement with Republic Corporation. Discussions and negotiations continued during the following week with respect to the potential transaction, including with respect to the financial terms of the proposed combination. Concurrently, HSBC and its counsel had discussions and negotiations with Mr. Safra and the other proposed parties to the Stockholders Agreement and their counsel regarding the proposed terms of the Stockholders Agreement, which HSBC stated it would also require as a condition to its willingness to enter into a definitive merger agreement with Republic Corporation.

     At a special joint meeting of the Board and the board of directors of Safra Republic on May 8, 1999, senior management of Republic Corporation and Safra Republic, together with representatives of IRR Advisers, LLC, Goldman Sachs, Sullivan & Cromwell and Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel to Republic Corporation, reviewed for the Board the discussions and contacts with HSBC to date, the financial terms of the proposed transaction with HSBC and the proposed terms of the Agreement, the Option Agreement and the Stockholders Agreement. Goldman Sachs delivered a presentation regarding the global financial services environment, a review of certain strategic alternatives for Republic Corporation and a detailed financial review of the proposed transaction. See "OPINION OF GOLDMAN, SACHS & CO." Following this presentation, Goldman Sachs indicated that it expected to be able to deliver its opinion that, as of May 9, 1999, the Merger Consideration is fair from a financial point of view to Stockholders. Representatives of Sullivan & Cromwell reviewed the terms of the proposed Agreement, the proposed Option Agreement and the proposed Stockholders Agreement and, together with a Ballard Spahr representative, discussed the legal principles applicable to the Board's decision regarding approval of the proposed Agreement and the proposed Option Agreement. Following these discussions and extensive questions by the Board to Republic Corporation senior management and its financial and legal advisors, the members of the Board authorized senior management of Republic Corporation to attempt to complete final negotiation of the proposed Agreement and the Option Agreement.

     On May 9, 1999, the Safra Republic board of directors met and reviewed and discussed again the proposed transaction and its terms. Later in the day the Board also met to discuss again the proposed transaction and to review the revised terms of the proposed Agreement, the proposed Option Agreement and the proposed Stockholders Agreement. Goldman Sachs made an additional presentation and rendered an oral opinion that, as of May 9, 1999, the Merger Consideration is fair from a financial point of view to Stockholders. Additional questions were presented by the Board to Republic Corporation senior management and its financial and legal advisors. A separate meeting was then held of the outside directors of Republic Corporation at which the transaction was discussed further and questions were asked of Republic Corporation's financial and legal advisors. Following this meeting, the outside directors voted unanimously to approve the Agreement and the Option Agreement and the transactions contemplated thereby. The full Board then voted unanimously to approve the Merger, the Agreement and the Option Agreement and the transactions contemplated thereby.

     Early in the morning of May 10, 1999, Republic Corporation, Safra Republic and HSBC executed and delivered the Agreement, Republic Corporation and HSBC executed and delivered the Option Agreement and HSBC, Mr. Safra and the other parties executed and delivered the Stockholders Agreement and a press release was issued regarding the Merger and the Safra Republic public tender/ exchange offer (the "OFFER").

REASONS FOR THE MERGER

     In reaching its conclusion that the Merger is in the best interests of and advisable for Republic Corporation and the Stockholders, and in approving the Merger, the Agreement, the Option Agreement and the transactions contemplated thereby, the Board considered and reviewed with Republic Corporation's senior management, as well as its financial and legal advisors, a number of factors, including the following:

     - the strategic options available to Republic Corporation

     - competitive conditions in the financial services industry

     - the terms of the Merger, the Agreement and the Option Agreement as negotiated, and the terms of the Stockholders Agreement

     - the fact that the Merger Consideration on a per share basis represented a substantial premium over recent market prices and book value per share of Common Stock

     - the strategic and financial review conducted by Goldman Sachs, and the oral opinion of Goldman Sachs provided on May 9, 1999 (subsequently confirmed in writing) that, as of such date, the Merger Consideration is fair from a financial point of view to Stockholders

     - regulatory issues related to the transaction

     - the decision by Edmond J. Safra to support the transaction

     - the interests of Republic Corporation's officers and directors that are different from, or in addition to, the interests of Stockholders generally (see "INTERESTS OF CERTAIN PERSONS"). The Board was aware of these interests when it approved the Merger, the Agreement, the Option Agreement and the transactions contemplated thereby

     - the fact that approval of the Merger requires the consent of a majority of the outstanding shares of Common Stock entitled to vote thereon

     The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive, but includes the material matters considered by the Board. In reaching its determination to approve the Merger, the Agreement, the Option Agreement and the transactions contemplated thereby, the Board did not assign any relative or specific weight to the foregoing factors, and individual directors may have considered various factors differently.

                        OPINION OF GOLDMAN, SACHS & CO.

     On May 9, 1999, Goldman Sachs orally advised the Board that, as of such date, the Merger Consideration to be received by the Stockholders pursuant to the Agreement is fair from a financial point of view to the Stockholders. Goldman Sachs confirmed its oral opinion by delivering a written opinion dated May 10, 1999. Goldman Sachs subsequently confirmed and updated its earlier opinion by delivering a written opinion dated August 6, 1999.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED AUGUST 6, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE OPINION OF GOLDMAN SACHS REFERRED TO HEREIN DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs, among other things:

     - reviewed the Agreement;

     - reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of Republic Corporation for the five years ending December 31, 1998;

     - reviewed certain interim reports to Stockholders and Quarterly Reports on Form 10-Q of Republic Corporation;

     - reviewed certain other communications from Republic Corporation to the Stockholders;

     - reviewed certain internal financial analyses and forecasts for Republic Corporation prepared by its management;

     - held discussions with members of the senior management of Republic Corporation regarding the past and current business operations, financial condition and future prospects of Republic Corporation;

     - reviewed the reported price and trading activity for the Common Stock;

     - compared certain financial and stock market information for Republic Corporation with similar information for certain other companies the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the banking and thrift industry and other industries generally; and

     - performed such other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed that accuracy and completeness for purposes of rendering its opinion. Goldman Sachs is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of allowances for losses with respect to those portfolios. In addition, Goldman Sachs did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities of Republic Corporation or any of its subsidiaries, and Goldman Sachs has not been furnished with any evaluation or appraisal. Goldman Sachs' advisory services and its opinion have been provided for the information and assistance of the Board in connection with its consideration of the transaction contemplated by the Agreement and Goldman Sachs' opinion does not constitute a recommendation as to how any Stockholder should vote with respect to the proposed transaction.

     Goldman Sachs was also engaged by Safra Republic to act as its financial advisor in connection with the Offer. Goldman Sachs evaluated the consideration for each of the Stockholders and Safra Republic common shareholders separately in order to determine the fairness from a financial point of view for each. Goldman Sachs was not requested to engage in, and did not participate in, any negotiations with HSBC and Republic Corporation or Safra Republic. In addition, Goldman Sachs was requested to contact and solicit indications of interest from only a limited number of third parties in acquiring all or part of Republic Corporation and was not requested to contact or solicit indications of interest from third parties with respect to acquiring Safra Republic.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Board on May 9, 1999. Goldman Sachs used substantially the same type of financial analyses in connection with providing its written opinion dated May 10, 1999 and its written opinion dated August 9, 1999, attached hereto as Appendix D. The summary of financial analyses includes information presented in tabular format. THE TABLES SHOULD BE READ TOGETHER WITH THE TEXT.

          Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Common Stock and analyzed the Merger Consideration in relation to the price of the Common Stock on the dates referenced below. This analysis indicated that the Merger Consideration represented a 20% premium to the closing market price on the NYSE of $60.125 on May 3, 1999 as reported by Bloomberg L.P. (the "MAY 3 RECENT MARKET PRICE"), and a 55% premium to the closing market price on the NYSE of $46.5625 on April 1, 1999 as reported by Bloomberg L.P. (the "APRIL 1 UNDISTURBED MARKET PRICE"). Goldman Sachs also analyzed the Merger Consideration as multiples of earnings per share ("EPS") and book value per share for Common Stock. This analysis indicated that the Merger Consideration reflected:

     - a multiple of 50.3x latest twelve months ("LTM") EPS at March 31, 1999;

     - a multiple of 21.4x LTM EPS at March 31, 1999 before restructuring charges and writeoffs;

     - a multiple of 18.1x estimated 1999 EPS provided by Republic Corporation; and

     - a multiple of 3.2x tangible book value per share at March 31, 1999.

          In addition, Goldman Sachs reviewed the historical monthly trading prices for the five-year period ending April 30, 1999 for the Common Stock and the relationship between these Common Stock prices and movements in:

     - the S&P 500;

     - a composite index of seven selected companies in the banking and thrift industry, comprised of GreenPoint Financial Corp., North Fork Bancorporation, Inc., Astoria Financial Corporation, Dime Bancorp, Inc., Sovereign Bancorp, Inc., Peoples Bancorp Inc. and Webster Financial Corporation (the "SELECTED BANKS AND THRIFTS");

     - a composite index of six selected U.S. Money Center Banks comprised of Citigroup Inc., Bank of America Corporation, Bank One Corporation, The Chase Manhattan Corporation, First Union Corporation and Fleet Financial Group, Inc. (pro forma for its acquisition of BankBoston Corporation) (the "SELECTED NATIONAL MONEY CENTER BANKS"); and

     - a composite of three other comparable companies comprised of Mellon Bank Corporation, Northern Trust Corporation and UST Corp. (the "OTHER COMPARABLE COMPANIES").

          Goldman Sachs also reviewed the monthly historical trading prices for the Common Stock for the five-year period ending April 30, 1999 as a multiple of book value per share of the Common Stock and as a multiple of I/B/E/S International, Inc. ("IBES") estimates for forward twelve month EPS. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

          Comparison of Selected Companies. Goldman Sachs reviewed and compared certain financial information relating to Republic Corporation to corresponding financial information, ratios and public market multiples for the Selected Banks and Thrifts, the Selected National Money Center Banks and the Other Comparable Companies (collectively, the "SELECTED COMPANIES"). The Selected Companies were chosen because they are publicly traded companies in the banking and thrift industry and for purposes of this analysis may be considered similar to Republic Corporation. Goldman Sachs calculated and compared various financial multiples and ratios, including price/EPS ("P/E") ratios. The multiples and ratios for Republic Corporation were based on estimated 1999 EPS provided by Republic Corporation and estimated 2000 EPS based on the estimated 1999 EPS and an assumed annual growth rate of 7.5% (as provided by Republic Corporation) and the multiples for each of the Selected Companies were based on the most recent publicly available information. Furthermore, the multiples for Republic Corporation were calculated:

             (1) assuming a price of $46.5625 per share (the April 1 Undisturbed Market Price) (the "APRIL 1 UNDISTURBED MARKET PRICE CASE");

             (2) assuming a price of $60.125 per share (the May 3 Recent Market Price) (the "MAY 3 RECENT MARKET PRICE CASE"); and

             (3) assuming the price of $72 per share of Common Stock to be received in connection with the Merger (the "MERGER PRICE CASE").

          The following table compares selected ratios and multiples for Republic Corporation and the Selected Companies:

                                            SELECTED COMPANIES           REPUBLIC CORPORATION
                                           ---------------------    -------------------------------
                                                                                   MAY 3
                                                                      APRIL 1      RECENT
                                                                    UNDISTURBED    MARKET    MERGER
                                                                      MARKET       PRICE     PRICE
                                              RANGE       MEDIAN    PRICE CASE      CASE      CASE
                                           -----------    ------    -----------    ------    ------
    P/E ratio using estimated 1999 EPS...  11.0x-26.4x    14.9x        11.7x       15.1x     18.1x
    P/E ratio using estimated 2000 EPS...  10.0x-23.6x    13.0x        10.9x       14.1x     16.8x
    Price as a multiple of book value per
      share..............................    1.6x-6.9x     2.9x         1.8x        2.3x      2.8x
    Price as a multiple of tangible book
      value per share....................    2.2x-8.9x     4.0x         2.1x        2.7x      3.2x

     Financial data for the Selected Companies in the foregoing analyses is for the year ended December 31, 1998, except for financial data for Republic Corporation, which is for the twelve months ended March 31, 1999. EPS estimated for the Selected Companies in the foregoing analyses were based on latest median EPS estimates from IBES, except for EPS estimated for Bank of America Corporation, which were based on Goldman Sachs' estimates.

          Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis for the Common Stock on a stand-alone basis through 2008. The analysis was performed using estimated 1999 EPS of $3.98 provided by Republic Corporation and a compound annual growth rate ("CAGR") of 7.0%. Goldman Sachs calculated the net present value of dividends from 1999 to 2008 using these EPS estimates, a target capital ratio of 6.5% of assets, the assumption that all excess capital was paid out in the form of dividends and discount rates of 11.0%, 13.0%, 15.0% and 17.0%. Goldman Sachs calculated terminal values based on P/E multiples ranging from 14.0x estimated 2009 EPS to 22.0x estimated 2009 EPS and then discounted these terminal values using discount rates of 11.0%, 13.0%, 15.0% and 17.0%. This analysis showed that the implied share values ranged from a low of $36 to a high of $80. Goldman Sachs also performed a discounted cash flow analysis assuming a constant terminal multiple of 18.0x and EPS CAGR ranging from 3.0% to 11.0%. All of the other assumptions were the same as in the foregoing discounted cash flow analysis. This analysis showed that the implied share values ranged from a low of $37 to a high of $84.

          Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 25 selected transactions since 1997 in the banking and thrift industry with an announced deal value greater than $1 billion (the "SELECTED TRANSACTIONS").

          The following table compares information with respect to the Merger and the ranges, medians and means for the Selected Transactions:

                                                                                            THE
                                                             SELECTED TRANSACTIONS         MERGER
                                                         ------------------------------    ------
                                                                                           MERGER
                                                                                           PRICE
                                                            RANGE       MEAN     MEDIAN     CASE
                                                         -----------    -----    ------    ------
    Purchase price as a multiple of LTM EPS............  19.2x-69.5x    26.7x    23.7x     21.4x
    Purchase price as a multiple of tangible book value
      per share of common stock........................    2.4x-6.0x     4.1x     4.0x      3.2x
    Purchase price as a multiple of book value per
      share of common stock............................    2.1x-5.4x     3.6x     3.6x      2.8x

          Theoretical Value of Republic Corporation Excluding Safra
     Republic. Goldman Sachs analyzed the portion of the Merger Consideration attributable to Republic Corporation's business excluding its 49% ownership of Safra Republic ("REPUBLIC CORPORATION REMAINING BUSINESS") as multiples of EPS and book value per share attributable to the Republic Corporation Remaining Business as compared to the Merger Consideration as multiples of EPS and book value per share of Republic Corporation and as compared to the portion of the Merger Consideration attributable to Republic

     Corporation's investment in Safra Republic ("REPUBLIC CORPORATION'S SAFRA INVESTMENT") as multiples of EPS and book value per share attributable to Republic Corporation's Safra Investment. For the purposes of this analysis, it was assumed that:

     - Republic Corporation received $72 for each share of Safra Republic common stock held by it;

     - Republic Corporation had a tax basis of $864.1 million in these shares of Safra Republic common stock; and

     - Republic Corporation was taxed at a rate of 35% of the proceeds.

          The following table compares selected ratios and multiples for the Republic Corporation Remaining Business, Republic Corporation and Republic Corporation's Safra Investment:

                                                         REPUBLIC
                                                        CORPORATION                       REPUBLIC
                                                         REMAINING      REPUBLIC       CORPORATION'S
                                                         BUSINESS      CORPORATION    SAFRA INVESTMENT
                                                        -----------    -----------    ----------------
    P/E ratio using LTM EPS...........................     22.6x          21.4x            18.7x
    P/E ratio using estimated 1999 EPS provided by
      Republic Corporation............................     17.8x          18.1x            19.1x
    Price as a multiple of book value per share at
      December 31, 1998...............................     3.05x          2.79x            2.24x
    Price as a multiple of tangible book value per
      share at December 31, 1998......................     3.74x          3.19x            2.24x

          Goldman Sachs then performed the same analysis assuming no tax on Republic Corporation's realization of the value of Republic Corporation's Safra Investment. The following table compares selected ratios and multiples for the Republic Corporation Remaining Business, Republic Corporation and Republic Corporation's Safra Investment assuming no tax on Republic Corporation's realization of the value of Republic Corporation's Safra Investment:

                                                            REPUBLIC
                                                           CORPORATION                     REPUBLIC
                                                            REMAINING     REPUBLIC      CORPORATION'S
                                                            BUSINESS     CORPORATION   SAFRA INVESTMENT
                                                           -----------   -----------   ----------------
    P/E ratio using LTM EPS..............................     20.3x         21.4x           24.2x
    P/E ratio using estimated 1999 EPS provided by
      Republic Corporation...............................     16.0x         18.1x           24.7x
    Price as a multiple of book value per share at
      December 31, 1998..................................     2.74x         2.79x           2.90x
    Price as a multiple of tangible book value per share
      at December 31, 1998...............................     3.36x         3.19x           2.90x

          The amount of EPS attributable to the Republic Corporation Remaining Business and Republic Corporation's Safra Investment in the foregoing analyses were based on estimates provided by Republic Corporation and equity accounting of earnings for Republic Corporation's Safra Investment based on a 49% ownership of Safra Republic, adjusted for the tax difference between jurisdictions of Republic Corporation and Safra Republic of 21%.

          Theoretical Valuation of Business Units. Goldman Sachs analyzed the theoretical value of each of five business units of Republic Corporation:
     Private Banking, Consumer Financial Services, Lending, Global Markets and Global Treasury. For the purposes of this analysis, valuation ranges were assumed to be:

     - 18.0x to 22.0x LTM earnings for Private Banking;

     - 15.0x to 20.0x LTM earnings for Consumer Financial Services;

     - 10.0x to 15.0x LTM earnings for Lending;

     - 1.40x to 1.80x book value for Global Markets; and

     - 1.00x to 1.20x book value for Global Treasury.

     It was further assumed that the business units were sold for cash, the tax rate on these sales was 35% and Republic Corporation's tax basis in the business units was equal to the tangible book value per share of the Common Stock. This analysis indicated that the theoretical value per share of Republic Corporation as a result of selling all of the business units ranged from $41 to $51 per share. Before taxes, the theoretical value per share under this analysis would range from $52 to $66 per share. The actual amount of taxes will depend on a number of factors including, but not limited to, the structure of each individual transaction, the order of each sale, the tax basis of the assets of each business unit and the tax rate applied to each transaction. Earnings and book value of each business unit were based on the segment analysis as presented in Republic Corporation's 1998 Annual Report on Form 10-K.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Republic Corporation or the Merger. The analyses were prepared for purposes of Goldman Sachs' providing its opinion to the Board as to the fairness of the Merger Consideration from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, future results may differ materially from those forecast.

     As described above, Goldman Sachs' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger and the Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix D to this Proxy Statement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Republic Corporation selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with Republic Corporation, having provided certain investment banking services to Republic Corporation from time to time, including having acted as its financial advisor in connection with the Agreement.

     Goldman Sachs provides a full range of financial advisory and securities services, may in the future provide financial advisory services to HSBC, and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Republic Corporation, Safra Republic or HSBC for its own account and for the account of customers.

     Pursuant to a letter agreement, dated May 7, 1999 (the "GOLDMAN SACHS ENGAGEMENT LETTER"), Republic Corporation engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Goldman Sachs Engagement Letter, Republic Corporation has agreed to pay Goldman Sachs upon consummation of the Merger, a transaction fee equal to 0.10% of the aggregate consideration paid in the Merger (a fee of approximately $7.6 million). Republic Corporation has agreed to reimburse Goldman Sachs for reasonable out-of-pocket expenses, including fees and disbursements for Goldman Sachs' counsel, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with the matters referred to in the Goldman Sachs Engagement Letter. Republic Corporation has also agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. Pursuant to a separate letter agreement, Safra Republic engaged Goldman Sachs to act as its financial advisor in connection with the Offer. Pursuant to the terms of this letter agreement, Safra Republic has agreed to pay Goldman Sachs upon consummation of the Offer, a transaction fee equal to 0.10% of the aggregate consideration paid in the Offer (a fee of approximately $2.6 million). Safra Republic has also agreed to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

                                 THE AGREEMENT

     The following is a summary of the material terms of the Agreement, a copy of which is attached hereto as Appendix A. All references to and summaries of the Agreement in this Proxy Statement are qualified in their entirety by reference to the Agreement.

THE MERGER

     The Agreement provides that, subject to the approval of the Merger by Stockholders, approval by certain regulatory authorities, and satisfaction of certain other conditions, Merger Sub will merge with and into Republic Corporation. After the Merger, Merger Sub will no longer be a separate corporation. Republic Corporation will survive the Merger. Immediately following the Merger, Republic Corporation, as the "SUCCESSOR CORPORATION", will be a subsidiary of HSBC with all its common stock owned by HSBC. As a result of the Merger, all of the properties, assets, rights, privileges, immunities, powers and purposes of Republic Corporation and Merger Sub will vest in the Successor Corporation. All liabilities and obligations of Republic Corporation and Merger Sub will become the liabilities and obligations of the Successor Corporation. For accounting purposes, the Merger will be accounted for as a purchase.

CLOSING DATE AND EFFECTIVE TIME

     Subject to the provisions of the Agreement, on the closing date (the "CLOSING DATE"), articles of merger will be filed with the State Department of Assessments and Taxation of Maryland ("SDAT") by the parties in accordance with Maryland General Corporation Law ("MGCL"). The Closing Date will be either the third business day after the satisfaction (or waiver) of all the conditions set forth in the Agreement, or another time or date agreed to by the parties. In accordance with the MGCL, the Merger will become effective when the articles of merger are accepted for record by the SDAT, or at a later time, not to exceed thirty days after the SDAT's acceptance for record of the articles of merger, provided in the articles of merger. In addition, on the Closing Date all other filings and recordings required to be made under the MGCL in connection with the Merger will be made. In this Proxy Statement, the term "EFFECTIVE TIME" refers to the date and time when the Merger becomes effective.

THE SAFRA REPUBLIC PUBLIC TENDER/EXCHANGE OFFER

     In the Offer, HSBC will offer each common shareholder of Safra Republic $72 in cash per common share or, at the shareholder's option for all or any common shares tendered, a note of HSBC in a principal amount equal to $72 per common share tendered. Safra Republic has given its consent to HSBC pursuant to Section
7.13 of the Agreement for HSBC to provide as optional alternate consideration the note of HSBC. Republic Corporation will not tender its approximately 49% common stock ownership of Safra Republic in the Offer. As a result of the Offer, HSBC will acquire the shares of common stock of Safra Republic which are currently owned by international investors and by Mr. Edmond J. Safra. An entity in which Mr. Safra has an ownership interest has agreed to tender its shares of Safra Republic common stock in the Offer (see "STOCKHOLDERS AGREEMENT") and has indicated that it will elect to receive $72 per share in cash. As a combined result of the Merger and the Offer, HSBC will acquire 100% of the shares of Common Stock and, directly or indirectly, at least 66 2/3% of the shares of common stock of Safra Republic.

TREATMENT OF SECURITIES IN THE MERGER

     Common Stock. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time, except for those shares described in the next sentence, will be converted into the right to receive $72 per share in cash, without interest. Shares held directly or indirectly by HSBC or Republic Corporation or any of their respective wholly owned subsidiaries (other than shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and other than any shares held in respect of a debt previously contracted) will not convert into the right to receive the Merger Consideration, and instead will be canceled and will cease to exist after the consummation of the Merger. At the Effective Time, the Common Stock will cease to exist, and holders of Common Stock will have no rights as Stockholders, other than the rights to receive the Merger Consideration and any dividend or distribution on the Common Stock with a record date prior to the Effective Time. Republic Corporation will not recognize any transfer of Common Stock that occurs on or after the Effective Time.

     Preferred Stock of Republic Corporation. Each share of Republic Corporation preferred stock will remain unchanged as the outstanding preferred stock of Successor Corporation.

     Exchange Procedures. At and after the Effective Time, stock certificates formerly representing shares of Common Stock (each, a "CERTIFICATE") will represent only the right to receive the Merger Consideration.

     At the Effective Time, Merger Sub will deposit, or cause the deposit of an amount (the "EXCHANGE FUND"), equal to the product of the Merger Consideration and the number of shares of Common Stock entitled to receive the Merger Consideration with a bank or trust company (which may be an affiliate of HSBC or Republic Corporation). This bank or trust company is referred to as the "EXCHANGE AGENT". The exchange fund will be deposited with the exchange agent for the benefit of the holders of the Certificates. The holders of Common Stock will not receive the benefit of any interest earned by the exchange fund. Immediately after the Effective Time, the exchange agent will mail or deliver a letter of transmittal to each holder of record of a Certificate. The letter of transmittal will contain instructions for use by a holder surrendering Certificates in exchange for the Merger Consideration. You should not return Certificates with the proxy card enclosed with this Proxy Statement and should not forward Certificates to the exchange agent or HSBC, unless and until you receive a letter of transmittal following the Effective Time. Certificates will be handled in accordance with the letter of transmittal.

     When a Certificate is properly surrendered to the exchange agent, together with a properly completed and duly executed letter of transmittal, the holder of the Certificate will be entitled to receive in exchange for the Certificate a check in an amount equal to the product of the Merger Consideration and the number of shares of Common Stock represented by the Certificate surrendered, and the Certificate surrendered will be canceled. No interest will be paid or accrue on the Merger Consideration, regardless of the time it is received by a Stockholder. In the event of a transfer of ownership of any shares of Common Stock not registered in the transfer records of Republic Corporation, a check for the Merger Consideration may be issued to the person to whom the shares were transferred if the transferred Certificate is presented to the exchange agent, accompanied by documents sufficient, in the discretion of HSBC, to evidence an effective transfer and that all applicable stock transfer taxes have been paid. HSBC will be entitled to deduct and withhold from the Merger Consideration such amounts (if any) as HSBC determines are required under applicable United States federal, state or local or foreign tax law. If amounts are withheld by HSBC, the amounts withheld will be treated for all purposes of the Agreement as having been paid by HSBC to the holder of the Certificate.

     Unclaimed Portion of Exchange Fund. Any portion of the exchange fund that remains unclaimed by Stockholders for twelve months after the Effective Time will be paid to HSBC. After the remaining portion of the exchange fund is paid to HSBC, Stockholders must look only to HSBC for payment of the Merger Consideration in exchange for Certificates which they have not surrendered. However, the exchange agent, HSBC, Republic Corporation, Merger Sub and the Successor Corporation will not be liable for the payment of any amounts properly delivered to a public official in accordance with abandoned property, escheat or other similar laws.

     Lost, Stolen or Destroyed Certificates. In the event that any Certificate is lost, stolen or destroyed, HSBC will not be required to deliver the Merger Consideration to the person claiming such Certificate to be lost, stolen or destroyed unless such person makes an affidavit attesting to its ownership and, if required by HSBC, posts a bond in an amount required by HSBC as indemnity against any future claim against HSBC for the Merger Consideration deliverable in respect of the Certificate.

GOVERNANCE OF SUCCESSOR CORPORATION

     At the Effective Time, the directors of the Successor Corporation will be the persons holding such positions with Merger Sub immediately prior to the Effective Time. Such persons will continue to serve in their capacities as directors of the Successor Corporation until their successors are elected or appointed and qualified.

INTEGRATION OF LEGAL ENTITIES

     Republic Corporation and HSBC have agreed to take all reasonably necessary actions in order to merge or consolidate their respective subsidiaries, including the merger of Republic Bank and HSBC Bank USA (the "BANK MERGER").

     The consummation of the Bank Merger and the integration of other subsidiaries of Republic Corporation and HSBC is not a condition to the completion of the Merger. Obtaining regulatory approval for the Bank Merger, however, is a condition to the consummation of the Merger. See "CONDITIONS TO THE MERGER".

REPRESENTATIONS AND WARRANTIES

     The Agreement contains representations and warranties of Republic Corporation, Safra Republic and HSBC, including representations and warranties regarding their respective due organization, good standing, and authority to enter into the Agreement. Representations and warranties in the Agreement are generally subject to a materiality qualification, meaning generally that a breach of a representation or warranty will not occur unless such breach (1) with respect to Republic Corporation and Safra Republic, causes a material adverse effect on the financial condition, properties, business or results of operations of Republic Corporation, Safra Republic and their subsidiaries, taken as a whole; or (2) with respect to Republic Corporation, Safra Republic and HSBC, would materially impair such company's ability to perform its obligations under the Agreement.

     HSBC has also made certain additional representations and warranties concerning itself to Republic Corporation and Safra Republic regarding:

     - availability of adequate financing for the Merger

     - accuracy of financial reports

     - absence of litigation and adverse regulatory actions

     - absence of material adverse changes since December 31, 1998 and

     - Year 2000 preparedness

     Republic Corporation made additional representations and warranties concerning itself and its subsidiaries to HSBC and Merger Sub regarding:

     - capitalization and ownership of subsidiaries; good standing and authority to do business of subsidiaries

     - accurate books and records and outstanding and authorized securities

     - authority to execute the Agreement and consummate the Merger; enforceability of the Agreement

     - requisite action taken to ensure nonapplicability of Maryland or other takeover laws to the Merger, the Agreement, the Option Agreement and the Stockholders Agreement

     - consummation of the Merger will not violate its charter, by-laws or applicable laws and the Merger will not cause accelerations or defaults under agreements

     - required consents and regulatory approvals for the Merger

     - accuracy of financial statements and absence of material adverse changes since December 31, 1998 and conduct of business in ordinary course since December 31, 1998

     - absence of liability for broker's or finder's fees in connection with the Merger

     - absence of a special dividend or distribution since December 31, 1998, absence of extraordinary splits, combinations or reclassifications of capital stock since December 31, 1998 and absence of changes in accounting methods since December 31, 1998

     - absence of pending or threatened legal actions or investigations and absence of injunctions, orders or judgments

     - employee benefit plans and compliance with applicable law, including the U.S. tax code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and applicable employment-related laws and regulations

     - prudent entry into and required performance under derivatives instruments and absence of undisclosed liabilities since December 31, 1998

     - absence of adverse regulatory actions under environmental laws and absence of environmental liabilities

     - Year 2000 preparedness

     - relations between employees and management and absence of work stoppages and other job actions since January 1, 1996

     Safra Republic made substantially the same representations and warranties regarding itself and its subsidiaries to HSBC as were made by Republic Corporation.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from May 10, 1999 to the Effective Time, except as expressly contemplated or permitted by the Agreement or the Option Agreement, Republic Corporation and Safra Republic have each agreed both as to themselves and their subsidiaries to:

     - conduct its business in the usual ordinary course consistent with past practice

     - use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of key officers and key employees

     - take no intentional action which would adversely affect or delay in any material respect the ability of either HSBC, Safra Republic or Republic Corporation to obtain any necessary regulatory approvals

     - use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Successor Corporation to conduct the business of Republic Corporation and its subsidiaries as currently conducted following the Effective Time

     Republic Corporation and Safra Republic have each also agreed that it will not, nor will it permit any of its respective subsidiaries to, without the consent of HSBC or as specifically contemplated by the Agreement:

     - other than in the ordinary course of business consistent with past practice, borrow money, except short-term borrowings to refinance existing short-term indebtedness, borrowings under existing lines of credit and borrowings to finance subsidiary debt owed to it, to assume, guarantee, or otherwise become responsible for another's obligations, or make any loan or advance

     - other than in the ordinary course of business consistent with past practice, incur any capital expenditures, obligations or liabilities

     - adjust, split, combine or reclassify any capital stock; declare or pay any dividend, except regular quarterly cash dividends consistent with past practice and dividends on preferred stock under the terms of the preferred stock and dividends paid in the ordinary course of business by any subsidiary or make any other distribution on its capital stock

     - directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock

     - grant any additional stock options or restricted shares of capital stock or any right to acquire any shares of capital stock or any right based on the value of shares of capital stock

     - issue any additional shares of capital stock, except in connection with the exercise of options granted prior to May 10, 1999 under employee benefit plans

     - enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock

     - sell or otherwise dispose or encumber any of its property or assets, including the capital stock of its subsidiaries, other than to a wholly owned subsidiary, or cancel, release or assign any indebtedness, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force on May 10, 1999

     - make material investments in, including by capital contribution or property transfer, or purchase the assets of, any entity other than a wholly owned subsidiary, except in the ordinary course of business consistent with past practice

     - enter into or terminate any material agreement or lease, or make any material change to any of its material agreements or leases, other than renewals without material changes of terms except in the ordinary course of business consistent with past practice

     - increase the compensation, pension or fringe benefits of current or former employees, consultants or directors of it or any of its subsidiaries, or vest, fund or pay retirement benefits not required by existing benefit plans disclosed in the Agreement or become a party to, amend or commit to any benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for any current or former employee, consultant or director, or accelerate the vesting, funding or payment of any compensation payment or benefit, other than in the ordinary course of business consistent with past practice or as required by law or by contracts in effect as of May 10, 1999 disclosed in the Agreement

     - change its methods of accounting in effect at December 31, 1998, except as required by changes in generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those used in preparing federal income tax returns for the taxable years ending December 31, 1998 and 1997, except as required by changes in law

     - adopt or implement any amendment to its charter, certificate of incorporation or by-laws (or similar documents) or any other plan of merger or reorganization

     - take any intentional action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of the Agreement, except, as may be required by applicable law

ADDITIONAL AGREEMENTS

     The Agreement also contains the following additional agreements among Republic Corporation, Safra Republic and HSBC.

     Preparation of Proxy Solicitation Materials and Offering Documents. Each of Republic Corporation, Safra Republic and HSBC will cooperate in the preparation of this Proxy Statement, other proxy solicitation materials in connection with the Special Meeting and an offer document to be filed by HSBC or its European merger subsidiary in connection with the Offer. Republic Corporation and Safra Republic have agreed to furnish HSBC with all information concerning Republic Corporation and Safra Republic as HSBC may reasonably request in connection with the preparation of these documents.

     Preparation and Filing of Regulatory Notices and Applications. Republic Corporation, Safra Republic and HSBC will prepare and file all notices and applications with any applicable regulatory authority, and seek confirmation that no such authority objects to the consummation of the Merger. The parties will furnish to each other, upon request, information necessary or advisable in connection with any notice or filing with a governmental entity or third party and provide each other an opportunity to review in advance any filings or written material incorporating the information. The parties will advise each other of communications with governmental entities whose approval is necessary for the transactions contemplated by the Agreement.

     Access to Information. Republic Corporation and Safra Republic will and will cause their subsidiaries to afford HSBC and its representatives the opportunity to examine their books, records and reports received from or filed with regulatory bodies and otherwise provide HSBC access to information concerning their businesses and operations and ability to consummate the Merger, the Offer and related transactions. Pursuant to a confidentiality agreement dated April 27, 1999 among Republic Corporation, Safra Republic and HSBC, each of the parties is required to keep confidential information regarding the other parties furnished to it in connection with the Merger.

     Board of Directors Recommendation. Republic Corporation has agreed that the Board would continue to recommend approval of the Merger and the Agreement by Stockholders, subject to certain exceptions in order for the Board to comply with its duties.

     Competing Offers. Republic Corporation has agreed that it will not and will not allow its officers, directors, advisors or subsidiaries to directly or indirectly solicit offers from third parties, or enter into negotiations, to engage in a merger or acquisition, a sale of a substantial portion of its assets or the assets of any of its significant subsidiaries, a sale of 10% or more of the voting power of Republic Corporation or 25% or more of the voting power of any of its significant subsidiaries, or a substantially similar transaction. Safra Republic has agreed that it will not and will not allow its officers, directors, advisors or subsidiaries to directly or indirectly solicit offers from third parties, or enter into negotiations, to engage in a sale of 10% or more of the voting power of Safra Republic or 25% or more of the voting power of any of its subsidiaries or the sale of a substantial portion of its assets or the assets of any of its subsidiaries. In addition, Republic Corporation and Safra Republic have agreed that they will not disclose any nonpublic information relating to Republic Corporation and Safra Republic or any of their subsidiaries to any person that may be considering making a proposal to engage in such prohibited transactions.

     However, Republic Corporation and Safra Republic may negotiate with a third party that makes an unsolicited proposal to engage in a prohibited transaction if, in the opinion of outside counsel, it is necessary to do so in order for the Board or the board of directors of Safra Republic to comply with their duties to stockholders under applicable law and if such third party executes a confidentiality agreement in connection with its receipt of nonpublic information. If Republic Corporation or Safra Republic engages in any such negotiations, it will notify HSBC, and will keep HSBC informed of the details and status of negotiations. Republic Corporation and Safra Republic have agreed, on behalf of themselves and their subsidiaries, directors, officers and advisors, to terminate all discussions regarding any merger proposals from third parties received prior to May 10, 1999. The Agreement does not prohibit Republic Corporation or the Board from taking and disclosing to Stockholders a position with respect to a merger proposal by a third party to the extent required under the Securities Exchange Act of 1934, or from making any disclosure regarding such a proposal to Stockholders which, in the judgment of Republic Corporation's outside counsel, is required under applicable law, so long as Republic Corporation and the Board observe all of their obligations under the Agreement.

     Compliance With Legal Conditions. HSBC, Republic Corporation and Safra Republic will use their reasonable best efforts to take all actions necessary to comply with all legal requirements, obtain required consents and authorizations of governmental entities and third parties, and secure the regulatory approvals required to consummate the Merger, the Offer and the Bank Merger. HSBC, however, is not required to agree to any legal requirement which would constitute a Burdensome Condition (see "CONDITIONS TO THE MERGER" below).

     Indemnification and Directors' and Officers' Insurance. HSBC has agreed that the charter and by-laws of the Successor Corporation will provide for the indemnification of present and former directors and officers of Republic Corporation to the extent currently provided in the charter and by-laws of Republic Corporation, and that such indemnification provisions will not be amended or repealed for six years after the Effective Time, unless HSBC provides the same level of indemnity to Republic Corporation's directors and officers. HSBC will also cause the continuation of the directors' and officers' liability insurance policies under which persons serving as directors and officers of Republic Corporation immediately prior to the Effective Time are covered. However, HSBC will not be required to expend more than 200% of the amount currently expended by Republic Corporation for such insurance. HSBC also agreed to provide for the indemnity of Republic Corporation's directors and officers in the event HSBC merges with a third party. HSBC also undertook to continue present indemnification for directors and officers of Safra Republic.

     Advice of Changes. HSBC, Republic Corporation and Safra Republic will promptly advise each other of the occurrence of any change or event having a material adverse effect on it, or which it believes would cause a material breach of any of its representations, warranties or covenants contained in the Agreement, or that would be reasonably likely to prevent or delay the satisfaction of any of the conditions in the Agreement.

     Employee Benefits. From and after the Effective Time, for purposes of eligibility and vesting (but not for purposes of benefit accruals), HSBC will, or will cause the Successor Corporation to, recognize prior service recognized under the plans of Republic Corporation or Safra Republic or any of their subsidiaries of each employee of Republic Corporation or Safra Republic or any of their subsidiaries as of the Effective Time ("REPUBLIC EMPLOYEES" and "SRH EMPLOYEES," respectively) as service under HSBC's or its subsidiaries' employee benefit plans in which such Republic Employees and SRH Employees are eligible to participate following the Effective Time. Beginning at the Effective Time, HSBC will waive, or will cause the Successor Corporation to waive, any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of HSBC with respect to Republic Employees and SRH Employees and their eligible dependents, to the extent that those persons were covered or would have been covered under the group health plans of Republic Corporation or Safra Republic immediately prior to the Effective Time. Beginning at the Effective Time, HSBC will give, or will cause the Successor Corporation to give, Republic Employees and SRH Employees credit for the plan year in which they begin participation in HSBC's plans towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation. Beginning at the Effective Time, the Successor Corporation will honor in accordance with its terms each Company Benefit Plan (as defined in the Agreement).

BONUSES AND PROFIT SHARING

     Republic Corporation has provided that 1999 employee incentive compensation bonuses, including contractual, performance, sales programs and other incentive awards, and profit sharing awards will be paid in accordance with Republic Corporation's past practice, subject to the continued achievement of Republic Corporation's 1999 individual unit and corporate-wide business plans.

STOCK OPTIONS AND OTHER AWARDS

     Options to Purchase Common Stock. At the Effective Time, each option to purchase a share of Common Stock ("REPUBLIC STOCK OPTION") that is outstanding and unexercised under Republic Corporation's 1985 Incentive Stock Option Plan, 1985 Non-Qualified Stock Option Plan, 1995 Long Term Incentive Stock Plan and other equity-based plans or agreements of Republic Corporation or its subsidiaries (including Safra Republic) providing for the granting of options to purchase Common Stock will be canceled, whether or not it has vested. Holders of a vested Republic Stock Option will be entitled to receive as soon as practicable after the Effective Time from the Successor Corporation (or a trust established in connection with the Republic Stock Options) the excess, if any, of the Merger Consideration over the exercise price of the Republic Stock Option under the terms of the Republic Stock Option less any amounts required to be withheld under applicable tax law (the "REPUBLIC STOCK OPTION CONSIDERATION"). The Successor Corporation (or a trust established in connection with the Republic Stock Options) will pay to each holder of a Republic Stock Option that has not vested at the Effective Time the Republic Stock Option Consideration in respect of such option as soon as practicable after the time when (but only if) the Republic Stock Option would have vested if not canceled. In the event that a holder of a Republic Stock Option that would have been outstanding (had it not been cancelled) is terminated without cause, the holder will be entitled to payment of the Republic Stock Option Consideration as if the option had vested on the date of termination. No holder of a Republic Stock Option (whether or not it has vested) will be entitled to the Republic Stock Option Consideration in respect of the Republic Stock Option unless the holder has signed a consent to the cancellation of the Republic Stock Option in a form prescribed by HSBC.

     Restricted Stock of Republic Corporation. At the Effective Time, each share of restricted Common Stock outstanding and not yet vested under Republic Corporation's 1985 Restricted Stock Plan, the Restricted Stock Election Plan, 1995 Long Term Incentive Stock Plan and other equity-based plans or agreements of Republic Corporation or its subsidiaries providing for the granting of awards of shares of restricted Common Stock will be canceled. The Successor Corporation (or a trust adopted in connection with an equity award plan) will pay to each holder of a share of restricted Common Stock the Merger Consideration (plus interest as agreed by Republic Corporation and HSBC) as soon as practicable after the date when (but only if) the share of restricted Common Stock would have vested had it not been canceled. If a holder of a share of restricted Common Stock that would have been outstanding (had it not been canceled) is terminated without cause, the holder will be entitled to payment of the Merger Consideration (plus interest as described above) as if the holder's restricted Common Stock had vested on the date of termination. No holder of shares of restricted Common Stock will be entitled to any payment for the shares unless the holder has signed a consent to the cancellation of shares of restricted Common Stock in a form prescribed by HSBC. All amounts paid to holders of shares of restricted Common Stock will be less amounts required to be withheld under applicable tax law.

     1998 Long Term Incentive Compensation Plan. The right of employees under the Republic Corporation 1998 Long Term Incentive Compensation Plan to make additional investments in Common Stock ceased on May 10, 1999. At the Effective Time, any portion of an award granted under the 1998 Long Term Incentive Compensation Plan invested in, or measured by reference to the value of, a share of Common Stock will convert into a dollar credit under the plan equal to the Merger Consideration. As agreed by Republic Corporation and HSBC, if a Republic Employee is terminated without cause, the Republic Employee will be entitled to amounts payable on his or her awards as if the awards had vested on the date of termination. All amounts paid on awards will be less amounts required to be withheld under applicable tax law.

CONDITIONS TO THE MERGER

     All Parties. Each party's obligation to effect the Merger is subject to the satisfaction at, or prior to, the Effective Time of the following conditions:

     - The Agreement and the Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     - All of the regulatory approvals required to consummate the Merger, the Offer and the Bank Merger (the "REQUISITE REGULATORY APPROVALS") must have been obtained and remain in full force and effect.

     - No court of competent jurisdiction shall have issued an order, injunction, decree or other restraint preventing the consummation of the Merger, or the related material transactions contemplated by the Agreement, that is then in effect, and no governmental entity shall have enacted a statute, rule, regulation or order which prohibits or materially restricts the consummation of the Merger.

     HSBC and Merger Sub. The obligations of HSBC and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions (unless waived by HSBC):

     - Subject to any applicable materiality qualifications, each representation and warranty of Republic Corporation and Safra Republic must be true and correct as of the Closing Date (or such earlier date as may be specified in the representation and warranty). See "REPRESENTATIONS AND WARRANTIES" above. Republic Corporation and Safra Republic will deliver certificates to this effect to HSBC, signed by their respective chief executive officers and chief financial officers.

     - Republic Corporation and Safra Republic must have performed in all respects all of their obligations under the Agreement on or prior to the Closing Date, except for failures to comply that would not be reasonably likely, individually or together, to have a material adverse effect on Republic Corporation and Safra Republic and their subsidiaries. This exception for failures to perform obligations that would not have a material adverse effect on Republic Corporation and Safra Republic and their subsidiaries will not apply to any failure by Republic Corporation or Safra Republic to obtain the Board's recommendation and approval of the Merger, to comply with covenants forbidding solicitation of other offers to purchase Republic Corporation and Safra Republic and to comply with covenants related to the convening of the Special Meeting and obtaining the approval of the Agreement by Stockholders. Republic Corporation and Safra Republic will each deliver a certificate stating that it has complied with these requirements to HSBC, signed by its respective chief executive officer and chief financial officer.

     - All approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct by the Successor Corporation of the business of Republic Corporation and its subsidiaries as conducted following the Effective Time must have been obtained and must remain in full force and effect, except for approvals the failure of which to obtain would not result in a material adverse effect on Republic Corporation and Safra Republic.

     - No governmental entity shall have commenced litigation seeking to restrain, prevent or unwind the Merger or impose material sanctions or penalties as a result of the Merger, or seeking to prevent HSBC from having full authority to control and manage the Successor Corporation or Safra Republic after the Effective Time.

     - The directors of Republic Corporation, Safra Republic and their subsidiaries must have resigned, unless HSBC requests otherwise.

     - No Requisite Regulatory Approval shall have imposed a condition which, in the judgment of the board of directors of HSBC, would reduce the benefits to HSBC of the Merger, the Offer and the Bank Merger (taken as a whole) to such an extent that had these conditions been known to HSBC on May 10, 1999, it would not have entered into the Agreement (a "BURDENSOME

       CONDITION"). HSBC has agreed that conditions related to the integration of computer systems and certain conditions related to additional capital requirements in connection with the Bank Merger would not be considered a Burdensome Condition.

     - Immediately prior to the Effective Time, taking into account all shares validly tendered pursuant to the Offer and assuming consummation of the Merger, HSBC would own at least 66 2/3% of the common stock of Safra Republic.

     Republic Corporation. The obligation of Republic Corporation to effect the Merger is subject to the satisfaction of the following conditions:

     - Subject to any applicable materiality qualifications, each representation and warranty of HSBC must be true and correct as of the Closing Date (or such earlier date as may be specified in the representation and warranty). See "REPRESENTATIONS AND WARRANTIES" above. HSBC will deliver a certificate to this effect signed by its group financial director to Republic Corporation and Safra Republic.

     - HSBC must have performed in all respects all of its obligations under the Agreement on or prior to the Closing Date, except for failures to comply that would not be reasonably likely, individually or together, to have a material adverse effect on HSBC. HSBC will deliver a certificate to this effect signed by its group financial director to Republic Corporation and Safra Republic.

     - The Offer must have closed or be simultaneously closing at the Effective Time, and HSBC must have provided evidence reasonably satisfactory to Republic Corporation and Safra Republic that it will purchase the shares of Safra Republic common stock tendered in connection with the Offer.

TERMINATION

     Termination By Consent of Parties. The Agreement may be terminated at any time prior to the Effective Time, even if the Stockholders have approved the Merger, if HSBC, Republic Corporation and Safra Republic agree in writing to terminate the Agreement.

     Termination By Any Party.

     - Any of HSBC, Republic Corporation or Safra Republic may terminate the Agreement if any governmental entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and the denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the transactions contemplated by the Agreement.

     - Any of HSBC, Republic Corporation or Safra Republic may terminate the Agreement if the Merger has not been consummated by December 31, 1999, unless the failure is caused because the party seeking to terminate the Agreement has failed to perform its obligations under the Agreement.

     - HSBC may terminate the Agreement if there has been a material breach of any of the covenants or agreements or any of the representations or warranties in the Agreement on the part of Republic Corporation or Safra Republic which is not cured within 30 days following written notice to the party committing the breach, or cannot be cured prior to December 31, 1999. Republic Corporation or Safra Republic may terminate the Agreement if there has been a material breach of any of the covenants or agreements or any of the representations or warranties in the Agreement on the part of HSBC which is not cured within 30 days following written notice to HSBC, or cannot be cured prior to December 31, 1999. In order to be a cause for termination by any party a breach must constitute, either individually or together with other breaches, the failure of the obligations of the breaching party described under "CONDITIONS TO THE MERGER".

     Termination By HSBC or Republic Corporation. Either HSBC or Republic Corporation may terminate the Agreement if Stockholders fail to approve the Merger.

     Termination By HSBC. HSBC may terminate the Agreement under the following circumstances:

     - if the Board withdraws or modifies in a manner adverse to HSBC its favorable recommendation of the Merger;

     - if the board of directors of Safra Republic recommends that the shareholders of Safra Republic not accept the cash consideration in the Offer;

     - if either Republic Corporation or Safra Republic negotiates with a third party in connection with an offer to acquire Republic Corporation or Safra Republic; or

     - if any governmental entity which must grant a Requisite Regulatory Approval has granted the approval subject to a Burdensome Condition and the Burdensome Condition has become final and nonappealable.

AMENDMENT

     The Agreement may be amended in writing by agreement of the parties at any time, except that after approval of the Merger by Stockholders, no amendment may be made without the approval of Stockholders to the extent such approval is required by the MGCL. HSBC and Republic Corporation may amend the Agreement without the consent of Safra Republic if the amendment does not affect the terms and conditions of the Offer.

EXTENSION; WAIVER

     At any time prior to the Effective Time, any party to the Agreement may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties, waive inaccuracies in the representations and warranties of the other parties contained in the Agreement or in any document delivered pursuant to the Agreement, or waive compliance by any other party with any of the conditions and agreements contained in the Agreement for the benefit of the waiving party.

EXPENSES

     Whether or not the Merger is completed, the parties will each pay their own fees and expenses in connection with the Merger, except that Republic Corporation and HSBC will evenly divide the costs and expenses of printing and mailing this Proxy Statement and the filing fee that has been paid to the Securities and Exchange Commission in connection with this Proxy Statement.

NO APPRAISAL RIGHTS

     Under Maryland law, Stockholders have no dissenters' appraisal rights in connection with the Merger.

                             STOCK OPTION AGREEMENT

     HSBC required that Republic Corporation enter into the Option Agreement in order to induce HSBC to enter into the Agreement. Republic Corporation's entry into the Option Agreement is also part of the consideration received by HSBC in exchange for entering into the Agreement. The Option Agreement was entered into by Republic Corporation and HSBC on May 10, 1999.

     The following description of the Option Agreement is qualified in its entirety by reference to the text of the Option Agreement, a copy of which is attached to this Proxy Statement as Appendix B and which is incorporated by reference into this Proxy Statement.

     Acquirors and target corporations often enter into arrangements such as the Option Agreement in connection with mergers and acquisitions in order to increase the likelihood that the transactions will be consummated. Agreements such as the Option Agreement compensate the acquiror for its efforts and the expenses, losses and opportunity costs incurred by it if the merger is not consummated because a third party acquires or attempts to acquire the target corporation. Republic Corporation and HSBC entered into the Option Agreement to accomplish these objectives. The Option Agreement may discourage third parties from offering to acquire Republic Corporation prior to the Merger, even if a third party were prepared to pay Stockholders a higher price than the Merger Consideration.

     Under the Option Agreement, Republic Corporation granted HSBC an unconditional, irrevocable option (the "OPTION") to purchase up to 20,929,000 shares of Common Stock. This number of shares may be increased in the event that Republic Corporation issues Common Stock after May 10, 1999, so that the amount of shares of Common Stock subject to purchase under the Option equals 19.9% of the outstanding Common Stock. However, the number of shares subject to purchase under the Option Agreement may not exceed 19.9% of the number of outstanding shares of Common Stock.

     The exercise price of the Option is $72 per share, which is the same amount as the Merger Consideration. The exercise price is subject to adjustment in the event of a stock split, stock dividend, recapitalization or other similar occurrence.

     The Option will become exercisable in whole or in part if both an "INITIAL TRIGGERING EVENT" and a "SUBSEQUENT TRIGGERING EVENT" occur prior to the occurrence of an "EXERCISE TERMINATION EVENT". These terms are defined below.

     The Option Agreement defines the term "INITIAL TRIGGERING EVENT" to mean any one of the following events or transactions:

     - Republic Corporation or any of its subsidiaries, without HSBC's prior written consent, agrees to engage with a third party in a merger or acquisition involving Republic Corporation or any of its significant subsidiaries (that is, a subsidiary which comprises at least 10% of the assets of Republic Corporation), a sale of all or a substantial portion of the assets of Republic Corporation or any significant subsidiary, or a sale of 10% or more of the voting power of Republic Corporation or 25% or more of the voting power of any significant subsidiary (the "ACQUISITION TRANSACTION") or the Board recommends that Stockholders approve or accept any such Acquisition Transaction.

     - Republic Corporation or any of its subsidiaries, without HSBC's consent, authorizes, recommends, proposes (or publicly announces its intention to authorize, recommend or propose) to engage in an Acquisition Transaction with a third party, or authorizes or engages in (or publicly announces its intention to authorize or engage in) any negotiations regarding an Acquisition Transaction with a third party, or the Board fails to recommend or publicly withdraws or modifies (or publicly announces its intention to withdraw or modify), in any manner adverse to HSBC, its recommendation that Stockholders approve the Merger and the Agreement, in connection with an Acquisition Transaction.

     - Stockholders vote and fail to approve the Merger and the Agreement at the Special Meeting, or the Special Meeting is not held or is canceled prior to the termination of the Agreement if, prior to the Special Meeting (or if the Special Meeting is not held or is canceled, prior to such termination), any third party makes, or discloses an intention to make, a public proposal to engage in an Acquisition Transaction.

     - A third party acquires or obtains the right to acquire 10% or more of the outstanding shares of Common Stock, or any group which does not include HSBC or a subsidiary of HSBC is formed which owns 10% or more of the shares of Common Stock then outstanding.

     - A third party makes a proposal to Stockholders to engage in an Acquisition Transaction.

     - Republic Corporation breaches any covenant or obligation contained in the Agreement in anticipation of engaging in an Acquisition Transaction, if the breach would allow HSBC to terminate the Agreement and is not cured prior to the date on which HSBC sends a written notice to Republic Corporation stating that it intends to exercise the Option.

     - A third party files an application or notice with any federal or state regulatory or governmental authority for approval or notice of intention to engage in an Acquisition Transaction.

     The Option Agreement defines the term "SUBSEQUENT TRIGGERING EVENT" to mean either of the following:

     - A third party or group which does not include HSBC or a subsidiary acquires 25% or more of the outstanding Common Stock.

     - Republic Corporation or any of its subsidiaries, without HSBC's consent, agrees with a third party to engage in an Acquisition Transaction, except that, for purposes of this paragraph only, "ACQUISITION TRANSACTION" means a merger or acquisition involving Republic Corporation or any of its significant subsidiaries, sale of all or a substantial portion of the assets of Republic Corporation or any subsidiary which comprises at least 25% of the assets of Republic Corporation, or sale of 25% or more of the voting power of Republic Corporation or 25% or more of the voting power of any subsidiary which comprises at least 25% of the assets of Republic Corporation.

     The Option Agreement defines the term "EXERCISE TERMINATION EVENT" to mean any one of the following:

     - the Effective Time;

     - Termination of the Agreement prior to the occurrence of an Initial Triggering Event, unless HSBC terminates the Agreement as a result of a breach of a covenant or a willful breach of a representation by Republic Corporation; or

     - 18 months after the termination of the Agreement, subject to extension in order to obtain required regulatory approvals, if the termination is concurrent with or follows an Initial Triggering Event or if HSBC effects the termination in response to a breach of a covenant or a willful breach of a representation by Republic Corporation. However, if an Initial Triggering Event continues or occurs beyond the termination and prior to the end of the 18-month period, the Exercise Termination Event will be 12 months from the expiration of the last Initial Triggering Event to expire but in no event later than 18 months after the termination.

     The purchase of any shares of Common Stock by exercise of the Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.

EXERCISE OF THE OPTION

     If the Option becomes exercisable, HSBC may exercise it, in whole or in part, and from time to time upon written notice to Republic Corporation specifying the number of shares to be purchased and the date of purchase, which must be between 3 and 60 business days from the day the notice is sent to Republic Corporation. HSBC's right to exercise the Option is subject to extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods.

REGISTRATION RIGHTS

     If a Subsequent Triggering Event occurs prior to an Exercise Termination Event, HSBC will have the right for 12 months (subject to extension due to applicable regulatory application and waiting periods) to require Republic Corporation to file a registration statement with the Securities and Exchange Commission to allow the public sale of the shares to be purchased upon exercise of the Option. Republic Corporation has granted HSBC two such rights to demand registrations. Republic Corporation will bear the costs associated with any required registrations. In connection with any required registration, HSBC may require Republic Corporation to become a party to an agreement with an underwriter that is underwriting an offering of shares. By becoming a party to such an underwriting agreement, Republic Corporation may subject itself to potential liabilities and indemnify the underwriter of the offering.

REPURCHASE OF OPTION AND/OR SHARES

     Any time after an Acquisition Transaction, or upon the acquisition by any person of 50% or more of the then outstanding Common Stock, unless a Subsequent Triggering Event has occurred prior to an Exercise Termination Event, upon request Republic Corporation must repurchase the Option and all or any part of the shares received upon the full or partial exercise of the Option from HSBC. Republic Corporation's repurchase of the Option will be at a price per share equal to the amount by which the market price of a share of Common Stock exceeds $72 per share (as adjusted to take account for stock splits and like occurrences), plus HSBC's reasonable out-of-pocket expenses. For purposes of the repurchase of the Option, the market price of a share of Common Stock will be the highest offered price for the Common Stock, whether by public or private tender or agreement or, if higher, the highest closing price on the NYSE per share of Common Stock or, in the event of a sale of Republic Corporation's assets, the sum of the price paid for such assets, plus the market value of the remaining assets divided by the number of shares of outstanding Common Stock. In the event that Republic Corporation is prohibited by law or regulation from repurchasing the Option or the shares received upon full or partial exercise of the Option, it must use its best efforts to obtain required regulatory approvals.

TREATMENT OF OPTION IN THE EVENT A THIRD PARTY ACQUIRES REPUBLIC CORPORATION

     In the event that Republic Corporation is acquired by a third party, or merges with a third party and Republic Corporation is not the surviving corporation, the agreement governing the acquisition or merger must provide that the Option will convert into a similar option to purchase shares of the acquiring or surviving entity.

ASSIGNMENT OF OPTION AND OPTION AGREEMENT

     HSBC may assign the Option within 12 months after a Subsequent Triggering Event occurs, if the Subsequent Triggering Event occurs before an Exercise Termination Event. However, prior to obtaining approval from the Board of Governors of the Federal Reserve System to acquire the shares of Common Stock subject to the Option, HSBC may only assign the Option pursuant to a widely dispersed offering of Common Stock unless the Federal Reserve Board approves an alternative assignment.

     Republic Corporation may not assign its rights and obligations under the Option Agreement without HSBC's consent.

HSBC'S PROFIT LIMITED

     The Option Agreement provides that the Option may not be exercised for a number of shares that would result in the Option holder's receiving a net total profit greater than $425 million. The amount of the holder's profit is calculated by adding (without regard to taxes) amounts received by the Option holder from any repurchase by Republic Corporation of all or part of the Option, the Option holder's net profit on Republic Corporation's repurchases of shares purchased through exercise of the Option, the Option holder's profit on its sale to third parties of shares purchased through exercise of the Option and any amounts received through the sale of all or part of the Option.

HSBC MAY SURRENDER OPTION TO REPUBLIC CORPORATION FOR CASH

     HSBC may, at any time following Republic Corporation's merger with or acquisition by a third party and prior to an Exercise Termination Event, surrender the Option and all shares acquired through exercise that it still holds. If HSBC were to surrender the Option and any shares, Republic Corporation would be required to pay to HSBC in cash, $325 million plus, if applicable, the amount paid by HSBC for shares acquired through exercise of the Option minus amounts received in sales of such shares.

     In the event that Republic Corporation is prohibited by law or regulation from making the required cash payment to HSBC on HSBC's surrender of the Option, Republic Corporation must use its best efforts to obtain needed regulatory approvals.

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

REPRESENTATIONS AND WARRANTIES

     Republic Corporation represented and warranted to HSBC that Republic Corporation has the required corporate authority to enter into and carry out the Option Agreement, that the Option Agreement has been authorized and that Republic Corporation's performance under the Option Agreement will not violate any agreements to which Republic Corporation is a party or any law to which it is subject, including Maryland takeover laws.

     HSBC represented and warranted to Republic Corporation that it has the required corporate authority to enter into and carry out the Option Agreement, and that the Option and any shares of Common Stock acquired under the Option are not being acquired with an intent to distribute the Option or shares publicly.

VOTING OF OPTION SHARES

     HSBC agreed that from one year after the date of exercise of the Option, it will vote all of its shares in any vote on an Acquisition Transaction in the same proportion as all other shares are voted concerning the proposal.

OPTION NOT CURRENTLY EXERCISABLE

     To the best of Republic Corporation's knowledge, the Option is not exercisable as of the date of this Proxy Statement.

                             STOCKHOLDERS AGREEMENT

     Simultaneously with the entry by the parties into the Agreement, Edmond J. Safra, Saban S.A., RNYC Holdings Limited and Congregation Beit Yaakov entered into a Stockholders Agreement with HSBC, dated May 10, 1999 (the "STOCKHOLDERS AGREEMENT"). The following description of the Stockholders Agreement is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached to this Proxy Statement as Appendix C and which is incorporated by reference into this Proxy Statement. Neither Republic Corporation nor Safra Republic is a party to the Stockholders Agreement but the Board approved it for purposes of exempting it from certain takeover statutes that would otherwise apply. HSBC required that the stockholders enter into the Stockholders Agreement as a condition of its entry into the Agreement. The purpose of the Stockholders Agreement is to assure HSBC that a large block of Common Stock will be voted in favor of the Agreement and the Merger, and that a large block of shares of Safra Republic will be tendered to HSBC in the Offer. As of the date of this Proxy Statement, the stockholders who are parties to the Stockholders Agreement beneficially own 31,044,226 shares of Common Stock, constituting approximately 29.5% of the shares outstanding, and, except for Congregation Beit Yaakov, 14,699,124 shares of Safra Republic common stock, constituting approximately 20.8% of the shares outstanding.

     Under the Stockholders Agreement, the stockholders who are parties thereto agreed to vote their shares of Common Stock in favor of the Merger and the Agreement at the Special Meeting, and not to consent to Republic Corporation's entry into an alternative transaction. A relevant stockholder of Safra Republic also agreed to tender its shares of Safra Republic common stock to HSBC when HSBC commences the Offer. The stockholders agreed that they will vote and tender, as applicable, additional shares of Common Stock and Safra Republic common stock acquired by the stockholders after the date of the Stockholders Agreement. The stockholders have granted an irrevocable proxy in favor of certain persons identified by HSBC to vote their shares. The Stockholders Agreement will terminate if the Agreement is terminated in accordance with its terms, except that if the Agreement is terminated under certain circumstances relating to an alternative transaction, the obligation to vote against an alternative transaction continues for an additional six months.

     The Stockholders Agreement restricts the power of the stockholders to transfer shares of Common Stock and Safra Republic common stock, and prohibits the stockholders from soliciting or encouraging alternative offers to purchase the stock of either company.

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

                               REGULATORY MATTERS

FEDERAL RESERVE BOARD

     The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, and prior notice to the Federal Reserve Board under
Section 4 of the BHCA. Section 3 of the BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions, and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     Section 3 of the BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly, or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger clearly are outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing insured depository institutions in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by such institutions.

     Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of HSBC's and Republic Corporation's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of HSBC and Republic Corporation and the effect of the proposed transaction on those resources.

     The Merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice (the "DOJ")) following the date of Federal Reserve Board approval, during which time the DOJ may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the DOJ would stay the effectiveness of the Federal Reserve Board's approval, unless a court specifically ordered otherwise.

OTHER AUTHORITIES

     The Merger is subject to the approval of or notice to certain other state and foreign regulatory authorities, including the New York State Banking Board ("NYSBB"). The Bank Merger is also subject to the approval of the NYSBB.

SAFRA REPUBLIC PUBLIC TENDER/EXCHANGE OFFER AND BANK MERGER APPROVAL

     Receipt of required regulatory approvals for the Offer and the Bank Merger is also a condition to the Merger (see "THE AGREEMENT -- CONDITIONS TO THE MERGER"). The Offer requires the approval of the offer circular by the Luxembourg Commission for the Supervision of the Financial Sector and by certain European stock exchanges. In the Bank Merger, HSBC Bank USA will be merged into Republic Bank after Republic Bank has been converted from a national bank into a New York state-chartered bank with membership in the Federal Reserve System. The completion of the Bank Merger requires the approval of the Federal Reserve Board under the Bank Merger Act and the Federal Reserve Act and the approval of the NYSBB under the New York Banking Law.

STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION

     HSBC and Republic Corporation have filed all applications and notices and have taken other appropriate action with respect to the Requisite Regulatory Approvals. The Agreement provides, as described in more detail under the caption "THE AGREEMENT -- CONDITIONS TO THE MERGER," that the obligation of each of HSBC and Republic Corporation to consummate the Merger is conditioned upon the receipt of the Requisite Regulatory Approvals, including the approvals of the Federal Reserve Board, the NYSBB and certain other state and foreign regulatory authorities. There can be no assurance that any governmental agency will approve or take any required action with respect to the Merger or the timing thereof, and that such approvals or action will not be subject to an unduly Burdensome Condition that would cause the conditions to the Merger not to be satisfied (see "THE AGREEMENT -- CONDITIONS TO THE MERGER") or cause HSBC to exercise its right under certain circumstances to terminate the Agreement (see "THE
AGREEMENT -- TERMINATION") or otherwise be conditioned upon matters that would cause the parties to abandon the Merger or that no action will be brought challenging such approvals or action or, if such a challenge is made, the result thereof. The Merger also cannot take place until the expiration of applicable statutory waiting periods. To date, an application and notice, pursuant to the BHCA, have been filed with the Federal Reserve Board, an application pursuant to the New York Banking Law has been filed with the NYSBB and an application pursuant to the Bank Merger Act has been filed with the Federal Reserve Board and such applications and notice are pending at this time.

     The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. There can be no assurance that such regulatory approvals will be obtained, or as to the dates of any such approvals. There can likewise be no assurance that the DOJ or other governmental authorities will not challenge the Merger, or, if such a challenge is made, as to the result thereof. HSBC and Republic Corporation believe that the Merger does not raise substantial antitrust or other significant regulatory concerns.

                          INTERESTS OF CERTAIN PERSONS

     Certain members of Republic Corporation's management have interests in the Merger that are in addition to their interests as Stockholders generally. Moreover, as described below, they will receive certain benefits in addition to their interests as Stockholders. The members of the Board were aware of these interests and considered them, among other things, before the Board approved the Merger and the Agreement.

     To assure itself of continued access to their services, particularly in light of the Agreement, Republic Corporation entered into employment agreements with Mr. Elias Saal, Mr. Stephen J. Saali, Mr. Dov C. Schlein and Mr. Vito S. Portera (the "EXECUTIVES") having a five-year term (four, in the case of Mr. Portera) (the "EMPLOYMENT PERIOD"), which are effective as of April 30, 1999 (together, the "EMPLOYMENT AGREEMENTS").

     Under the Employment Agreements, each Executive will continue in the same position and have the same title with Republic Corporation as he held prior to April 30. The annual base salaries of each Executive (the "BASE SALARY") were increased pursuant to the Employment Agreements, effective as of January 1, 1999 to $450,000 for Mr. Schlein, $425,000 for Mr. Saal, $400,000 for Mr. Saali and $375,000 for Mr. Portera. In the case of each of the Executives (other than Mr. Portera), such Base Salaries will increase automatically by $100,000 ($125,000 in the case of Mr. Schlein) on May 1, 2000, if the Executive is still employed on such date. Each Executive will also receive an annual bonus if Republic Corporation achieves specified performance objectives related to its profitability, with the target bonus (the "TARGET BONUS") for each Executive fixed at a stated multiple of the Executive's Base Salary (3.75 in the case of Messrs. Schlein and Portera, 3.5 for Mr. Saali and 4.85 for Mr. Saal); however, in no event will the annual bonus amount be less than a guaranteed minimum amount of $1 million less his annual Base Salary, which guaranteed minimum amount for 1999 is $550,000 for Mr. Schlein, $575,000 for Mr. Saal, $600,000 for Mr. Saali and $625,000 for Mr. Portera. If a change in control (as defined in the Employment Agreement, "CHANGE IN CONTROL") occurs and Republic Corporation has "net income" (as defined in the Employment Agreements), the Executive shall be paid at least the Target Bonus for the year in which the Change in Control occurs and in each subsequent year until the end of the Employment Period. If the Executive is still employed on January 1, 2000 or, if earlier the Closing Date of the HSBC transaction (or any other transaction which would constitute a Change of Control), the Employment Agreements also provide for payment to each Executive (except for Mr. Portera) of a one-time incentive award ("INCENTIVE AWARD") equal to $1,000,000 ($1,250,000 for Mr. Saal) payable January 1, 2000.

     If an Executive's employment terminates for any reason other than Cause or a voluntary termination by the Executive without Good Reason (as such terms are defined in the Employment Agreements), Republic Corporation shall pay or provide certain additional termination benefits to the Executive (or his estate). Each Executive will be entitled to a lump sum payment which (i) in the case of Messrs. Schlein and Portera will equal three times his Base Salary and Target Bonus, and (ii) in the case of Messrs. Saal and Saali, will equal the Base Salary and Target Bonus that would have been payable to the Executive through the end of the term of his Employment Agreement (using the Base Salary and Target Bonus in effect on the date of termination). Additionally, in such circumstances, a terminated Executive will vest in all his outstanding restricted stock and other awards previously awarded; receive a pro-rated bonus for his year of termination; be provided with lifetime medical and dental coverage for himself and his spouse and dependent children under 25 (which shall be secondary to any other coverage the Executive has); and receive any other benefits due him under the terms of Republic Corporation's employee benefit plans and programs. In these circumstances, each of the Executives (other than Mr. Portera whose SERP (as defined below) benefit will be calculated according to the provisions of the SERP) will also receive enhanced SERP benefits, in each case assuming that the Executive had attained the age he would have attained had he remained employed for the full term of the Employment Agreement (except in the case of Mr. Saali, who would be assumed to have attained the age and completed the service that he would have attained or completed at the end of the term of his Employment Agreement and to have final average pay equal to his annual Base Salary and Target Bonus). To assure that such Executive receives the full benefit of the specified termination benefits, if the amount payable to an Executive under the Employment Agreement or any other amount payable to the Executive would subject such Executive to the excise tax under Section 4999 of the U.S. tax code, Republic Corporation will generally make an additional payment to such Executive such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax under Section 4999 of the U.S. tax code has been imposed (the "GROSS-UP PAYMENT").

     The Employment Agreements are intended to assure a successor in interest to Republic Corporation the services of the Executives during a transition period of one year following any Change of Control, and the Employment Agreements allow for certain changes to an Executive's title, position and duties to occur prior to the first anniversary of such an event without permitting the Executive to quit immediately upon such adverse change in his circumstances and receive the termination benefits available under the Employment Agreement. If such an adverse change in an Executive's terms and conditions of employment occurs during the first year following a Change of Control, the Executive may quit during a 60-day period immediately following the first anniversary of such an event, and will then be entitled to receive the termination benefits available under the Employment Agreement. Further, each Executive has agreed not to compete against Republic Corporation, not to solicit clients and employees of Republic Corporation and not to interfere with or damage (or attempt to interfere with or damage) any relationship between Republic Corporation and any client or prospective client for the term of the Employment Agreement and for a period of one year following the date of termination of employment by Republic Corporation or the Executive for any reason. Each Executive also agreed not to divulge, reveal or communicate any confidential information relating to Republic Corporation at any time.

     Republic Corporation has also implemented a Supplemental Executive Retirement Plan for the Executives (the "SERP"). The SERP is intended to provide an aggregate retirement benefit, taking into account the participant's benefit under the Retirement Plan of Republic National Bank of New York (a tax-qualified defined benefit retirement plan), payable after the Executive attains age sixty-five, equal to sixty-five percent (65%) of the Executive's final average compensation (generally, a five-year average of the participant's highest salary and bonus) accrued over fifteen years (meaning that the Executive is entitled to 1/15 of the benefit for each year of service) (the "SUPPLEMENTAL BENEFIT"). The SERP constitutes an unfunded obligation of Republic Corporation and any assets that may be set aside for the purpose of the payment of benefits would be held in a "rabbi trust" (a "TRUST") and would be subject to Republic Corporation's creditors in the event of insolvency. Within five days of the occurrence of a Change in Control (as defined in the SERP), Republic Corporation shall contribute to a Trust an amount equal to the present value of each Executive's Supplemental Benefit accrued to date.

     Previously, Mr. Weiner had announced his intention to relinquish his position as Chairman of the Board and Chief Executive Officer of Republic Corporation and Republic Bank, to be effective as of the annual meeting of Stockholders in April, 1999. In accordance with that announcement, Mr. Weiner relinquished those positions at the annual meeting on April 21, 1999. Subsequently, as a result of the proposed transaction with HSBC, the Board requested Mr. Weiner to continue to serve Republic Corporation in an executive position, without title, to help facilitate the closing of the transaction and to provide general advice and support during this period. Upon his termination of employment with Republic Corporation, Mr. Weiner will receive $200,000 per year for three years under the terms of a consulting agreement he previously entered into with Republic Corporation in 1997. Republic Corporation also expects to enter into an agreement with Mr. Weiner providing for the following. For his continuing services as an employee in 1999, Mr. Weiner will receive base salary at an annual rate of $220,750 and an annual bonus not to exceed $1.5 million. In connection with the closing of the transaction, Mr. Weiner will receive a success bonus of $1 million. In consideration of Mr. Weiner's agreeing to abide by certain restrictive covenants generally for two years after his termination of employment and other terms and conditions, Mr. Weiner will receive a payment of $2 million and a lump sum payment of $2 million as a supplemental retirement benefit.

     Also, in connection with the Merger, Republic Corporation and HSBC have agreed and have allocated $20 million to a retention program for employees of Republic Corporation's wholly owned business units worldwide.

CERTAIN CONSEQUENCES OF THE MERGER

     Republic National Bank of New York (Suisse) S.A. ("RNB SUISSE"), the Geneva-based banking subsidiary of Safra Republic and an affiliate of Republic Bank, leases office space in various locations in Geneva, Switzerland for use in its banking business from Edmond J. Safra and several real estate companies owned by Mr. Safra. The rental payments for 1998 in respect of such leases were approximately $9,795,853. The rents pursuant to all such leases are based on independent appraisals of the fair rental value of such properties. Such transactions were conducted in the normal course of business on substantially the same terms as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of collectability nor present other unfavorable features.

     The lease relating to RNB Suisse's headquarters building in Geneva, which has a term expiring on December 31, 2002, provides that the lease may be terminated by either party with two years' notice (except as to the sixth and seventh floors, the lease on which may be terminated on notice of one week) in the event that Mr. Safra ceases to own at least seven million shares in Republic Corporation. Mr. Safra has indicated that he intends to cause Safra S.A., the landlord on the lease, to terminate the lease following the closing of the Merger. However, he has also indicated a willingness to cause Safra S.A. to enter into negotiations with RNB Suisse with a view to agreeing to new lease agreements. The precise terms of any new arrangements will depend on the outcome of currently pending negotiations. However, the intention is that any new lease arrangements will be at fair market rental.

     Republic Corporation is the owner of a United States trademark for a shield design which is also the emblem of Mr. Safra and his family. The shield design is used by Republic Corporation in signage, brochures, advertisements and other places. Pursuant to agreements with Saban, S.A., Saban, S.A. is currently licensed to use the trademark in the United States. The agreements also provide that if at any time Saban, S.A. shall be the owner of less than ten percent of the stock of Republic Corporation, Republic Corporation is obligated to assign all its right, title and interest in and to the trademark to Saban, S.A., and within six months to cease using the shield design or any confusingly similar design in and to remove the design from, signage, brochures, advertisements and other places where it is used.

                       OWNERSHIP OF VOTING SECURITIES BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of March 31, 1999, as to the persons who are known by Republic Corporation to own beneficially more than five percent of the outstanding Common Stock. The following table also shows, as of March 31, 1999, the beneficial ownership of Republic Corporation's Common Stock by all directors and executive officers of Republic Corporation as a group.

                                                  AMOUNT AND NATURE OF
           NAME AND ADDRESS OR TITLE              BENEFICIAL OWNERSHIP    PERCENT OF CLASS
           -------------------------              --------------------    ----------------
Edmond J. Safra.................................       31,044,226(1)            29.5%
  2, Place du Lac
  Geneva, Switzerland

Sanford C. Bernstein & Co., Inc. ...............        9,084,806(2)             8.5%
  767 Fifth Avenue
  New York, NY 10153

Dodge & Cox.....................................        6,557,658(3)             6.1%
  One Sansome Street, 35th Floor
  San Francisco, CA 94104

Cyril S. Dwek...................................          129,788                 .1%
  (Vice Chairman of the Board of Republic Bank
  and Vice Chairman of Republic Corporation and
  Director of Republic Bank)

Ernest Ginsberg.................................           52,807(4)              (*)
  (Vice Chairman of the Board of Republic Bank
  and Vice Chairman of Republic Corporation and
  Director of Republic Bank)

Nathan Hasson...................................           41,851(5)(14)          (*)
  (Vice Chairman of the Board and Treasurer of
  Republic Bank, Vice Chairman of Republic
  Corporation and Director of Republic Bank)

Peter Kimmelman.................................            4,724(6)              (*)
  (Director of Republic Bank)

Leonard Lieberman...............................            1,500                 (*)
  (Director of Republic Bank)

William C. MacMillen, Jr........................           13,404                 (*)
  (Director of Republic Bank)

Peter J. Mansbach...............................            6,200                 (*)
  (Director of Republic Bank)

Martin F. Mertz.................................           15,000                 (*)
  (Director of Republic Bank)

James L. Morice.................................              660(7)              (*)
  (Director of Republic Bank)

                                                  AMOUNT AND NATURE OF
           NAME AND ADDRESS OR TITLE              BENEFICIAL OWNERSHIP    PERCENT OF CLASS
           -------------------------              --------------------    ----------------
E. Daniel Morris................................            2,000                 (*)
  (Director of Republic Corporation)

Janet L. Norwood................................            1,500                 (*)
  (Director of Republic Bank)

John A. Pancetti................................           80,300(8)              (*)
  (Director of Republic Bank)

Vito S. Portera.................................           20,230(9)(14)          (*)
  (Vice Chairman of the Board of Republic Bank
  and Vice Chairman of Republic Corporation and
  Director of Republic Bank)

William P. Rogers...............................           60,000                 (*)
  (Director of Republic Bank)

Elias Saal......................................           42,090(14)             (*)
  (President of Republic Bank and Chairman of
  the Executive Committees of the Board of
  Directors of Republic Bank and Republic
  Corporation and Director of Republic Bank)

Stephen J. Saali................................            5,235(14)             (*)
  (President of Republic Corporation, Vice
  Chairman of the Board of Republic Bank and
  Director of Republic Bank)

Dov C. Schlein..................................           65,640(10)(14)         (*)
  (Chairman of the Board and Chief Executive
  Officer of Republic Bank and Chairman and
  Chief Executive Officer of Republic
  Corporation and Director of Republic Bank)

Rodney G. Ward..................................           10,100                 (*)
  (Vice Chairman of the Board of Republic Bank
  and Director of Republic Bank)

Walter H. Weiner................................          125,635(11)(12)         .1%
  (Executive Officer of Republic Corporation and
  Director of Republic Bank)

George T. Wendler...............................           31,468(13)(14)         (*)
  (Vice Chairman and Chairman of the Credit
  Committee of Republic Corporation, Vice
  Chairman of the Board of Republic Bank and
  Director of Republic Bank)

All directors and executive officers as a group
  (25 persons)..................................          899,096                 .8%

---------------
 (1) Mr. Safra is the principal stockholder of Republic Corporation through his ownership of all the outstanding shares of Saban, S.A., which owns 31,044,226 shares of Republic Corporation (including 29,986,070 shares through its wholly owned subsidiary, RNYC Holdings Limited, a Gibraltar bank holding company).

 (2) Sanford C. Bernstein & Co., Inc. has filed a Form 13-G reporting its beneficial ownership, as of February 5, 1999, of 9,084,806 shares, over which it had sole dispositive power. As of such date, Bernstein also disclosed that it had sole voting power over 4,510,590 shares, and shared voting power over 1,174,845 shares.

 (3) Dodge & Cox has filed a Form 13-G reporting its beneficial ownership, as of February 10, 1999, of 6,557,658 shares, over which it had sole dispositive power. As of such date, Dodge & Cox also disclosed that it had sole voting power over 5,953,908 shares, and shared voting power over 73,800 shares.

 (4) Mr. Ginsberg owns these shares jointly with his wife.

 (5) Includes 26,251 shares which Mr. Hasson owns jointly with his wife.

 (6) Includes 674 shares owned by Mr. Kimmelman's wife in which he disclaims any beneficial interest. On May 10, 1999, Mr. and Mrs. Kimmelman sold 4,724 shares.

 (7) Includes 600 shares which Mr. Morice owns jointly with his wife and 60 shares owned by Mr. Morice's son, in which 60 shares Mr. Morice disclaims any beneficial interest.

 (8) Includes 80,000 shares which Mr. Pancetti owns jointly with his wife.

 (9) Includes 4,150 shares held by a trust controlled by Mr. Portera.

(10) Includes 41,690 shares which Mr. Schlein owns jointly with his wife, and 1,450 shares owned by Mr. Schlein's daughter, in which 1,450 shares Mr. Schlein disclaims any beneficial interest.

(11) Includes 49,480 shares for Walter H. Weiner which were awarded pursuant to Republic Corporation's 1985 Restricted Stock Plan and 1995 Long Term Incentive Stock Plan, and 56,949 shares which were issued pursuant to Republic Corporation's Restricted Stock Election Plan, all of which are subject to a substantial risk of forfeiture until after the termination of Mr. Weiner's employment with Republic Corporation.

(12) Includes 6,210 shares owned by a Keogh Plan pension trust of which Mr. Weiner is the beneficiary and 3,430 shares owned by Mr. Weiner's wife in which he disclaims any beneficial interest.

(13) Includes 18,218 shares which Mr. Wendler owns jointly with his wife.

(14) Includes 15,600 shares for Nathan Hasson, 11,000 shares for Vito S. Portera, 11,090 shares for Elias Saal, 5,085 shares for Stephen J. Saali, 22,500 shares for Dov C. Schlein and 13,250 shares for George T. Wendler which were selected pursuant to the 1998 Long Term Incentive Compensation Plan, and which are subject to a substantial risk of forfeiture for various restricted periods, the latest of which expires January 31, 2004.

 (*) Less than .1%

                        MATERIAL U.S. FEDERAL INCOME TAX
                          CONSEQUENCES TO STOCKHOLDERS

     The following is a summary of the material United States federal income tax consequences of the Merger to the Stockholders. The summary does not purport to be a description of all tax consequences that may be relevant to Stockholders, and assumes an understanding of tax rules of general application. It does not address special rules which may apply to Stockholders based on their tax status, individual circumstances or other factors unrelated to the Merger. Stockholders are encouraged to consult their own tax advisors regarding the Merger.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in the Common Stock, and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset, and will be a long-term capital gain or loss if, at the Effective Time, the holding period for such Common Stock was more than one year.

     The foregoing discussion may not apply to Stockholders who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with Republic Corporation, or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. Each Stockholder is urged to consult his, her or its tax advisor with respect to the tax consequences of the Merger, including the effects of applicable state, local, foreign or other tax laws.

     Under the federal income tax backup withholding and information reporting rules, unless an exemption applies, HSBC is required to and will withhold 31% of all payments to which you are entitled in the Merger, unless you provide a U.S. taxpayer identification number and you certify under penalties of perjury that the number is correct. If you are an individual, your taxpayer identification number is your social security number. If you are not an individual, your taxpayer identification number is your employer identification number. You should complete and sign the substitute Form W-9, which will be included with the letter of transmittal to be returned to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. In addition, unless you are entitled to an exemption, HSBC is required to report the payment and other required information to the Internal Revenue Service. In general, if you are a corporation or a foreign individual who provides to the exchange agent a completed and signed Form W-8 certifying to your non-U.S. status, you will not be subject to the backup withholding and information reporting requirements. Any amounts withheld will be allowed as a refund or a credit against your U.S. federal income tax liability for that year if you provide the required information to the Internal Revenue Service.

                       CERTAIN CONSEQUENCES OF THE MERGER

     As a result of the Merger, Merger Sub will be merged with and into Republic Corporation and Republic Corporation will become a subsidiary of HSBC. Following consummation of the Merger, the Common Stock will be delisted from the New York Stock Exchange and the London Stock Exchange and deregistered under the Securities Exchange Act of 1934 and will no longer be publicly traded. The Republic Corporation preferred stock will remain outstanding as preferred stock of the Successor Corporation.

CERTAIN LITIGATION MATTERS

     Two purported class actions challenging the Merger have been filed by people who allege they are and were Stockholders. The lawsuits, styled Topaz v. Republic New York Corp., et al. (Index No. 99/109708), and Lewis v. Republic New York Corp., et al. (Index No. 99/110108), were filed in the Supreme Court of the State of New York, County of New York on May 10 and May 13, 1999, respectively. Plaintiffs allege that the proposed acquisition undervalues the Common Stock by ignoring the full value of its assets and future prospects and that defendants, who include Republic Corporation and the members of the Board as well as Edmond J. Safra and HSBC, are using their positions of power and control and their access to internal information to benefit themselves to the detriment of the Stockholders. Plaintiffs also allege that the proposed acquisition significantly undervalues Republic Corporation and overvalues Safra Republic, to pay a significantly higher price to shareholders of Safra Republic, including directors and controlling stockholders of Republic Corporation. Plaintiffs seek injunctive relief against consummation of the transaction, rescission of the transaction in the event it is consummated and compensatory damages, counsel and other fees, and such other relief as the court may deem appropriate. Defendants deny the allegations of wrongdoing and believe the claims asserted are entirely without merit. Defendants' time to answer the complaint has not yet expired.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     Republic Corporation has made forward-looking statements in this document (and in documents incorporated by reference in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the new company after the merger is completed. When we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could cause these results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

     - interest rates and foreign exchange rates change unfavorably;

     - general economic and financial markets conditions, either nationally or globally, are less favorable than expected;

     - legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged; or

     - failure to obtain required approvals and consents or otherwise to satisfy the conditions to the consummation of the Merger.

                          INDEPENDENT PUBLIC AUDITORS

     KPMG LLP serves as Republic Corporation's independent certified public accountant. A representative of KPMG LLP will be at the Special Meeting to make a statement if they desire to do so and to answer the questions of Stockholders.

                                 OTHER MEETINGS

     Republic Corporation will hold its 2000 annual meeting only if the Merger is not consummated before the time of such annual meeting. In the event that the 2000 annual meeting is held, Stockholder proposals to be included in Republic Corporation's proxy statement for the next annual meeting of Stockholders must be received by the Corporate Secretary of Republic Corporation not later than November 20, 1999. Upon receipt of any such proposal, Republic Corporation will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     Also, pursuant to Republic Corporation's by-laws, in order for a Stockholder to nominate a candidate for director or raise other business from the floor of the next annual meeting, written notice of such nomination or other business proposal must be given to the Corporate Secretary of Republic Corporation not later than December 23, 1999 and not earlier than November 23, 1999. The notice must include the information required by the by-laws. These advance notice requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the proxy statement. Notice must be given to the Corporate Secretary of Republic New York Corporation at its principal executive offices, 452 Fifth Avenue, New York, New York 10018.

     Copies of Republic Corporation's by-laws will be furnished without charge to any Stockholder upon written request to the Corporate Secretary.

                      WHERE YOU CAN FIND MORE INFORMATION

     Republic Corporation files reports, proxy statements and other information under the Securities Exchange Act of 1934. You may read and copy this information at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain copies of such materials by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and in Chicago at 500 Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, like Republic Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, you can inspect and copy such materials at the public reference facilities of the Commission at its Regional Offices in New York, 7 World Trade Center, Suite 1300, New York, New York 10048. You can also inspect reports, proxy statements and other information concerning Republic Corporation at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Commission allows Republic Corporation to "incorporate by reference" information into this Proxy Statement. This means that Republic Corporation can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by other information that is set forth directly in this document.

     The following documents previously filed by Republic Corporation with the Commission are hereby incorporated by reference in this Proxy Statement: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed March 9, 1999; (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed May 14, 1999 and (iii) the Current Reports on Form 8-K filed on May 11 and August 5, 1999 and Form 8-K/A filed on May 14, 1999.

     In addition, Republic Corporation incorporates by reference all documents filed with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Proxy Statement and the date of the Special Meeting. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates certain Republic Corporation documents by reference which are not presented or delivered with this Proxy Statement. You can obtain these Republic Corporation documents (other than exhibits to such documents not specifically incorporated by reference in such documents) without charge by making a written or oral request to Republic New York Corporation, 452 Fifth Avenue, New York, New York, Attention: Office of the Corporate Secretary; telephone number (212) 525-6100. If you request such documents, Republic Corporation will send the requested documents to you by first-class mail within one business day of receiving your request. In order to ensure timely delivery of the documents, any request should be made by September 2, 1999.

     You should rely only on the information contained in, or incorporated by reference into, this Proxy Statement to vote on the Merger and the Agreement. No one has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this Proxy Statement. This Proxy Statement is dated August 9, 1999. You should not assume that the information contained in, or incorporated by reference into, this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to Stockholders shall not create any implication to the contrary.

     WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION REGARDING THE SPECIAL MEETING OR THE MERGER THAT IS NOT CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT RELY UPON ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT, AS SUCH INFORMATION AND REPRESENTATIONS HAVE NOT BEEN AUTHORIZED BY US. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION IN THIS PROXY STATEMENT OR IN THE AFFAIRS OF REPUBLIC CORPORATION OR HSBC SINCE THE DATE OF THIS PROXY STATEMENT.

DATED AUGUST 9, 1999
NEW YORK, NEW YORK

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ WILLIAM F. ROSENBLUM, JR.

                                          WILLIAM F. ROSENBLUM, JR.
                                          SENIOR VICE PRESIDENT AND
                                          CORPORATE SECRETARY

                                                                      APPENDIX A

                    TRANSACTION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               HSBC HOLDINGS PLC,

                         REPUBLIC NEW YORK CORPORATION

                                      AND

                          SAFRA REPUBLIC HOLDINGS S.A.

                            DATED AS OF MAY 10, 1999

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                ARTICLE I
                               THE MERGER
 1.1   The Merger..................................................   A-2
 1.2   Effective Time..............................................   A-2
 1.3   Effects of the Merger.......................................   A-2
 1.4   Effect on the Company Capital Stock.........................   A-2
 1.5   Exchange Procedures.........................................   A-3
 1.6   Options.....................................................   A-4
 1.7   Restricted Shares...........................................   A-4
 1.8   1998 Long Term Incentive Compensation Plan..................   A-5
 1.9   Articles of Incorporation...................................   A-5
 1.10  Bylaws......................................................   A-5
 1.11  Directors and Officers of Surviving Corporation.............   A-5
 1.12  Integration of Legal Entities...............................   A-5

                               ARTICLE II
                     CLOSING; DISCLOSURE; STANDARDS
 2.1   Closing Date................................................   A-6
 2.2   Deliveries at Closing.......................................   A-6
 2.3   Disclosure Schedules........................................   A-6

                               ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 3.1   Corporate Organization......................................   A-7
 3.2   Capitalization..............................................   A-7
 3.3   Authority; No Violation.....................................   A-8
 3.4   Consents and Approvals......................................   A-9
 3.5   Reports.....................................................  A-10
 3.6   Financial Statements........................................  A-10
 3.7   Broker's Fees...............................................  A-11
 3.8   Absence of Certain Changes or Events........................  A-11
 3.9   Legal Proceedings...........................................  A-11
 3.10  Tax Matters.................................................  A-11
 3.11  Employee Benefit Plans; ERISA...............................  A-12
 3.12  SEC Reports.................................................  A-14
 3.13  Licenses; Compliance with Applicable Law....................  A-15
 3.14  Certain Contracts...........................................  A-15
 3.15  Agreements with Regulatory Agencies.........................  A-15
 3.16  Derivative Instruments......................................  A-15
 3.17  Undisclosed Liabilities.....................................  A-16
 3.18  Environmental Matters.......................................  A-16
 3.19  Year 2000...................................................  A-16
 3.20  Labor Matters...............................................  A-17
 3.21  Fairness Opinion............................................  A-17
 3.22  Transactions with Affiliates................................  A-17

                                                                     PAGE
                                                                     ----
                               ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF WEST EUROPE
 4.1   Corporate Organization......................................  A-17
 4.2   Capitalization..............................................  A-18
 4.3   Authority No Violation......................................  A-19
 4.4   Consents and Approvals......................................  A-19
 4.5   Reports.....................................................  A-20
 4.6   Financial Statements........................................  A-20
 4.7   Broker's Fees...............................................  A-20
 4.8   Absence of Certain Changes of Events........................  A-21
 4.9   Legal Proceedings...........................................  A-21
 4.10  Tax Matters.................................................  A-21
 4.11  Employee Benefit Plans; ERISA...............................  A-21
 4.12  Licenses; Compliance with Applicable Law....................  A-24
 4.13  Certain Contracts...........................................  A-24
 4.14  Agreements with Regulatory Agencies.........................  A-24
 4.15  Derivative Instruments......................................  A-25
 4.16  Undisclosed Liabilities.....................................  A-25
 4.17  Environmental Matters.......................................  A-25
 4.18  Year 2000...................................................  A-25
 4.19  Labor Matters...............................................  A-26
 4.20  Fairness Opinion............................................  A-26
 4.21  Transactions with Affiliates................................  A-26

                                ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT
 5.1   Corporate Organization......................................  A-26
 5.2   Authority; No Violation.....................................  A-27
 5.3   Consents and Approvals......................................  A-27
 5.4   Financing...................................................  A-28
 5.5   Financial Reports...........................................  A-28
 5.6   Litigation; Regulatory Action...............................  A-28
 5.7   Absence of Certain Changes..................................  A-28
 5.8   Year 2000...................................................  A-28

                               ARTICLE VI
                COVENANTS RELATING TO CONDUCT OF BUSINESS
 6.1   Conduct of Business Prior to the Effective Time.............  A-29
 6.2   Forbearances of the Company and SRH.........................  A-29
 6.3   Covenants of Parent.........................................  A-30

                               ARTICLE VII
                          ADDITIONAL AGREEMENTS
 7.1   Regulatory Matters..........................................  A-31
 7.2   Access to Information.......................................  A-32
 7.3   Board Recommendation........................................  A-33
 7.4   Other Offers................................................  A-33
 7.5   Stockholder Approval........................................  A-34
 7.6   Legal Conditions to Merger..................................  A-34

                                                                     PAGE
                                                                     ----
 7.7   Indemnification; Directors' and Officers' Insurance.........  A-35
 7.8   Further Assurances..........................................  A-36
 7.9   Advice of Changes...........................................  A-36
 7.10  Employee Benefits...........................................  A-36
 7.11  Takeover Stautes............................................  A-37
 7.12  Environmental Audit.........................................  A-37
 7.13  The Offer...................................................  A-37
 7.14  Merger Sub..................................................  A-37

                              ARTICLE VIII
                          CONDITIONS PRECEDENT
 8.1   Conditions to Each Party's Obligation to Effect the           A-38
       Merger......................................................
 8.2   Conditions to Obligations of Parent and Merger Sub..........  A-38
 8.3   Conditions to Obligations of the Company....................  A-39

                               ARTICLE IX
                        TERMINATION AND AMENDMENT
 9.1   Termination.................................................  A-39
 9.2   Effect of Termination.......................................  A-40
 9.3   Amendment...................................................  A-40
 9.4   Extension; Waiver...........................................  A-41

                                ARTICLE X
                           GENERAL PROVISIONS
10.1   Nonsurvival of Representations, Warranties and Agreements...  A-41
10.2   Expenses....................................................  A-41
10.3   Notices.....................................................  A-41
10.4   Interpretation..............................................  A-42
10.5   Counterparts................................................  A-43
10.6   Entire Agreement............................................  A-43
10.7   GOVERNING LAW...............................................  A-43
10.8   Severability................................................  A-43
10.9   Publicity...................................................  A-43
10.10  Assignment; Third Party Beneficiaries.......................  A-43
10.11  Court Proceedings...........................................  A-43
10.12  Definitions and Usage.......................................  A-43

                    TRANSACTION AGREEMENT AND PLAN OF MERGER

     TRANSACTION AGREEMENT AND PLAN OF MERGER, dated as of May 10, 1999 (this "Agreement"), by and among HSBC Holdings plc, a public limited company organized and existing under the laws of England ("Parent"), Republic New York Corporation, a Maryland corporation (the "Company") and Safra Republic Holdings S.A., a societe anonyme organized and existing under the laws of Luxembourg ("SRH").

     WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders to consummate the business combination transaction provided for herein in which an existing or newly formed, wholly owned Maryland corporate subsidiary of Parent ("Merger Sub") will, subject to the terms and conditions set forth herein, merge with and into the Company (the "Merger") so that the Company is the surviving and successor corporation (hereinafter sometimes called the "Successor Corporation") in the Merger;

     WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders for a newly formed wholly owned subsidiary of Parent ("Offer Sub"), subject to the terms and conditions set forth herein, to make an offer (the "Offer") to acquire all of the outstanding shares of SRH Common Stock (as defined in Section 4.2) not owned by the Company;

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

     WHEREAS, the Board of Directors of SRH has determined that it is in the best interests of SRH and its stockholders for its stockholders to sell their shares of SRH pursuant to the Offer;

     WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Parent is entering into a Stockholders Agreement (the "Stockholder Agreement") with RNYC Holdings Limited, Congregation Beit Yaakov (together with RNYC Holdings Limited, the "Stockholder"), Saban S.A. (the "Stockholder Parent") and Mr. Edmond J. Safra, and certain of their respective affiliates pursuant to which the Stockholder has agreed to vote in favor of the Merger;

     WHEREAS, as a condition to, and concurrently with, the execution of, this Agreement, Parent and the Company are entering into a stock option agreement (the "Option Agreement") in the form attached hereto as Exhibit A;

     WHEREAS, prior to the date hereof the Board of Directors of the Company has approved and declared advisable this Agreement and the Merger and has approved (including for purposes of Sections 3-601 through 3-604 and 3-701 through 3-709 of the General Corporation Law of the State of Maryland (the "MGCL")) the Option Agreement and the Stockholder Agreement, upon the terms and subject to the conditions set forth herein and therein;

     WHEREAS, the Board of Directors of SRH has approved this Agreement and the Offer and has recommended the Offer, upon the terms and subject to the conditions set forth herein;

     WHEREAS, upon its formation, Merger Sub will execute and deliver a copy of this Agreement and become a party hereto; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and the Offer and also to prescribe certain conditions to the Merger and the Offer.

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     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the MGCL, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company. The Company shall be the Successor Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Maryland. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

     1.2 Effective Time. On the Closing Date (as defined in Section 2.1), the Merger shall become effective upon the acceptance for record of articles of merger (the "Articles of Merger") by the State Department of Assessments and Taxation of Maryland (the "Maryland Department"), or at such later time as shall be specified in the Articles of Merger (but not later than 30 days after acceptance for record by the Maryland Department), in accordance with the MGCL and by making all other filings of the Articles of Merger or recordings required by the MGCL in connection with the Merger. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

     1.4 Effect on the Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the Company securities:

          (a) Outstanding Company Common Stock. Each share of common stock, par value $5.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Outstanding Common Stock held (i) in the Company's treasury ("Treasury Shares") or (ii) directly or indirectly by Parent or the Company or any of their respective wholly owned Subsidiaries (except for Fiduciary and DPC Shares (as defined in Section 1.4(d)) shall become and be converted into the right to receive $72.00 in cash (the "Merger Consideration").

          (b) Outstanding Company Preferred Stock. Each share of (i) Company Dutch Auction Rate Transferable Securities Preferred Stock, Series A (the "Company Series A DARTs"), (ii) Company Dutch Auction Rate Transferable Securities Preferred Stock, Series B (the "Company Series B DARTs"), (iii) Company Adjustable Rate Cumulative Preferred Stock, Series D (the "Company Series D Preferred Stock"), (iv) Company $1.8125 Cumulative Preferred Stock (the "Company $1.8125 Preferred Stock") and (v) Company $2.8575 Cumulative Preferred Stock (the "Company $2.8575 Preferred Stock"), excluding any Treasury Shares, issued and outstanding immediately prior to the Effective Time, shall remain unchanged as issued and outstanding preferred stock of the Successor Corporation following the Effective Time.

          (c) Merger Sub Stock. The shares of stock of any class or series of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of stock of the Successor Corporation at the Effective Time having the same terms, rights and preferences, and shall thereafter constitute all of the issued and outstanding stock of the Successor Corporation, except as provided in Section 1.4(b); provided, that such terms, rights and preferences, and the issuance by the Successor Corporation of stock having such terms, rights and preferences, may not violate the terms, or require the approval of the holders of, the Company Preferred Stock (as defined in Section in 3.2).

          (d) Treasury Shares; Fiduciary and DPC Shares. At the Effective Time, all shares of the Company Common Stock or Company Preferred Stock that are owned by the Company as

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

     Treasury Stock and all shares of the Company Common Stock or Company Preferred Stock that are owned, directly or indirectly, by Parent or the Company or any of their respective wholly owned Subsidiaries (other than shares of the Company Common Stock or Company Preferred Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and other than any shares of the Company Common Stock or Company Preferred Stock held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (all such shares being referred to herein as "Fiduciary and DPC Shares")) shall be canceled and shall cease to exist and shall not be entitled to receive or be converted into the right to receive the Merger Consideration or other consideration therefor.

     1.5 Exchange Procedures. (a) At and after the Effective Time, each certificate (each, a "Certificate") previously representing shares of Company Common Stock shall (except as specifically set forth in Section 1.4) represent only the right to receive the Merger Consideration, without interest.

     (b) At the Effective Time, Parent or Merger Sub shall deposit, or shall cause to be deposited, with a bank or trust company (which may be an affiliate of Parent or the Company) (the "Exchange Agent"), for the benefit of the holders of the Certificates, (such cash (without any interest) being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article I in exchange for outstanding shares of Company Stock entitled to receive the Merger Consideration.

     (c) As promptly as practicable after the Effective Time, Parent shall send or cause to be sent to each former holder of record of shares of Company Common Stock (other than shares that are not to be canceled in exchange for Merger Consideration pursuant to Section 1.4(d)) immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's Certificates for the Merger Consideration. Parent shall cause any check in respect of the Merger Consideration which such Person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article I upon such delivery. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as Parent determines are required to be deducted or withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificates.

     (d) At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to the Company Common Stock with a record date occurring prior to the Effective Time and the Merger Consideration. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Successor Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.7.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of the Merger Consideration in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, the Company, Merger Sub or the Successor Corporation shall be liable to any former holder of Company Common Stock for

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

any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     1.6 Options. At the Effective Time, each option to purchase a share of the Company Common Stock (an "Option" and, collectively, the "Options") outstanding and unexercised as of the Effective Time granted pursuant to the 1985 Incentive Stock Option Plan, the 1985 Non-Qualified Stock Option Plan, the 1995 Long Term Incentive Stock Plan, any other equity-based plans or agreements of or with the Company, any of its Subsidiaries or SRH providing for the granting of options with respect to Company Common Stock (collectively, the "Company Stock Option Plans") shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. With respect to any Option which is, as of the Effective Time, vested, the Successor Corporation (or any trust that is adopted in connection with any such Company Stock Option Plan) shall pay to the optionholder thereof the excess, if any, of the Merger Consideration over such Option's exercise price (the "Option Spread") as soon as practicable after the Effective Time. With respect to any Option which is not, as of the Effective Time, vested, the Successor Corporation (or any trust that is adopted in connection with any such Company Stock Option Plan) shall pay to the optionholder thereof the Option Spread as soon as practicable after the date when (but only if) such Option would otherwise have vested had such Option not been canceled pursuant hereto; provided, however, with respect to any optionholder whose employment is terminated without cause by the Successor Corporation or any of its Subsidiaries while such Option would have been outstanding had it not been canceled pursuant hereto, such Option shall be deemed to vest on the date of such termination. At the Effective Time, each option to purchase a share of the SRH Common Stock (as defined in Section 4.2) (a "SRH Option" and, collectively, the "SRH Options") outstanding and unexercised as of the Effective Time granted pursuant to the 1989 Stock Option Plan, any other equity-based plans or agreements of or with SRH or any of its Subsidiaries providing for the granting of options with respect to SRH Common Stock (collectively, the "SRH Stock Option Plans") shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. With respect to any SRH Option which is, as of the Effective Time, vested, SRH (or any trust that is adopted in connection with any such SRH Stock Option Plan) shall pay to the optionholder thereof the excess, if any, of the Merger Consideration over such SRH Option's exercise price (the "SRH Option Spread") as soon as practicable after the Effective Time. With respect to any SRH Option which is not, as of the Effective Time, vested, SRH (or any trust that is adopted in connection with any such SRH Stock Option Plan) shall pay to the optionholder thereof the SRH Option Spread as soon as practicable after the date when (but only if) such SRH Option would otherwise have vested had such SRH Option not been canceled pursuant hereto; provided, however, with respect to any optionholder whose employment is terminated without cause by SRH or any of its Subsidiaries while such SRH Option would have been outstanding had it not been canceled pursuant hereto, such SRH Option shall be deemed to vest on the date of such termination. Notwithstanding the foregoing, no optionholder shall be entitled to any payment hereunder unless he or she delivers to Parent a consent to the cancellation of the Option or SRH Option (as the case may be) in a form to be prescribed by Parent. All payments made pursuant to this Section 1.6 shall be reduced by all applicable withholding taxes and other similar charges.

     1.7 Restricted Shares. At the Effective Time, each share of restricted stock (a "Restricted Share" and, collectively, the "Restricted Shares") outstanding and not yet vested as of the Effective Time issued pursuant to a Company Stock Option Plan, the 1985 Restricted Stock Plan, the Restricted Stock Election Plan, the 1995 Long Term Incentive Stock Plan, any other equity-based plans or agreements of or with the Company or any of its Subsidiaries providing for the granting of restricted stock awards with respect to Company Common Stock (collectively, the "Company Equity Plans" and together with the Company Stock Option Plans, the "Company Stock Plans") shall be canceled and shall represent the right to receive the following consideration in settlement thereof. The Successor Corporation (or any trust that is adopted in connection with any such Company Equity Plan) shall pay to the holder of a Restricted Share the Merger Consideration as soon as practicable after the date when (but only if) such Restricted Share would otherwise have vested had such Restricted Share not been canceled pursuant hereto; provided, however, with respect to any awardholder whose employment is terminated without cause by the Successor Corporation or any of its Subsidiaries while such Restricted Share would have been outstanding had it not been canceled pursuant hereto, such Restricted Share shall be deemed to vest on the date of such termination. At the Effective Time, each share of restricted stock (a "SRH Restricted Share" and, collectively, the "SRH Restricted Shares") outstanding and not yet vested as of the Effective Time issued pursuant to an SRH Stock Option Plan, the 1989 Stock Award Plan, any other equity-based plans or agreements of or with SRH or any of its Subsidiaries providing for the granting of restricted stock awards with respect to SRH Common Stock (collectively, the "SRH Equity Plans" and together with the SRH Stock Option Plans, the "SRH Stock Plans") shall be canceled and shall represent the right to receive the following consideration in settlement thereof. SRH (or any trust that is adopted in connection with any such SRH Equity Plan) shall pay to the holder of an SRH Restricted Share the Merger Consideration as soon as practicable after the date when (but only if) such SRH Restricted Share would otherwise have vested had such SRH Restricted Share not been canceled pursuant hereto; provided, however, with respect to any awardholder whose employment is terminated without cause by SRH or any of its Subsidiaries while such SRH Restricted Share would have been outstanding had it not been canceled pursuant hereto, such SRH Restricted Share shall be deemed to vest on the date of such termination. Notwithstanding the foregoing, no holder shall be entitled to any payment hereunder unless he or she delivers to the Parent a consent to the cancellation of the Restricted Share or SRH Restricted Share (as the case may be) in a form to be prescribed by Parent. All payments made pursuant to this Section 1.7 shall be reduced by all applicable withholding taxes and other similar charges.

     1.8 1998 Long Term Incentive Compensation Plan. The right under the 1998 Long Term Incentive Compensation Plan to make additional investments in Company Common Stock shall cease as of the date hereof and any portion of an award under the 1998 Long Term Incentive Compensation Plan invested in, or measured by reference to the value of, a share of Company Common Stock (each such portion, an "Incentive Compensation Award" and, collectively, the "Incentive Compensation Awards") as of the Effective Time shall be converted, as of the Effective Time, into a dollar credit under the 1998 Long Term Incentive Compensation Plan equal to the Merger Consideration.

     1.9 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company's articles of incorporation (as now in effect) shall be the articles of incorporation of the Successor Corporation until thereafter amended in accordance with applicable law.

     1.10 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Successor Corporation until thereafter amended in accordance with applicable law.

     1.11 Directors and Officers of Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Successor Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Successor Corporation; such directors and officers shall hold office in accordance with the Successor Corporation's bylaws and applicable law.

     1.12 Integration of Legal Entities. The parties agree to cooperate and take all reasonable requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective Time) to the extent desirable in Parent's good faith judgment for commercial, regulatory or other reasons, and further agree that Parent may at any time change the method of

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

effecting the Merger, including, without limitation, by transferring the capital stock of Merger Sub to another direct or indirect wholly owned Subsidiary of Parent or by merging another direct or indirect wholly owned subsidiary of Parent with and into the Company or merging the Company with or into Merger Sub or another direct or indirect subsidiary of Parent, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of (or tax treatment for) Merger Consideration to be paid to holders of the Company Common Stock as provided for in this Agreement or (b) materially delay receipt of any approval referred to in Section 8.1(b) or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II

                         CLOSING; DISCLOSURE; STANDARDS

     2.1 Closing Date. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M. on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions (other than those conditions to be satisfied at the Closing) set forth in Sections 8.1, 8.2 and
8.3 hereof or at such other place and on such other date as shall be agreed to by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     2.2 Deliveries at Closing. Subject to the provisions of Article VIII, on the Closing Date there shall be delivered to Parent and the Company the documents and instruments required to be delivered under Article VIII.

     2.3 Disclosure Schedules. (a) Prior to the execution and delivery of this Agreement, the Company and SRH have each delivered to Parent, and Parent has delivered to the Company and SRH, a schedule (in the case of the Company, the "Company Disclosure Schedule," in the case of SRH, the "SRH Disclosure Schedule" and, in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, in each case with respect to specified sections of this Agreement, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article III, in the case of the Company, Article IV, in the case of SRH, or Article V, in the case of Parent or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary except as set forth in the last sentence of Section 3.9(a) and the last sentence of Section 4.9(a), (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.3(b), and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to the Acquired Companies or Parent, respectively.

     (b) No representation of the Company contained in Article III (other than Section 3.2 and Section 3.8(a)) or of SRH contained in Article IV (other than
Section 4.2 and Section 4.8(a)) or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in
Article III, in the case of the Company, Article IV, in the case of SRH, or
Article V, in the case of Parent, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Acquired Companies or Parent, respectively. For all purposes of determining whether any facts or events
                                       A-6
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contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article III (other than Section 3.8(a)) or IV (other than Section 4.8(a)) or V shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as Previously Disclosed, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

     3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the articles of incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

     (b) The Company has Previously Disclosed to Parent a complete and correct list of all of the Company's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of any such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as Previously Disclosed, such shares or other securities are owned by the Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. Each of the Company's Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and
(iii) has all requisite corporate, partnership or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The Company Disclosure Schedule sets forth a list of all Persons deemed to be a subsidiary of the Company or any of its Subsidiaries within the meaning of the BHCA together with each such entity's jurisdiction of organization.

     (c) The minute books of the Company and of each of its Significant Subsidiaries accurately reflect in all material respects all material corporate actions taken by their stockholders and Boards of Directors (including committees of their Boards of Directors) since January 1, 1996.

     3.2 Capitalization. The authorized capital stock of the Company consists solely of (a) 150 million (150,000,000) shares of Company Common Stock, of which 105,171,929 shares were outstanding as of May 6, 1999; and (b) 19,999,000 shares of preferred stock, without par value ("Company Preferred Stock"), of which (i) 625 shares have been designated Company Series A DARTs, all of which are outstanding as of the date hereof; (ii) 625 shares have been designated as Company Series B

DARTs, all of which are outstanding as of the date hereof; (iii) 1.5 million (1,500,000) shares have been designated as Company Series D Preferred Stock, all of which are outstanding as of the date hereof; (iv) 3 million (3,000,000) shares have been designated as Company $1.8125 Preferred Stock, all of which are outstanding as of the date hereof; and (v) 3 million (3,000,000) shares have been designated as Company $2.8575 Preferred Stock, all of which are outstanding as of the date hereof. As of the date hereof no shares of Company Common Stock or Company Preferred Stock were held in the Company's treasury. No shares of Company Common Stock are reserved for issuance, except for 1,469,918 shares of the Company Common Stock reserved for issuance in connection with the Company Stock Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and except as provided below, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock (as defined below) or any other equity securities of Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock or requiring any payment relating to the value or market price of Company Capital Stock. The Company has Previously Disclosed a list, as of May 6, 1999, of the Option holders, the number of Options held by each such holder, the date of each Option to purchase the Company Common Stock granted, the expiration date of each such Option, the vesting schedule of each such Option, the Company Stock Option Plan pursuant to which each such Option was granted and the price at which each such Option may be exercised under the applicable Company Stock Option Plan. The Company has Previously Disclosed a list, as of May 6, 1999, of the Restricted Share holders, the number of Restricted Shares held by each such holder, the vesting schedule of each such Restricted Share and the Company Stock Plan pursuant to which each such Restricted Share was granted. The Company has Previously Disclosed a list, as of May 6, 1999, of the Incentive Compensation Award holders and the number of Incentive Compensation Awards held by each such holder. Except as Previously Disclosed, since May 6, 1999, the Company has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of Company Common Stock issued upon the exercise, settlement or conversion of Options, Restricted Shares and Incentive Compensation Awards outstanding as of December 31, 1998, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding Options, Restricted Shares or Incentive Compensation Awards of the Company. Except as Previously Disclosed, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of the Company or any of its Subsidiaries. Except as Previously Disclosed, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The Company Common Stock and the Company Preferred Stock are referred to collectively as the "Company Capital Stock."

     3.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company prior to the date hereof (which approval satisfies in full the requirements of the MGCL regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of the Company has adopted a resolution declaring advisable the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval of this Agreement by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the Company Common Stock entitled to vote thereon, no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to approve this

Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Board of Directors of the Company has resolved to recommend that the Company's stockholders approve the Merger. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and SRH) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors has taken all requisite action such that the freezeout, special shareholder voting and other requirements imposed by Sections 3-601 through 3-604 and 3-701 through 3-709 of the MGCL, and the provisions of any other applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state, federal or foreign laws, are not applicable to the Merger, this Agreement, the Option Agreement or the Stockholder Agreement or the transactions contemplated by this Agreement, the Option Agreement and the Shareholders Agreement. No holder of Company Capital Stock shall have the right to appraisal or to demand or receive payment of the fair value of such Company Capital Stock from the Successor Corporation or any other Person pursuant to the MGCL or otherwise.

     (b) Neither the execution and delivery of this Agreement and the Option Agreement by the Company, nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof and thereof, will (i) violate any provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects, upon notice or lapse of time, or both) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

     3.4 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA and the Bank Merger Act, the U.K. Financial Services Authority (the "FSA"), the Hong Kong Monetary Authority (the "HKMA"), and the Federal Banking Commission of Switzerland (the "FBC") (b) the filing of any required applications or notices with the New York State Banking Department, (c) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 7.1(a)) in definitive form,
(d) the filing of the Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, futures commission merchants, commodities trading advisors, commodities pool operators, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization or stock exchange ("SRO"), and the rules of the New York Stock Exchange (the "NYSE"), the Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange, (f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including Council Regulation No. 4064/89 of the European Community (the "EC Merger Regulation"), (h) such additional consents and approvals set forth in Section
3.4 of the Company Disclosure Schedule, (i) the filing of the Offer Circular (as defined in Section 7.1(a)) with, and the approval of such Offer Circular by, the Luxembourg Commission for the Supervision of the

Financial Sector (the "CSFS"), the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Acquired Companies or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any supranational, federal, state, local or foreign court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or, of or with any other Person by or on behalf of the Company, are necessary in connection with (x) the execution and delivery by the Company of this Agreement, (y) the consummation by the Company and the Bank of the Merger and the Bank Merger, respectively or (z) the consummation by Parent or Offer Sub of the Offer. As of the date hereof, the Company has no reason to believe that any Requisite Regulatory Approvals (as defined in Section 8.1(b)) will not be obtained or satisfied, as the case may be.

     3.5 Reports. The Company and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (a) the SEC, (b) any SRO and (c) any other federal, state, local or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports, registrations and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1996. Except as Previously Disclosed, there is no unresolved violation, or material criticism or exception, by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of the Company or any of its Subsidiaries.

     3.6 Financial Statements. The Company has previously made available to Parent and to SRH copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and December 31, 1998, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of the Company's independent public accountants, and (c) the unaudited consolidated interim financial statements of the Company included in the draft provided to Parent prior to the date hereof of the financial statements to be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (excluding notes, the "Draft Company Financial Statements"). The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, and any financial statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply (and, in the case of the financial statements filed after the date of this Agreement, will comply) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with United States generally accepted accounting principles ("GAAP") or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

     3.7 Broker's Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement, except that the Company has retained International Real Returns LLC and Goldman, Sachs & Co. as its financial advisors, pursuant to compensation arrangements which have been disclosed in writing to Parent prior to, and will not be modified subsequent to, the date of this Agreement.

     3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in the Company Reports (as defined in Section 3.12) filed prior to the date of this Agreement, since December 31, 1998, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article III or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Acquired Companies.

     (b) As of the date of this Agreement, except as publicly disclosed in the Company Reports filed prior to the date hereof or as Previously Disclosed, since December 31, 1998, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

          (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms as of the date of this Agreement;

          (ii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of the Company Capital Stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Option Plans; or

          (iii) except insofar as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries.

     3.9 Legal Proceedings. (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature ("Claims and Proceedings") (i) against the Company or, to the Knowledge of the Company, any of its Subsidiaries, (ii) against any person who is currently an executive officer or director of the Company or any of its Subsidiaries with respect to any of their actions as such or (iii) as of the date hereof, challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement. The Company has Previously Disclosed a list of all pending or, to the Knowledge of the Company, threatened Claims and Proceedings which, in each case, seek, or could result in, damages or other amounts payable by the Company or its Subsidiaries, in excess of $3 million ($3,000,000).

     (b) There is no injunction, order, judgment or decree imposed upon the Company or, to the Knowledge of the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

     3.10 Tax Matters. (a) The Company and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) or made provision (in accordance with GAAP) for all Taxes for all past and current periods for which the Company or any of its Subsidiaries is liable.

     (b) As used in this Agreement, the term "TAXES" includes all supranational, federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including, without limitation, obligations for withholding Taxes from payments due or made to any other Person and any interest, penalties or additions to tax

     3.11 Employee Benefit Plans; ERISA. (a) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") providing benefits to any current or former employee, consultant or director of the Company or any of its Subsidiaries or any current or former employee, consultant or director of any entity with respect to which the Company or its Subsidiaries is a successor (collectively the "Company Benefit Plans"). True and complete copies of each Company Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent. Except as Previously Disclosed: (i) neither the Company nor any of its Subsidiaries has made any promise or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of the Company or any Subsidiary thereof; and (ii) since December 31, 1998 there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan.

     (b) With respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code such plan has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of such favorable determination or such qualification; (ii) it has been operated and administered in all material respects in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or, to the Knowledge of the Company, threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits);
(iv) to the Knowledge of the Company, no material breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code has occurred, assuming that the taxable period of such transaction expired as of the second anniversary of the date hereof, which would subject the Company or any Subsidiary to material liability; (vi) no material Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements.

     (c) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to the Company, any of its Subsidiaries or, after the Closing, to Parent.

     (d) The Company and each of its Subsidiaries has complied with, and each such Company Benefit Plan conforms in operation and form to, all applicable legal requirements, including, but not limited to, ERISA and the Code, in all material respects.

     (e) With respect to each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) as to which either the Company or any Subsidiary may incur any liability under Section 302 or Title IV of ERISA or
Section 412 of the Code:

          (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code);

          (ii) no such plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of either the Company or any Subsidiary under Title IV of ERISA;

          (iii) no complete or partial withdrawal from such plan has been made by the Company or any Subsidiary, or by any other Person, so as to result in a material liability to the Company or any Subsidiary, whether such liability is contingent or otherwise;

          (iv) to the Knowledge of the Company, no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such plan or to appoint a trustee for any such plan;

          (v) to the Knowledge of the Company, no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any material liability of the Company or any Subsidiary under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan;

          (vi) no "reportable event" (as defined in ERISA) for which the 30-day reporting requirement has not been waived has occurred with respect to any such plan, nor has any notice of such event or similar notice to any foreign Regulatory Agency been required to be filed for any Company Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

          (vii) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and

          (viii) the transactions contemplated hereby will not result in any event described in section 4062(e) of ERISA.

     (f) Except as Previously Disclosed, with respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither the Company nor any Subsidiary has any obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of the Company or any of its Subsidiaries beyond their termination of employment or service, other than as required under Section 4980B of the Code, and each such Company Benefit Plan may be amended or terminated at any time without incurring liability thereunder. Except as Previously Disclosed, there has been no communication to any employee, consultant or director of the Company or any Subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

     (g) Except as Previously Disclosed, the consummation of the transactions contemplated hereby, either alone or in combination with another event, (whether contingent or otherwise) will not (i) entitle any current or former employee, consultant or director of the Company or any Subsidiary or any group of such employees, consultants or directors to any payment; (ii) increase the amount of compensation due to any such employee, consultant or director; (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit;
(iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign law or regulation.

     (h) Under each Company Benefit Plan which is a single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan or, with respect to any foreign plan not subject to any funding requirement, if such liabilities did exceed such assets the amount thereof was properly reflected on the financial statements of the Company or its respective Subsidiaries, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

     (i) The Company has Previously Disclosed a true, correct and complete schedule of all extensions of credit made to the executive officers and directors of the Company and its Subsidiaries and their related interests (all as defined under FRB Regulation "O"), all of which have been made in compliance with Regulation O.

     (j) Except as Previously Disclosed, to the Knowledge of the Company, no Company Benefit Plan, or Company or any Subsidiary, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

     (k) Except as Previously Disclosed, neither the Company nor any Subsidiary maintains any plan, program or arrangement or is a party to any contract that provides any benefits or provides for payments to any Person in, based on or measured by the value of, any equity security of, or interest in, the Company or any Subsidiary.

     (l) All Company Benefit Plans established pursuant to the laws of a country other than the United States (the "Foreign Plans") have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and any of its Subsidiaries have been paid or accrued as required.

     3.12 SEC Reports. The Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by the Company or any of its Subsidiaries with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports"), and (b) communication mailed by the Company to its stockholders since January 1, 1997. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, the Company and each of its Subsidiaries has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 Licenses; Compliance with Applicable Law. The Company and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above.

     3.14 Certain Contracts. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Company Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to the Company or any of its affiliates or which restricts the conduct of any business by the Company or any of its affiliates or any geographic area in which the Company or any of its affiliates may conduct business or requires exclusive referrals of any business, (d) except as contemplated by Article I hereof or as set forth in Section 3.11 of the Company Disclosure Schedule (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Merger or the Offer. The Company has previously made available to Parent true and correct copies of all employment, termination and compensation agreements (including deferred compensation) with executive officers, key employees or material consultants which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "Company Contract", and neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of any Company Contract by any of the other parties thereto.

     3.15 Agreements with Regulatory Agencies. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries
(a) been advised since January 1, 1996 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

     3.16 Derivative Instruments. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements (including such instruments, contracts or arrangements with respect to precious metals or other commodities, collectively, "Derivative Instruments"), whether entered into for the account of the Company or one of its
                                      A-15
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Subsidiaries or for the account of a customer of the Company or one of its
Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and rules, regulations and policies of any Regulatory Authority applicable to the Company and its Subsidiaries, and, to the Company's Knowledge, with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.17 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, liabilities identified in
Section 3.17 of the Company Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature required by GAAP to be reflected in a balance sheet prepared in accordance with GAAP.

     3.18 Environmental Matters. (a) The Real Property, and to the Knowledge of the Company, the Loan Properties are in compliance with all applicable federal, state, county and local law (including, without limitation, common law), regulation or requirement relating to the human health and safety, protection of the environment or natural resources ("Environmental Law"), except for noncompliance that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

     (b) There is no suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, before any Governmental Entity, Regulatory Agency or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to any release, spill, emission, disposal, migration or other discharge in, into or onto the environment of any pollutant, chemical, or any substances, materials or wastes which are identified or regulated under any Environmental Law (each, a "Release").

     (c) To the Knowledge of the Company, there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in Section 3.18(b) that would reasonably be expected to result in material liability to the Company or any of its Subsidiaries.

     (d) To the Knowledge of the Company, there has been no Release in, on, under or affecting any Real Property or Loan Property.

     (e) None of the Real Properties is on the National Priority List (NPL) or the Comprehensive Environmental Response Compensation and Liability Information System (CERCLIS), or is the subject of any investigation, remediation or cleanup of any contamination or potential contamination;

     (f) None of the Real Properties are subject to, or as a result of this transaction would be subject to, the requirements of the New Jersey Industrial Site Recovery Act, the New Jersey Environmental Cleanup Responsibility Act, or to any other state or local Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of such assets, properties, businesses or operations or which would impose liens on such assets, properties, businesses or operations.

     (g) The Company and its Subsidiaries do not participate in the management of any Loan Property within the meaning of 40 C.F.R. sec. 300.1100(c).

     3.19 Year 2000. Neither the Company nor any of its Subsidiaries has received, nor to the Knowledge of the Company are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3
(SUP), dated March 4, 1998). The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

     3.20 Labor Matters. (a) Except as Previously Disclosed, (i) the employees employed by the Company or any Subsidiary are not represented by any labor union or other labor representative or organization (ii) there are no contracts, arrangements, commitments or understandings with or to a labor union or other labor organization, including any collective bargaining agreements or other similar arrangements in effect with respect to such employees and, (iii) there are no other persons attempting to represent or organize or purporting to represent for bargaining purposes any employees employed by the Company or any Subsidiary.

     (b) Except as Previously Disclosed, (i) since January 1, 1996 there has not occurred or been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to employees employed by the Company or any Subsidiary and (ii) no material grievance or arbitration or other proceeding arising out of or under any collective bargaining agreement is pending or threatened.

     (c) The Company and each Subsidiary is in material compliance with all legal requirements (including any legal obligation to engage in affirmative action) relating to the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) and there are no complaints, charges or claims against the Company or any Subsidiary pending or, to the Knowledge of the Company, threatened in respect thereof.

     3.21 Fairness Opinion. On or before the date hereof, Goldman, Sachs & Co. has delivered its opinion to the Company's Board of Directors that the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock, a true and correct copy of which has been delivered to Parent.

     3.22 Transactions with Affiliates. Except as disclosed in the Company Reports filed prior to the date hereof, from January 1, 1999 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF WEST EUROPE

     Except as Previously Disclosed, SRH hereby represents and warrants to Parent as follows:

     4.1 Corporate Organization. (a) SRH is a societe anonyme duly organized, validly existing and in good standing under the laws of Luxembourg. SRH has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the articles of incorporation of SRH, as in effect as of the date of this Agreement, have previously been made available by SRH to Parent.

     (b) SRH has Previously Disclosed to Parent a complete and correct list of all of SRH's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of any such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of SRH's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as Previously Disclosed, such shares or other securities are owned by SRH or its wholly owned Subsidiaries free and clear of any Lien with respect thereto. Each of SRH's Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and
(iii) has all requisite corporate, partnership or other power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (c) The minute books of SRH and of each of its Subsidiaries accurately reflect in all material respects all material corporate actions taken by their stockholders and Boards of Directors (including committees of their Boards of Directors) since January 1, 1996.

     4.2 Capitalization. The authorized capital stock of SRH consists solely of 400,000,000 shares, consisting of (a) 200,000,000 authorized common shares, each with a $2.50 par value (the "SRH Common Stock"), of which 71,324,048 shares were issued and outstanding as of the date hereof; and (b) 200,000,000 authorized preferred shares, each with a $2.50 par value (the "SRH Preferred Stock"), of which (i) 1,250,000 have been designated as 7.20% Series A Cumulative Preferred Stock (the "West Series A Preferred Stock"), all of which were issued and outstanding as of the date hereof and (ii) 1,500,000 have been designated as 6.35% Series B Cumulative Preferred Stock (the "West Series B Preferred Stock"), all of which were issued and outstanding as of the date hereof. As of December 31, 1998, 721,986 shares of SRH Common Stock and no shares of SRH Preferred Stock were held in SRH's treasury. All of the outstanding shares of SRH Common Stock are admitted to the official listing of the Luxembourg Stock Exchange and all of the outstanding shares of SRH Preferred Stock are admitted to the official listing on the Luxembourg Stock Exchange and the Frankfurt Stock Exchange. No shares of SRH Common Stock or SRH Preferred Stock are reserved for issuance, except for 473,670 shares of SRH Common Stock reserved for issuance in connection with the 1989 Stock Award Plan of SRH at December 31, 1998. All of the issued and outstanding shares of SRH Common Stock and SRH Preferred Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as provided below, SRH does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of SRH Capital Stock (as defined below) or any other equity securities of SRH or any securities representing the right to purchase or otherwise receive any shares of SRH Capital Stock or requiring any payment relating to the value or market price of SRH Capital Stock. SRH has Previously Disclosed a list, as of May 6, 1999, of SRH Option holders, the number of SRH Options held by each such holder, the date of each SRH Option to purchase SRH Common Stock granted, the expiration date of each such SRH Option, the vesting schedule of each such SRH Option, the SRH Stock Option Plan pursuant to which each such SRH Option was granted and the price at which each such SRH Option may be exercised under the applicable SRH Stock Option Plan. SRH has Previously Disclosed a list, as of May 6, 1999, of the SRH Restricted Share holders, the number of SRH Restricted Shares held by each such holder, the date of each SRH Restricted Share granted, the expiration date of each such SRH Restricted Share, the vesting schedule of each such SRH Restricted Share, the SRH Stock Plan pursuant to which each such SRH Restricted Share was granted and the price, if any, at which each such SRH Restricted Share may be settled under the applicable SRH Stock Plan. Except as Previously Disclosed, since December 31, 1998, SRH has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of SRH Common Stock issued upon the exercise, settlement or conversion of SRH Options and SRH Restricted Shares outstanding as of May 6, 1999, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding SRH Options or SRH Restricted Shares. Except as Previously Disclosed, there are no outstanding contractual obligations of SRH or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of SRH or any of its Subsidiaries. Except as Previously Disclosed, there are no outstanding contractual obligations of SRH or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The SRH Common Stock and the SRH Preferred Stock are referred to collectively as the "SRH Capital Stock."

     4.3 Authority No Violation. (a) SRH has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SRH prior to the date hereof (which approval satisfies in full the requirements of Luxembourg Law regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of SRH has recommended to SRH's stockholders to tender their Shares of SRH Common Stock in the Offer. No other proceeding on the part of SRH and no stockholder vote is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SRH and (assuming due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding obligation of SRH, enforceable against SRH in accordance with its terms. In addition, the Board of Directors of SRH has taken all requisite action such that the provisions of any applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation, are not applicable to the Merger, the Offer or the other transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement by SRH, nor the consummation by the Company of the Merger or SRH of the Offer, nor compliance by SRH with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of association (or similar documents) of SRH or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in
Section 4.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SRH or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects upon notice or lapse of time, or both) upon any of the respective properties or assets of SRH or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which SRH or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

     4.4 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA and the Bank Merger Act, the FSA, the HKMA and the FBC, (b) the filing of any required applications or notices with the New York State Banking Department, (c) the filing with the SEC of the Proxy Statement in definitive form, (d) the filing of the

Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state, local and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, futures commission merchants, commodities trading advisors, commodities pool operators, investment advisers and insurance agencies and any applicable SRO, and the rules of the NYSE, the Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange (f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (h) such additional consents and approvals set forth in Section 4.4 of the SRH Disclosure Schedule, (i) the filing of the Offer Circular with, and the approval of such Offer Circular by, the CSFS, the Frankfurt Stock Exchange, the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Acquired Companies or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or, of or with any other Person by or on behalf of SRH, are necessary in connection with (x) the execution and delivery by SRH of this Agreement, or (y) the consummation by SRH of the Offer. As of the date hereof, SRH has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied, as the case may be.

     4.5 Reports. SRH and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with any Regulatory Agencies, and all other reports, registrations and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of Luxembourg or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of SRH and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of SRH, investigation into the business or operations of SRH or any of its Subsidiaries since January 1, 1996. Except as Previously Disclosed, there is no unresolved violation, material criticism, or exception by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of SRH or any of its Subsidiaries.

     4.6 Financial Statements. SRH has previously made available to Parent copies of (a) the consolidated statements of condition of SRH and its Subsidiaries as of December 31, 1997 and December 31, 1998, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, in each case accompanied by the audit report of KPMG Audit Reviseurs d'entreprises, SRH's independent public accountants and (c) the unaudited consolidated interim financial statements of SRH for the fiscal quarter ended March 31, 1999. The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of SRH and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of SRH and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

     4.7 Broker's Fees. Neither SRH nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, except that SRH has retained International Real Returns LLC and Goldman, Sachs & Co. as its financial advisors, pursuant to compensation arrangements which have been disclosed in writing to Parent, and will not be modified subsequent to, the date of this Agreement.

     4.8 Absence of Certain Changes of Events. (a) Except as Previously Disclosed in the SRH Disclosure Schedule, since December 31, 1998, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraphs of this Article IV or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Acquired Companies.

     (b) As of the date of this Agreement, except as Previously Disclosed in the SRH Disclosure Schedule, since December 31, 1998, SRH and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

          (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any SRH Capital Stock, other than regular annual cash dividends on SRH Common Stock and dividends payable on SRH Preferred Stock in accordance with their terms as of the date of this Agreement;

          (ii) any split, combination or reclassification of any SRH Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of SRH Capital Stock, except for issuances of SRH Common Stock upon the exercise of SRH Options awarded prior to the date hereof in accordance with the terms of SRH Stock Option Plans; or

          (iii) except insofar as required by a change in GAAP or other applicable generally accepted accounting methods, any change in accounting methods, principles or practices by SRH or any of its Subsidiaries.

     4.9 Legal Proceedings. (a) Neither SRH nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of SRH, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against SRH or, to the Knowledge of SRH, any of its Subsidiaries, (ii) against any person who is currently an executive officer or director of SRH or any of its Subsidiaries with respect to any of their actions as such or (iii) challenging the validity or propriety of the transactions contemplated by this Agreement. SRH has Previously Disclosed a list of all pending or, to the Knowledge of SRH, threatened Claims and Proceedings which, in each case, seek, or could result in, damages or other amounts payable by SRH or its Subsidiaries, in excess of $3 million ($3,000,000).

     (b) There is no injunction, order, judgment or decree imposed upon SRH or, to the Knowledge of SRH, any of its Subsidiaries or the assets of SRH or any of its Subsidiaries.

     4.10 Tax Matters. SRH and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects.

     4.11 Employee Benefit Plans; ERISA. (a) Except as Previously Disclosed, neither SRH nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensa-tion, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA providing benefits to any current or former employee, consultant or director of SRH or any of its Subsidiaries or any current or former employee, consultant or director of any entity with respect to which SRH or its Subsidiaries is a successor (collectively the "SRH Benefit Plans"). True and complete copies of each SRH Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded SRH Benefit Plan have been supplied or made available to Parent. Except as Previously Disclosed: (i) neither SRH nor any of its Subsidiaries has any plan or commitment, whether legally binding or not, to create any additional SRH Benefit Plan or modify or change any existing SRH Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of SRH or any Subsidiary thereof; and (ii) since December 31, 1998 there has been no material change, amendment, modification to, or adoption of, any SRH Benefit Plan.

     (b) With respect to each SRH Benefit Plan: (i) if intended to qualify under
Section 401(a), 401(k) or 403(a) of the Code such plan has received a favorable determination letter from the Internal Revenue Service, or if intended to qualify under any law or regulation of any foreign jurisdiction or Regulatory Agency such plan so qualifies, and SRH is not aware of any circumstances likely to result in revocation of such favorable determination or such qualification;
(ii) it has been operated and administered in all material respects in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations);
(iii) there are no material pending or, to the Knowledge of SRH, threatened claims against, by or on behalf of any SRH Benefit Plans (other than routine claims for benefits); (iv) to the Knowledge of SRH, no material breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred which would subject SRH or any Subsidiary to material liability; (vi) no material Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such SRH Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on SRH's consolidated financial statements.

     (c) Neither SRH nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and to the Knowledge of SRH, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to SRH, any of its Subsidiaries or, after the Closing, to Parent.

     (d) SRH and each of its Subsidiaries has complied with, and each such SRH Benefit Plan conforms in operation and form to, all applicable legal requirements, domestic or foreign, including, but not limited to, ERISA and the Code, in all material respects.

     (e) With respect to each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) as to which either SRH or any Subsidiary may incur any liability under Section 302 or Title IV of ERISA or Section 412 of the
Code:

          (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code);

          (ii) no such plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of either SRH or any Subsidiary under Title IV of ERISA;

          (iii) no complete or partial withdrawal from such plan has been made by SRH or any Subsidiary, or by any other Person, so as to result in a material liability to SRH or any Subsidiary, whether such liability is contingent or otherwise;

          (iv) no proceeding has been initiated by any Person (including the PBGC to terminate any such plan or to appoint a trustee for any such plan;

          (v) to the Knowledge of SRH, no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any material liability of SRH or any Subsidiary under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan;

          (vi) if any such plan were to be terminated as of the Closing Date or if any Person were to withdraw from such plan, neither SRH nor any Subsidiary would incur, directly or indirectly, any material liability under Title IV of ERISA;

          (vii) no "reportable event" (as defined in ERISA) for which the 30-day reporting requirement has not been waived has occurred with respect to any such plan, nor has any notice of such event or similar notice to any foreign Regulatory Agency been required to be filed for any SRH Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

          (viii) no such plan which is subject to Section 302 of ERISA or
     Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither SRH nor any of its Subsidiaries has provided, or is required to provide, security to any SRH Benefit Plan pursuant to Section 401(a)(29) of the Code; and

          (ix) the transactions contemplated hereby will not result in any event described in section 4062(e) of ERISA.

     (f) Except as Previously Disclosed, with respect to each SRH Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither SRH nor any Subsidiary has any obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of SRH or any of its Subsidiaries beyond their termination of employment or service, other than as required under Section 4980B of the Code, and each such SRH Benefit Plan may be amended or terminated at any time without incurring liability thereunder. Except as Previously Disclosed, there has been no communication to any employee, consultant or director of SRH or any Subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

     (g) Except as Previously Disclosed, the consummation of the transactions contemplated hereby, either alone or in combination with another event, (whether contingent or otherwise) will not (i) entitle any current or former employee, consultant or director of SRH or any Subsidiary or any group of such employees, consultants or directors to any payment, (ii) increase the amount of compensation due to any such employee, consultant or director (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit;
(iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign law or regulation.

     (h) Under each SRH Benefit Plan which is a single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in SRH Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of

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

such SRH Benefit Plan, and there has been no material adverse change in the financial condition of such SRH Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

     (i) SRH has Previously Disclosed a true, correct and complete schedule of all extensions of credit made to the executive officers and directors of SRH and its Subsidiaries and their related interests that are required to be reported to any applicable Regulatory Authority.

     (j) Except as Previously Disclosed, no SRH Benefit Plan, or SRH or any Subsidiary, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

     (k) Except as Previously Disclosed, neither SRH nor any Subsidiary maintains any plan, program or arrangement or is a party to any contract that provides any benefits or provides for payments to any Person in, based on or measured by the value of, any equity security of, or interest in, SRH or any Subsidiary.

     4.12 Licenses; Compliance with Applicable Law. SRH and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SRH or any of its Subsidiaries, and neither SRH nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above.

     4.13 Certain Contracts. Except as Previously Disclosed, neither SRH nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to SRH or any of its affiliates or which restricts the conduct of any business by SRH or any of its affiliates or any geographic area in which SRH or any of its affiliates may conduct business or requires exclusive referrals of any business, (d) except as contemplated by Article I hereof or as Previously Disclosed (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Offer or the Merger. SRH has previously made available to Parent true and correct copies of all employment, termination and compensation (including deferred compensation) agreements with executive officers, key employees or material consultants which are in writing and to which SRH or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.13, whether or not Previously Disclosed, is referred to herein as a "SRH Contract", and neither SRH nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of the above by any of the other parties thereto.

     4.14 Agreements with Regulatory Agencies. Except as Previously Disclosed, neither SRH nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in SRH Disclosure

Schedule, a "SRH Regulatory Agreement"), nor has SRH or any of its Subsidiaries
(a) been advised since January 1, 1996 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such SRH Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

     4.15 Derivative Instruments. Any Derivative Instruments, whether entered into for the account of SRH or one of its Subsidiaries or for the account of a customer of SRH or one of its Subsidiaries, were entered into in the ordinary course of business and, in accordance with prudent business practice and rules, regulations and policies of any Regulatory Authority applicable to SRH and its Subsidiaries, and to SRH's Knowledge, with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of SRH or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. SRH and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.16 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of SRH disclosed to the Parent for the period ended December 31, 1998, liabilities identified in
Section 4.17 of the SRH Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, neither SRH nor any of its Subsidiaries has incurred any liability of any nature required by GAAP to be reflected in a balance sheet prepared in accordance with GAAP.

     4.17 Environmental Matters. (a) The Real Property, and to the Knowledge of SRH, the Loan Properties are in compliance with all applicable Environmental Laws, except for noncompliance that would not reasonably be expected to result in a material liability to SRH or any of its Subsidiaries.

     (b) There is no suit, claim, action or proceeding pending or, to the Knowledge of SRH, threatened, before any Governmental Entity, Regulatory Agency or other forum in which SRH or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to any Release.

     (c) To the Knowledge of SRH, there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in Section 4.17(b), except for noncompliance that would not reasonably be expected to result in a material liability to SRH or any of its Subsidiaries.

     (d) To the Knowledge of SRH, there has been no Release in, on, under or affecting any Real Property or Loan Property.

     4.18 Year 2000. SRH has carried out a review to evaluate the extent to which the business or operations of SRH or any of its Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, SRH has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Acquired Companies. SRH reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by SRH and its Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. SRH is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem other than as Previously Disclosed, complete and accurate copies of which have been made available to Parent. SRH has previously provided to Parent complete and accurate copies of all of its internal plans, including estimates of the anticipated associated costs, for addressing the Year 2000 Problem as it relates to SRH and its Subsidiaries. "Year 2000 Problem" means the risk that computer hardware or software applications will not record,

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

store, process, calculate and present calendar dates falling on and after January 1, 2000, and calculate information dependent upon or relating to such dates, in the same manner and with the same functionality, data integrity and performance as such products record, store, process, calculate and present calendar dates falling on or before December 31, 1999, and calculate information dependent on or relating to such dates.

     4.19 Labor Matters. (a) Except as Previously Disclosed, (i) the employees employed by SRH or any Subsidiary are not represented by any labor union or other labor representative or organization (ii) there are no contracts, arrangements, commitments or understandings with or to a labor union or other labor organization, including any collective bargaining agreements or other similar arrangements in effect with respect to such employees and, (iii) there are no other persons attempting to represent or organize or purporting to represent for bargaining purposes any employees employed by SRH or any Subsidiary.

     (b) Except as Previously Disclosed, (i) since January 1, 1996 there has not occurred or been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to employees employed by SRH or any Subsidiary and (ii) no material grievance or arbitration or other proceeding arising out of or under any collective bargaining agreement is pending or threatened.

     (c) SRH and each Subsidiary is in material compliance with all legal requirements (including any legal obligation to engage in affirmative action) relating to the employment of former, current, and prospective employees and independent contractors and there are no complaints, charges or claims against SRH or any Subsidiary pending, or to the knowledge of the SRH, threatened in respect thereof.

     4.20 Fairness Opinion. On or before the date hereof, Goldman, Sachs & Co. has delivered its opinion to SRH's Board of Directors that the consideration to be offered by Parent or Offer Sub to the holders of SRH Common Stock in the Offer is fair, from a financial point of view, to the holders of SRH Common Stock, a true and correct copy of which has been delivered to Parent.

     4.21 Transactions with Affiliates. Except as Previously Disclosed, from January 1, 1997 through the date hereof there have been no transactions, agreements, arrangements or understandings between SRH or any of its Subsidiaries, on the one hand, and SRH's affiliates (other than wholly owned Subsidiaries of SRH) or other Persons, on the other hand, that would, if SRH were an Exchange Act Reporting Company, be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as Previously Disclosed, Parent hereby represents and warrants to the Company and SRH as follows:

     5.1 Corporate Organization. Parent is a public limited company duly organized and validly existing under the laws of England. Promptly following the date hereof, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and all of its outstanding capital stock will be owned directly or indirectly by Parent. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, will conduct its operations only as contemplated hereby and will engage in no other business activities other than activities conducted in furtherance of the transactions contemplated hereby; provided, however, that Merger Sub may incur indebtedness that does not contravene any other provision hereof, including Section 5.4. Parent has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (to the extent the concept of "qualification to do business" exists) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

     5.2 Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Merger Sub will have full corporate power and authority to enter into and deliver this Agreement and become a party hereto, and to consummate the transactions contemplated hereby.

     (b) The consummation of the transactions contemplated hereby has been duly and validly approved by a duly authorized committee of the Board of Directors of Parent, and will be duly and validly approved by the Board of Directors of Merger Sub, and Parent will cause the stockholder or stockholders of Merger Sub to approve the Merger. No other corporate proceedings on the part of Parent and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

     (c) The execution and delivery of this Agreement by Parent has been duly and validly authorized in accordance with applicable law. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company and SRH) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

     (d) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent and Merger Sub of the Merger and the Offer, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any applicable law or the memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     5.3 Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA and the Bank Merger Act, the FSA, the HKMA, and the FBC, (b) the filing of any required applications or notices with the New York State Banking Department, (c) the filing with the SEC of the Proxy Statement in definitive form, (d) approval of the Merger by the board of directors of Merger Sub and by the stockholders of Merger Sub in accordance with the MGCL and the filing of the Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state, local and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable SRO, and the rules of the NYSE, the Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange, (f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (h) such additional consents and approvals set forth in Section 5.3 of the Parent Disclosure Schedule, (i) the filing of the Offer Circular with, and the approval of such Offer Circular by, the CSFS, the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the

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

failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on Parent or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or, of or with any other Person by Parent, are necessary in connection with (x) the execution and delivery by Parent and Merger Sub of this Agreement, (y) the consummation by Merger Sub of the Merger or by HSBC Bank USA of the Bank Merger or (z) the consummation by Parent or Offer Sub of the Offer. As of the date hereof, Parent has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied without imposition of a Burdensome Condition, as the case may be.

     5.4 Financing. Parent will have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and make the payment of all fees and expenses relating to such transactions.

     5.5 Financial Reports. Parent has previously made available to the Company and SRH copies of (i) the consolidated balance sheets of Parent and its Subsidiaries as of December 31, 1998, (ii) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year 1998 as reported in its Annual Report for the fiscal year ended December 31, 1998 (the "Parent Financial Reports") in each case accompanied by the audit report of its independent public accountants. The Parent Financial Reports (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles in the United Kingdom or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

     5.6 Litigation; Regulatory Action. (a) No litigation, claim or other proceeding before any court or governmental agency is pending against it or, to its Knowledge, any of its Subsidiaries and, to its Knowledge, no such litigation, claim or other proceeding has been threatened, in each case that would or would reasonably be expected to have a Material Adverse Effect on Parent.

     (b) Neither it nor, to its Knowledge, any of its Subsidiaries or properties, is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter of similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

     (c) Neither it nor, to its Knowledge, any of its Subsidiaries, has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     5.7 Absence of Certain Changes. Except as publicly disclosed in London prior to the date hereof, since December 31, 1998, (i) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (ii) no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article V or otherwise), has had, or is reasonably expected to have a Material Adverse Effect with respect to Parent.

     5.8 Year 2000. Neither Parent nor any of its Subsidiaries has received, nor to the Knowledge of Parent are there facts that would form the basis for the issuance of, a Year 2000 Deficiency Notification Letter. Parent has a plan for addressing the Year 2000 Problem and Parent's United States operations have plans for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year

2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of Parent or its Subsidiaries, as applicable. Between the date of this Agreement and the Effective Time, Parent shall use its reasonable best efforts to implement such plans.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company and SRH shall each, and shall cause its respective Subsidiaries to, (a) conduct their business only in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact their business organization, employees and advantageous business relationships and retain the services of their key officers and key employees, (c) take no intentional action which would adversely affect or delay in any material respect the ability of either Parent, SRH or the Company to obtain any Requisite Regulatory Approvals and (d) use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Successor Corporation to conduct the business of the Company and its subsidiaries as currently conducted following the Effective Time.

     6.2 Forbearances of the Company and SRH. During the period from the date of this Agreement to the Effective Time, except as Previously Disclosed or except as expressly contemplated or permitted by this Agreement or the Option Agreement, neither the Company nor SRH shall, nor shall either permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than deposits and similar liabilities, short-term indebtedness incurred to refinance existing short-term indebtedness, indebtedness of the Company's Subsidiaries to the Company or any of its wholly owned Subsidiaries, indebtedness of SRH's Subsidiaries to SRH or any of its wholly owned Subsidiaries and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or (ii) any capital expenditures, obligations or liabilities;

          (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (A) regular annual or quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of the rate heretofore in effect on the Company Common Stock or the SRH Common Stock and dividends on the Company Preferred Stock or SRH Preferred Stock pursuant to the terms thereof and
     (B) dividends paid in the ordinary course of business by any wholly owned Subsidiary of the Company or of SRH) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any additional Options, Restricted Shares, Incentive Compensation Awards, SRH Options or SRH Restricted Shares, or grant any Person any right to acquire any shares of its capital stock or any right the value of which is based on the value of shares of its capital stock, (iv) issue any additional shares of capital stock, other than with respect to the conversion of convertible securities outstanding as of the date hereof pursuant to their terms and the exercise, conversion or settlement of Options or SRH Options granted prior to the date hereof pursuant to the Company Stock Plans or the SRH Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets, including, without limitation, capital stock in any Subsidiaries of the Company or of SRH,

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

     to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

          (f) other than in the ordinary course of business consistent with past practice or as required by law or contracts in effect as of the date hereof set forth in Section 6.2 of the Company Disclosure Schedule or of the SRH Disclosure Schedule, increase in any manner the wages, salaries, compensation, pension or other fringe benefits or perquisites of any current or former employees, consultants or directors of the Company or of SRH or any of their respective Subsidiaries, or vest, fund or pay any pension or retirement allowance other than as required by any existing Company Benefit Plans or SRH Benefit Plans disclosed in the Company Disclosure Schedule or the SRH Disclosure Schedule to any such current or former employees, consultants or directors or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for the benefit of any current or former employee, consultant or director or accelerate the vesting, funding or payment of any compensation payment or benefit (except pursuant to the terms of existing plans or agreements disclosed on the Company Disclosure Schedule or on the SRH Disclosure Schedule);

          (g) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

          (h) change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or, in the case of SRH and its Subsidiaries, other applicable generally accepted accounting principles, or change any of its methods of reporting material items of income and deductions for Tax purposes from those employed in the preparation of the Tax returns of the Company and of SRH for the taxable years ending December 31, 1998 and 1997, except as required by changes in law or regulation or as Previously Disclosed;

          (i) adopt or implement any amendment to its articles or certificate of incorporation, articles of association, bylaws (or similar documents) or any plan of consolidation, merger or reorganization;

          (j) take any intentional action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices; or

          (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

     6.3 Covenants of Parent. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Parent shall, and shall cause its Subsidiaries to, (a) not take, or agree to, or make any commitment to take, any action, without the prior written

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

consent of the Company and of SRH (which consent shall not be unreasonably withheld or delayed), that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices (b) take no intentional action which would adversely affect or delay in any material respect, the ability of either Parent, SRH or Company to obtain any Requisite Regulatory Approval and (c) use its reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Successor Corporation to conduct the business of the Company and its respective Subsidiaries as currently conducted following the Effective Time.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Regulatory Matters. (a) Each of the Company, SRH and Parent agrees to cooperate in the preparation of (i) the proxy statement and other proxy solicitation materials of the Company (the "Proxy Statement") and all related documents) in connection with the Company Meeting (as defined in Section 7.5) and (ii) an offer document to be filed by Parent and/or Offer Sub with the CSFS and any other applicable Regulatory Authority and/or stock exchange in connection with the Offer (the "Offer Circular"). Provided Parent has cooperated as required above, the Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable and to file the final Proxy Statement as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Parent shall file the Offer Circular with the CSFS and any other applicable Regulatory Authority and/or stock exchange at such time as it shall reasonably determine is necessary in order to consummate the Offer in accordance with Section 7.13. The Company and SRH agree to furnish to Parent all information concerning the Company and SRH, their Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of the Company, SRH and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto and (ii) the Offer Circular at the date of mailing, and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company, SRH and Parent further agrees that if it shall become aware prior to the Effective Time (or the consummation of the Offer) of any information furnished by it that would cause any of the statements in the Proxy Statement (or the Offer Circular) to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement (or the Offer Circular).

     (c) The Company, SRH and Parent, as appropriate, shall promptly prepare and file all requisite notices and applications with respect to the Merger and the Offer with the Federal Reserve Board, the CSFS, the FSA, the HKMA, the FBC and any other applicable local, state, federal or foreign Regulatory Agency and as required under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations, and shall seek confirmation that no Regulatory Agency objects to the consummation of the transactions contemplated by this Agreement.

     (d) Subject to proviso to the first sentence of Section 7.6, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Offer), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent, the Company and SRH shall, to the extent practicable, consult each other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, SRH or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (e) Parent, SRH and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Offer Circular or any other statement, filing, notice or application made by or on behalf of Parent, SRH, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (f) Parent, SRH and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

     7.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange or transfer of information, the Company and SRH shall, and shall cause their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all properties, books, contracts, commitments and records and, during such period, the Company and SRH shall, and shall cause their respective Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of the supranational federal, state, local or foreign securities laws or banking laws (other than reports or documents which the Company and SRH are not permitted to disclose under applicable law) and (ii) all other information concerning their business, properties and personnel as Parent may reasonably request. Neither the Company nor SRH nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement, but shall disclose the nature of all such withheld information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Company and SRH shall furnish Parent with all reasonable information relevant to its ability to consummate the Merger, the Offer and the other transactions contemplated hereby.

     (b) Each of Parent, the Company and SRH shall hold all information furnished by or on behalf of any other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) or (b) or otherwise in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 27, 1999, among the Company, SRH and Parent (the "Confidentiality Agreement").

     (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     7.3 Board Recommendation. (a) The Company's Board of Directors has adopted a resolution recommending approval of this Agreement and the Merger by the Company's stockholders, and except as provided in the next sentence, the Board of Directors of the Company shall at all times recommend approval of the Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent and Merger Sub (or not to continue to make) its recommendation to its stockholders if, but only if, (a) in the opinion of the Company's outside counsel, such action is required in order for the Board of Directors of the Company to comply with duties applicable to directors under applicable law, (b) the Company has given Parent five business days' prior notice of its intention to withdraw or modify such recommendation and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (c) the Company has fully and completely complied with Section 7.4; provided that, unless a court of competent jurisdiction shall have determined that under the MGCL the Board is required to have the ability to revoke such resolution, the Company's Board of Directors shall under no circumstance revoke the resolution adopted prior to the execution hereof determining that the Merger is advisable.

     (b) SRH's Board of Directors has adopted a resolution recommending, and at all times shall recommend, that holders of SRH Common Stock tender their shares pursuant to the Offer, except in order for the Board of Directors to comply with duties applicable to directors under applicable law.

     7.4 Other Offers. The Company, SRH and their respective Subsidiaries, and the officers, directors, financial or legal advisors of the Company, SRH and their respective Subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or Alternative Offer or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company, SRH or any of their respective Subsidiaries or afford access to the properties, books or records of the Company, SRH or any of their respective Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or Alternative Offer; provided that the Company and SRH may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal or Alternative Offer engage in the activities specified in clause (b) of this Section 7.4, if (i) in the opinion of the outside counsel of the Company or of SRH, as the case may be, such action is required for the Board of Directors of the Company or of SRH, as the case may be, to comply with the duties applicable to directors under applicable law and
(ii) the Company or SRH has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Company or to SRH than those contained in the Confidentiality Agreement. The Company and SRH will immediately notify Parent orally and will promptly (and in no event later than 24 hours after the relevant event) notify Parent in writing (which oral and written notices shall identify the Person making the Acquisition Proposal or Alternative Offer or request for information and set forth the material terms thereof) after having received any Acquisition Proposal or Alternative Offer, or request for nonpublic information relating to the Company or SRH or any of their respective Subsidiaries or for access to the properties, books or records of the Company, SRH or any of their respective Subsidiaries by any Person who is considering making or has made an Acquisition Proposal or Alternative Offer. The Company and SRH will keep Parent fully and currently informed of the status and details of any such Acquisition Proposal or Alternative Offer or request and any related discussions or negotiations. The Company and SRH shall, and shall cause their respective Subsidiaries and directors, officers and financial and legal advisors to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal or Alternative Offer. Nothing in this Section 7.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the stockholders of the Company or of SRH which, in the judgment of the outside counsel of the Company or of SRH, is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company and of SRH and their respective Boards of Directors under any other provision of this Agreement. For purposes of this Agreement, "Alternative Offer" means any offer or proposal for, or any indication of interest in (a) an acquisition of securities representing 10% or more of the voting power of SRH or 25% or more of the voting power of any Subsidiary of SRH or (b) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of SRH or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Company or any Significant Subsidiary of the Company, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Company or all or substantially all of the assets or deposits of any Significant Subsidiary of the Company, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Company or more than 25% of SRH any Significant Subsidiary of the Company, or (z) any substantially similar transaction.

     7.5 Stockholder Approval. The Company shall call a meeting of its stockholders (the "Company Meeting") to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with the Merger. The Company shall recommend (subject to Section 7.3) that its stockholders approve the Merger and shall use its reasonable best efforts to obtain the requisite stockholder approval of the Merger. Without limiting the generality of the foregoing, unless a court of competent jurisdiction shall have determined that holding a meeting under such circumstances would be impermissible under the MGCL, the Company agrees that its obligations pursuant to the first sentence of this Section 7.5 shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal, or a decision by the Board of Directors of the Company to withdraw or modify in a manner adverse to Parent or Merger Sub (or not to continue to make) its recommendation to its stockholders to approve the Merger.

     7.6 Legal Conditions to Merger. Each of Parent, SRH and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and the Offer and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, SRH or Parent or any of their respective Subsidiaries in connection with the Merger, the Offer and the Bank Merger; provided that Parent shall not be obligated to agree to any Burdensome Condition. For purposes of this Agreement, "Burdensome Condition" means any conditions, restrictions or requirements which the Board of Directors of Parent reasonably determines would, individually or in the aggregate, (a) reduce the benefits of the Merger, the Offer and the Bank Merger (considered as a single transaction) to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof or (b) have, or would reasonably be expected to have, a material and adverse effect on the Acquired Companies following the Effective Time, it being understood that neither (i) a condition preventing the integration of the computer systems of the Company or SRH or their respective Subsidiaries with those of Parent or its Subsidiaries until after January 1, 2000 or (ii) a condition imposed by U.S. federal or state bank regulatory authorities in connection with the Bank Merger that requires the raising of capital in the bank surviving the Bank Merger consistent with regulatory precedent shall be deemed a Burdensome Condition.

     7.7 Indemnification; Directors' and Officers' Insurance. (a) The articles of incorporation and bylaws of the Successor Corporation shall contain, to the extent permitted by the MGCL, the provisions with respect to limitation of liability and indemnification set forth in the articles of incorporation and bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties (as defined below) in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided that the articles of incorporation and bylaws of the Successor Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in the articles of incorporation and bylaws of the Successor Corporation without giving effect to changes permitted by this proviso.

     (b) From and after the Effective Time, Parent shall cause the Successor Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the MGCL, the present and former officers and directors of the Company or any of its Subsidiaries in their capacities as such (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

     (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby) which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided further, that if Parent is unable to maintain or obtain the insurance called for by this Section 7.7(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 7.7.

     (e) The constituent documents or board resolutions of SRH shall contain, to the extent permitted by Luxembourg law, the provisions with respect to limitation of liability and indemnification set forth in such constituent documents or board resolutions on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the present and former officers and directors of SRH or any of its Subsidiaries (in their capacities as such) in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided that such constituent documents or board resolutions shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in such constituent documents without giving effect to changes permitted by this proviso.

     (f) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.8 Further Assurances. At and after the Effective Time, the officers and directors of the Successor Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, SRH or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, SRH or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Successor Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company or of SRH acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     7.9 Advice of Changes. Parent and the Acquired Companies shall promptly advise the other parties of any change or event having, or which could have, a Material Adverse Effect on it or them, as applicable, or which would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or would be reasonably likely to cause any of the conditions in Article VIII not to be satisfied or to cause the satisfaction thereof to be materially delayed.

     7.10 Employee Benefits. (a) From and after the Effective Time, Parent shall, or shall cause the Successor Corporation to, recognize prior service recognized under the plans of the Company or SRH or any of their Subsidiaries of each employee of the Company or SRH or any of their respective Subsidiaries as of the Effective Time (the "Company Employees" and the "SRH Employees", respectively) as service under the employee benefit plans of Parent or its Subsidiaries for purposes of eligibility and vesting (but not for purposes of benefit accruals) in which such Company Employee or SRH Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, or shall cause the Successor Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Subsidiaries to be waived with respect to the Company Employees, and the SRH Employees and their eligible dependents to the extent that such Company Employees, SRH Employees and their eligible dependents were covered or would have been covered under the group health plans of the Company or SRH immediately prior to the Effective Time and (ii) give each Company Employee and SRH Employee credit, for the plan year in which such Company Employee or SRH Employee commences participation in the plans of Parent or its Subsidiaries, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation. Parent shall maintain employee benefit plans, programs, policies and arrangements for Company Employees and SRH Employees which provide benefits that are no less favorable in the aggregate to those provided under the applicable employee benefit plans (as defined in Section 3(3) of ERISA (excluding plans exempt under Section 201(2) of ERISA)) of the Company or SRH and their respective Subsidiaries generally available to Company Employees or SRH Employees in effect immediately prior to the Effective Time (other than the Republic 1999 Reorganization Severance Plan), until the earlier of (1) one year after the Effective Date or (2) the time that Parent or its Subsidiaries makes available to such Company Employees and SRH Employees employee benefit plans, programs, policies and arrangements that are no less favorable in the aggregate than are provided to similarly situated employees of Parent or its Subsidiaries in the applicable jurisdiction. From and after the Effective Time, the Successor Corporation shall honor, fulfill and discharge, and shall cause its Subsidiaries to honor, fulfill and discharge, in accordance with the terms, each existing Company Benefit Plan.

     (b) As soon as practicable following the date hereof, the Company and SRH will offer to enter into retention bonus and pay guarantee agreements with key employees of the Company and SRH, as determined and approved by Parent in consultation with the Company. In no event shall any amount be payable under any such agreement prior to the Effective Time.

     (c) As of the Effective Time, the Company or SRH shall remove, or cause to be removed from each and every plan, program, agreement or arrangement any right of any participant thereunder to invest in, or receive a distribution in, Company Common Stock or SRH Common Stock, as the case may be, including without limitation, the Profit Sharing and Savings Plan of Republic National Bank of New York and except with respect to awards and rights as set forth in Sections 1.6,
1.7 and 1.8 hereof, shall cancel, as of the Effective Time, any then outstanding award of Company Common Stock or SRH

Common Stock or right the value of which is based on the value of Company Common Stock or SRH Common Stock (and any obligation of the Company, SRH or any of their respective Subsidiaries to deliver such an award or right); provided that the Company or SRH may substitute a cash payment therefor of equivalent value determined as of the Effective Time.

     7.11 Takeover Statutes. The Company and SRH will take all steps necessary to exempt (or continue the exemption of) the Merger, the Offer, this Agreement, the Option Agreement and the Stockholder Agreement and the transactions contemplated hereby and thereby (including, without limitation, exercise of the Option (as defined therein)) from, or if necessary challenge the validity or applicability of, any applicable "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state or foreign jurisdiction, as now or hereafter in effect.

     7.12 Environmental Audit. The Company, SRH or their respective Subsidiaries, as applicable, shall conduct an environmental audit prior to foreclosure on any real property securing any loan if it has Knowledge that any chemical, product, substance, material or waste that would reasonably be expected to result in a liability material to the Company, SRH or their respective Subsidiaries under any Environmental Law was or is present, manufactured, generated, used, recycled, reclaimed, released, stored, treated or disposed of at, in or from such property, and provide the results of such audit to, and consult with, Parent regarding the significance of such audit prior to foreclosure on any such property.

     7.13 The Offer. Provided that this Agreement shall not have been terminated in accordance with Article IX, Parent shall, or shall cause Offer Sub to, commence an offer to acquire all outstanding shares of SRH Common Stock not owned, directly or indirectly, by the Company at a price of $72.00 per share of SRH Common Stock. Parent shall, and shall cause Offer Sub, to use its reasonable efforts to cause the Offer to be consummated at, or as soon as possible following, the Effective Time. The obligation of Parent or Offer Sub to consummate the Offer and to accept for payment and to pay for any shares of SRH Common Stock tendered pursuant thereto shall be subject only to the conditions set forth in Article VIII to this Agreement and to the prior or concurrent consummation of the Merger (collectively, the "Offer Conditions"), which are for the sole benefit of Parent and Offer Sub and may be asserted by Parent or Offer Sub regardless of the circumstances giving rise to any such condition, or waived by Parent or Offer Sub in whole or in part at any time and from time to time in its sole discretion; provided, that in no event shall Parent or Offer Sub purchase any shares of SRH Common Stock pursuant to the Offer if the Merger shall not have occurred or concurrently occur. The Company and SRH agree that no shares of SRH Common Stock held by the Company, SRH or any of their respective Subsidiaries will be tendered to Parent or Offer Sub pursuant to the Offer. Parent and Offer Sub will not, without the prior written consent of SRH, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of shares of SRH Common Stock sought pursuant to the Offer,
(iii) impose additional conditions to the Offer or change the Offer Conditions (provided, that Parent or Investor in its sole discretion may waive any such conditions and, in connection therewith, substitute a less restrictive condition) or (v) make any other change in the terms or conditions of the Offer which is materially adverse to the holders of the shares of SRH Common Stock. Notwithstanding the foregoing, Parent and SRH may, without the consent of the Company or SRH, (x) extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as all conditions are satisfied or waived, (xi) extend the Offer for any period required by any statute, rule, regulation, interpretation or position of any Governmental Authority applicable to the Offer, and (xii) extend the Offer for any reason on one or more occasions for an aggregate of not more than 15 business days beyond the latest expiration date that would otherwise be permitted under clauses (x) and (xi) of this sentence. Subject to the Offer Conditions and the terms and conditions of this Agreement, Parent shall, and Parent shall cause Offer Sub to, accept for payment, and pay for, all shares of SRH Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

     7.14 Merger Sub. Parent will, as promptly as practicable following the date hereof, form Merger Sub under the MGCL and cause Merger Sub to execute and become a party to this Agreement. From the date of its formation to the Effective Time, Merger Sub shall not, and Parent shall cause Merger Sub not to, engage in any business or other activities, other than activities in furtherance of the Merger and this Agreement or as otherwise permitted by this Agreement.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the Offer shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon.

          (b) Other Approvals. All regulatory approvals and non-objections required to consummate the Merger, the Offer and the Bank Merger shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired (including, if applicable, the expiration or termination of any waiting period under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations) (all such approvals, non-objections and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). For the avoidance of doubt, the term "Requisite Regulatory Approvals" shall be deemed to include the approval or non-objection of the FBC.

          (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Offer or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

     8.2 Conditions to Obligations of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of the Company and of SRH set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received certificates signed on behalf of each of the Company and of SRH by their respective Chief Executive Officers and Chief Financial Officers to such effect.

          (b) Performance of Obligations of the Company and of SRH. The Company and SRH shall have performed in all respects all obligations required to be performed by each of them under this Agreement on or prior to the Closing Date (except to the extent that any failure to so comply (other than with respect to Sections 7.3, 7.4 and 7.5) would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the Acquired Companies), and Parent shall have received certificates signed on behalf of each of the Company and of SRH by their respective Chief Executive Officers and Chief Financial Officers to such effect.

          (c) Approvals. All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct, immediately following the Effective Time, by the Successor Corporation or SRH of the business of the Company and its Subsidiaries or SRH and its Subsidiaries, as applicable, substantially as currently conducted (except for any such approval the failure of which to obtain would not result in a Material Adverse Effect on the Acquired Companies) shall have been obtained and shall remain in full force and effect.

          (d) No Litigation. No Governmental Entity shall have commenced any litigation seeking to restrain, prevent or unwind the Merger or the Offer or impose material sanctions or penalties as a result thereof or seeking to prevent Parent from having full authority to control and manage the Successor Corporation or SRH after the Effective Time.

          (e) Resignation of Directors. Except as otherwise requested by Parent in writing, the directors of each of the Company, SRH and their respective Subsidiaries shall have executed letters of resignation effective at the Effective Time, in the case of the Directors of the Company, and at such time as their successors have been duly elected and qualified, in the case of SRH and their respective Subsidiaries.

          (f) No Burdensome Condition. No Requisite Regulatory Approval shall have imposed any Burdensome Condition.

          (g) Minimum Tender. Immediately prior to the Effective Time and the consummation of the Offer, assuming consummation of the Merger and the purchase of all shares of SRH Common Stock then validly tendered and not withdrawn pursuant to the Offer, Parent would own, directly or indirectly, at least 66 2/3% of the outstanding SRH Common Stock.

     8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. Subject to Section 2.3(b), the representations and warranties of Parent set forth in this Agreement shall be true and correct, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by the Group Financial Director to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (except to the extent that any failure to so comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent), and the Company shall have received a certificate signed on behalf of Parent by the Group Financial Director to such effect.

          (c) Offer. The Offer shall have closed or be closing contemporaneously with the Effective Time and Parent shall have provided evidence reasonably satisfactory to the Company that it, Offer Sub or their designee promptly will purchase shares of SRH Common Stock tendered thereto.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of the matters presented in connection with the Merger:

          (a) by mutual consent of Parent, the Company and SRH in a written instrument executed and delivered in accordance with their respective applicable laws;

          (b) by either Parent, the Company or SRH if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          (c) by either Parent, the Company or SRH if the Merger shall not have been consummated on or before December 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either Parent, the Company or SRH if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or SRH (in the case of Parent) or Parent (in the case of the Company), which breach (other than a breach of Section 7.4) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date referred to in Section 9.1(c); provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Sections 8.2(a), 8.2(b), 8.3(a) or 8.3(b), as applicable;

          (e) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger and the transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (f) by Parent if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its favorable recommendation of the Merger or (ii) the Board of Directors of SRH shall have recommended that shareholders of SRH not accept the Offer and tender their shares pursuant thereto or (iii) the Company or SRH determines to negotiate (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or Alternative Offer or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal or Alternative Offer and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) with any Person other than Parent or its affiliates in connection with an Acquisition Proposal or Alternative Offer; and

          (g) by Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a Burdensome Condition, and such grant and related Burdensome Condition have become final and nonappealable.

     9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, SRH, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) Sections 7.2(b), 9.2 and 10.2 through 10.12 shall survive any termination of this Agreement, (b) such termination shall not affect the Option Agreement or the Stockholder Agreement (which shall remain in effect pursuant to their respective terms unless terminated in accordance therewith) and (c) notwithstanding anything to the contrary contained in this Agreement, neither Parent, SRH, nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement or the Option Agreement; provided that in no event shall any party hereto be liable for any remote or punitive damages.

     9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by Parent, the Company and SRH at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, to the extent required by the MGCL, there may not be, without further approval of such stockholders, any amendment of this Agreement; provided further that any amendment to this Agreement not affecting the terms or conditions of the Offer may be entered into by Parent and the Company without the consent or approval of SRH. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, subject to compliance with applicable law, Parent, SRH and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto for its benefit, (b) waive any inaccuracies in the representations and warranties of the other parties for its benefit contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein for the waiving party's benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     10.2 Expenses. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and the Company.

     10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent, to:

           HSBC Holdings plc
           10 Lower Thames Street
           London EC3R 6AE
           United Kingdom
           Attn: Group Company Secretary
           Fax: 011-44-171-260-8249

         with a copy to:

              Cleary, Gottlieb, Steen & Hamilton
              One Liberty Plaza
              New York, New York 10006
              Attention: James F. Munsell, Esq.
                       Victor I. Lewkow, Esq.
              Fax: (212) 225-3999
         and

         (b) if to the Company, to:

              Republic New York Corporation
              452 Fifth Avenue
              New York, New York 10018
              Attn: Paul L. Lee, Esq.
                  Executive Vice President and
                  General Counsel
              Fax: 212-525-8447

         with a copy to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York 10004
              Attention: H. Rodgin Cohen, Esq.
                       Mitchell S. Eitel, Esq.
              Fax: (212) 558-3588

         and

     (c) if to SRH, to:

              Safra Republic Holdings S.A.
              32 Boulevard Royal
              22449 Luxembourg
              Attn: Leigh Robertson
              Fax: 011-352-22-46-52

         with a copy to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York 10004
              Attention: H. Rodgin Cohen, Esq.
                       Mitchell S. Eitel, Esq.
              Fax: (212) 558-3588

         and to

              Evinger, Hoss & Prussen
              2, Place Winston Churchill, B.P. 425
              L-2014 Luxembourg
              Attn: Jean Hoss, Esq.
              Fax: 011-352-44-22-55

     10.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Company, SRH, Parent or any of their respective directors, Subsidiaries or affiliates to take any action which would violate any applicable law (including any bank secrecy law), rule or regulation. Notwithstanding any other provision of this Agreement, neither Parent, on the one hand, nor the Company or SRH on the other, shall be deemed to have failed to comply with any of its obligations hereunder (other than the giving of notice contemplated by Section 9.1(d)) to the extent such failure is due to a breach (subject to the standard set forth in Section 2.3(b)) by the other party of any of its representations, warranties or covenants set forth herein.

     10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.6 Entire Agreement. This Agreement (including the Company Disclosure Schedule, the SRH Disclosure Schedule, the exhibits attached hereto and all other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement and the Confidentiality Agreement; provided that Section 5 of the Confidentiality Agreement shall not affect the representations and warranties of any party hereto.

     10.7 GOVERNING LAW. EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF THE MGCL, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.9 Publicity. Neither Parent, the Company nor SRH shall, nor shall any of them permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed and, in any event, only after consultation with the other parties to the extent feasible.

     10.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Parent may assign its obligation to make the Offer to any direct or indirect wholly owned Subsidiary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     10.11 Court Proceedings. (a) Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     (b) Governmental Entity. Notwithstanding any provision herein, no party shall be required to commence any action against any Governmental Entity in order to perform its obligations hereunder.

     10.12  Definitions and Usage.  (a) For purposes of this Agreement:

     "ACQUIRED COMPANIES" means the Company (or, at and after the Effective Time, the Successor Corporation) and SRH.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Agreement and Plan of Merger, the Company Disclosure Schedule, the SRH Disclosure Schedule and all Exhibits hereto.

     "BANK" means Republic National Bank of New York.

     "BANK MERGER" means the merger of the Bank with HSBC Bank USA (formerly Marine Midland Bank).

     "LOAN PROPERTY" means with respect to any Person, any property securing a loan made by such Person or any of its Subsidiaries or which is deemed to be owned by such Person or any of its Subsidiaries.

     "MATERIAL ADVERSE EFFECT" means, (A) with respect to the Acquired Companies, any effect that (1) is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, liabilities, properties, assets, prospects or results of operations of the Acquired Companies and their Subsidiaries taken as a whole other than any change, effect, event or occurrence arising out of the performance by the parties of their obligations under this Agreement provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and other laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) actions or omissions of a party to this Agreement taken with the prior written consent of the other parties to this Agreement, in contemplation of the transactions contemplated hereby, (iv) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges, in each case taken with the prior approval of Parent, in connection with the Merger, in each case in accordance with GAAP, (v) any response of clients or customers of the Acquired Companies or their Subsidiaries to the announcement of the Merger and the Offer, and (vi) changes in general economic conditions affecting banks and their holding companies generally except to the extent that such changes have an adverse effect on the Acquired Companies and their Subsidiaries taken as a whole that is greater than the adverse effect on comparable entities or (2) would materially impair the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; and

     (B) with respect to Parent, any effect that would materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREVIOUSLY DISCLOSED" with respect to any party means information set forth in the portion of such party's Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

     "REAL PROPERTY" means, with respect to any Person, any property currently or formerly owned or operated by such Person or one of its Subsidiaries and all improvements related thereto, including but not limited to all branches, OREO, or property held for the account of another.

     "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC. Notwithstanding the foregoing, for purposes of this Agreement, SRH shall not be deemed a Subsidiary or a Significant Subsidiary of the Company.

     A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                         SECTION
----                                                         --------
Acquisition Proposal.......................................  7.4
Agreement..................................................  Recitals
Alternative Offer..........................................  7.4
Articles of Merger.........................................  1.2
BHCA.......................................................  3.1(a)
Burdensome Condition.......................................  7.6
Certificate................................................  1.5(a)
Claims and Proceedings.....................................  3.9
Closing....................................................  2.1
Closing Date...............................................  2.1
Code.......................................................  1.5
Company....................................................  Recitals
Company $1.8125 Preferred Stock............................  1.4(b)
Company $2.8575 Preferred Stock............................  1.4(b)
Company Benefit Plans......................................  3.11(a)
Company Capital Stock......................................  3.2
Company Common Stock.......................................  1.4(a)
Company Contract...........................................  3.14
Company Disclosure Schedule................................  2.3(a)
Company Employees..........................................  7.10(a)
Company Equity Plans.......................................  1.7
Company Meeting............................................  7.5
Company Preferred Stock....................................  3.2
Company Regulatory Agreement...............................  3.15
Company Reports............................................  3.12
Company Series A DARTs.....................................  1.4(b)
Company Series B DARTs.....................................  1.4(b)
Company Series D Preferred Stock...........................  1.4(b)
Company Stock Option Plans.................................  1.6
Company Stock Plans........................................  1.7
Company Employees..........................................  7.10(a)
Confidentiality Agreement..................................  7.2(b)
CSFS.......................................................  3.4
Derivative Instruments.....................................  3.16
Designated Key Employees...................................  6.11
Draft Company Financial Statements.........................  3.6
EC Merger Regulation.......................................  3.4
Effective Time.............................................  1.2
Environmental Law..........................................  3.18(a)
ERISA......................................................  3.11(a)
Exchange Act...............................................  3.6
Exchange Agent.............................................  1.7
Exchange Fund..............................................  1.7
FBC........................................................  3.4
Federal Reserve Board......................................  3.4
Fiduciary and DPC Shares...................................  1.4(d)

TERM                                                         SECTION
----                                                         --------
Foreign Plans..............................................  3.11(l)
FSA........................................................  3.4
GAAP.......................................................  3.6
Governmental Entity........................................  3.4
HKMA.......................................................  3.4
HSR Act....................................................  3.4
Incentive Compensation Award...............................  1.8
Indemnified Party..........................................  7.7(b)
Injunction.................................................  8.1(c)
Insurance Amount...........................................  7.7(c)
Lien.......................................................  3.1(b)
Maryland Department........................................  1.2
Merger.....................................................  Recitals
Merger Consideration.......................................  1.4(a)
Merger Sub.................................................  Recitals
MGCL.......................................................  Recitals
NYSE.......................................................  3.4
Offer......................................................  Recitals
Offer Circular.............................................  7.1
Offer Conditions...........................................  7.13
Offer Sub..................................................  Recitals
Option Agreement...........................................  Recitals
Option.....................................................  1.6
Option Spread..............................................  1.6
Parent.....................................................  Recitals
Parent Disclosure Schedule.................................  2.3(a)
Parent Financial Reports...................................  5.5
PBGC.......................................................  3.11(e)
Proxy Statement............................................  7.1
Regulatory Agencies........................................  3.5
Release....................................................  3.18(b)
Requisite Regulatory Approvals.............................  8.1(b)
Restricted Share...........................................  1.7
SEC........................................................  3.4
Securities Act.............................................  3.12
SRH........................................................  Recitals
SRH Benefit Plans..........................................  4.11
SRH Capital Stock..........................................  4.2
SRH Common Stock...........................................  4.2
SRH Contract...............................................  4.13
SRH Disclosure Schedule....................................  2.3(a)
SRH Employees..............................................  7.10(a)
SRH Equity Plans...........................................  1.7
SRH Option.................................................  1.6
SRH Option Spread..........................................  1.6
SRH Preferred Stock........................................  4.2
SRH Regulatory Agreement...................................  4.14
SRH Restricted Share.......................................  1.7

TERM                                                         SECTION
----                                                         --------
SRH Stock Option Plans.....................................  1.6
SRH Stock Plans............................................  1.7
SRO........................................................  3.4
Stockholder................................................  Recitals
Stockholder Agreement......................................  Recitals
Stockholder Parent.........................................  Recitals
Successor Corporation......................................  Recitals
Taxes......................................................  3.10(b)
Treasury Shares............................................  1.4(a)
Year 2000 Deficiency Notification Letter...................  3.19(c)
Year 2000 Problem..........................................  4.18(c)

     (c) A fact, event, circumstance or occurrence shall be within a Person's "Knowledge" if, with respect to the Company or any of its Subsidiaries, such fact, event, circumstance or occurrence is or was actually known by any of the Company's or the relevant Subsidiary's executive officers or directors, or, with respect to the Parent or any of its Subsidiaries, such fact, event or circumstance or occurrence is or was actually known by any of Parent's or the relevant Subsidiary's executive officers or directors, or, with respect to SRH or any of its Subsidiaries, such fact, event or circumstance or occurrence is or was actually known by any of SRH's or the relevant Subsidiary's executive officers or directors (or persons serving in a similar capacity to directors under applicable law).

     (d) The symbol "$" and the word "dollar" or "dollars" shall refer to the lawful currency of the United States of America.

     IN WITNESS WHEREOF, Parent, the Company and SRH have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          HSBC HOLDINGS PLC

                                          By: /s/ DAVID J. SHAW
                                            ------------------------------------
                                            Name: David J. Shaw
                                            Title: Authorized Signatory

                                          REPUBLIC NEW YORK CORPORATION

                                          By: /s/ DOV C. SCHLEIN
                                            ------------------------------------
                                            Name: Dov C. Schlein
                                            Title: Chairman and
                                                 Chief Executive Officer

                                          SAFRA REPUBLIC HOLDINGS S.A.

                                          By: /s/ A. LEIGH ROBERTSON
                                            ------------------------------------
                                            Name: A. Leigh Robertson
                                            Title: General Manager
                                                 and Attorney-in-Fact

                                          By: /s/ CLAUDE MARX
                                            ------------------------------------
                                            Name: Claude Marx
                                            Title: Attorney-in-Fact

                                                                      APPENDIX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated May 10, 1999 between Republic New York Corporation, a Maryland corporation ("Issuer"), and HSBC Holdings plc, a public limited company organized and existing under the laws of England ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into a Transaction Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto concurrently with this Stock Option Agreement (the "Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

          1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 20,929,000 fully paid and nonassessable shares of Issuer's common stock, par value $5.00 per share (the "Common Stock"), at a price of $72.00 per share (the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than the Option Price (as adjusted pursuant to Section 5), the Option Price shall be equal to such lesser price; provided, further, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock at the time of exercise. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price is subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number (including the number of shares theretofor issued pursuant to this Option) equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement.

          2. Exercise; Closing. (a) The Holder (as defined below) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent written notice of such exercise (as provided in subsection
     (f) of this Section 2) within 180 days following such Subsequent Triggering Event (or such later period as provided in Section 10).

          (b) Each of the following shall be an "Exercise Termination Event":

             (i) the Effective Time (as defined in the Merger Agreement) of the Merger;

             (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 9.1(d) of the Merger Agreement as a result of a breach of a covenant by Issuer or a willful breach of a representation by Issuer; or

             (iii) the passage of 18 months after termination of the Merger Agreement (or such later period as provided in Section 10) if such termination (A) follows or is concurrent with the occurrence of an Initial Triggering Event or (B) is a termination by Grantee pursuant to
        Section 9.1(d) of the Merger Agreement as a result of a breach of a covenant by Issuer or a willful breach of a representation by Issuer; provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 18- month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event (as defined below) but in no event more than 18 months after such termination.

          The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean Grantee and any other person that shall become a holder of the Option in accordance with the terms of this Agreement.

          (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

             (i) Issuer or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), including Safra Republic Holdings S.A. and its subsidiaries) (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction (other than the Merger referred to in the Merger Agreement). For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or all or substantially all of the assets or deposits of any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of Issuer or more than 25% of any Significant Subsidiary of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its wholly-owned Subsidiaries or involving only any two or more of such wholly-owned Subsidiaries, be deemed to be an Acquisition Transaction, if such transaction is not entered into in violation of the terms of the Merger Agreement;

             (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary or shall have authorized or engaged in, or announced its intention to authorize or engage in, any negotiations regarding an Acquisition Transaction with any person other than the Grantee or a Grantee Subsidiary (it being understood that the provision, request or receipt of information referred to in the parenthetical in Section 9.1(f)(ii) of the Merger Agreement shall not be deemed to constitute negotiations), or the Board of Directors of Issuer shall have failed to recommend or shall have publicly withdrawn or modified, or publicly disclosed that, in the absence of the Option it would withdraw or modify, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the Merger;

             (iii) The shareholders of Issuer shall have voted and failed to approve the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), any person (other than the Grantee or a Grantee Subsidiary) shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

             (iv) (a) Any person other than Grantee, any Grantee Subsidiary, Mr. S or his affiliates or any Issuer Subsidiary acting in a fiduciary or similar capacity in the ordinary course of its business, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the then outstanding shares of Common Stock or (b) any group (the term "group" having the meaning assigned in Section 13(d)(3) of the Exchange Act), other than a group of which the Grantee or any Grantee Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the shares of Common Stock then outstanding;

             (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its stockholders to engage in an Acquisition Transaction;

             (vi) Issuer shall have breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

             (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed with any federal or state regulatory or governmental authority an application for approval or notice of intention to engage in an Acquisition Transaction.

          (d) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person or by a group other than Grantee or any Grantee Subsidiary of beneficial ownership of 25% or more of the then outstanding Common Stock; or

             (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (y) shall be 25% and that the percentage referred in the definition of a Significant Subsidiary shall be changed from 10% to 25%.

          (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

          (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

          (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

          (i) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

          It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act;
     (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares of Common Stock delivered pursuant hereto have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (j) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

          3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees: (i) that it shall at all times maintain, free from subscriptive or preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
     (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA") or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer to duly and effectively issue shares of Common Stock pursuant hereto; (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution; and (v) not to enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing all of Issuer's obligations hereunder; provided that nothing in this Section 3 or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement. Notwithstanding any notice of revocation delivered pursuant to the proviso to Section 7(c), a Holder may require such other party or parties to perform Issuer's obligations under Section 7(a) unless such other party or parties are prohibited by law or regulation from such performance.

          4. Exchange; Replacement. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          5. Adjustments. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this
     Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

          6. Registration. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for a period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary, in the judgment of the Grantee or the Holder, to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance of such shares of Common Stock issuable pursuant to this Option as promptly as practical following such reduction and no reduction in the number of shares of Common Stock to be sold by the Holder shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect pursuant to this Section 6 be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

          7. Repurchase of Option and/or Option Shares. (a) At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the Market/ Offer Price multiplied by the number of Option Shares so designated plus
     (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed). The term "Mar-ket/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price per share of Common Stock within the six-month period immediately preceding the date on which the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

          (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares, as the case may be, in accordance with the provisions of this Section 7. Prior to the later of (x) the date that is five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the day on which a Repurchase Event occurs, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter shall deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, in each case within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as the case may be, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

          (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock; provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

          8. Substitute Option. In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, or engage in a plan of exchange with any person other than Grantee or one of its Subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any Significant Subsidiary's assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

             (1) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing, surviving or acquiring person, and (iv) the transferee of all or substantially all of Issuer's assets.

             (2) "Substitute Common Stock" shall mean the common stock (or similar equity interest) issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

             (3) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

             (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six-month period immediately preceding the consolidation, merger or sale in question but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option may not, for legal reasons, be the same as the Option, such terms shall be as similar as possible to the terms of the Option and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or

     Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be.

          (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

          9. Repurchase of Substitute Option and/or Option Shares. At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the sum of (x) the amount by which (i) the Highest Closing Price (as defined below) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise their respective right to require the Substitute Option Issuer to repurchase the Substitute Option or the Substitute Shares, as the case may be, pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal executive office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares, as the case may be, in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer, following a request for repurchase pursuant to this Section 9, shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and shall thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, in each case, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

          10. Extension. The period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

          11. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

             (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

             (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

             (c) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its charter, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject that, individually or in the aggregate, would have a material adverse effect on the ability of Issuer to perform its obligations hereunder.

             (d) To the best of Issuer's knowledge neither Section 3-601 to 3-604 or 3-701 to 3-709 of the Maryland General Corporation Law nor any other "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Issuer or any of its Subsidiaries is applicable to this Agreement or any of the transactions contemplated hereby.

          12.  Representations, Warranties and Covenants of Grantee.

             (a) Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

             (b) Grantee hereby represents and warrants to Issuer that the Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

             (c) In the event that Grantee or any of its affiliates exercises the Option, then until one year from the date of exercise, in connection with any Issuer stockholder meeting at which a vote is taken with respect to an Acquisition Proposal (as defined in the Merger Agreement), Grantee and its affiliates shall vote all Option Shares then beneficially owned by them in the same proportion as all other outstanding shares of Common Stock are voted with respect thereto.

          13. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 12 months following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common

     Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

          14. Notional Total Profit. (a) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $425 million; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (b) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii)(x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii)(x) the net price received by Grantee (or any of its affiliates) pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee (or any of its affiliates) on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

          15. Surrender. Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $325 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of
     (B) the net price, if any, received by Grantee (or any of its affiliates) pursuant to the sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

          (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

          (c) To the extent that Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this
     Section 15).

          16. Best Efforts. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

          17. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

          18. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          19. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement or such other address as shall be provided in writing.

          20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

          21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          22. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          23. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          24. Captions; Capitalized Terms. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          REPUBLIC NEW YORK CORPORATION

                                          By: /s/ DOV C. SCHLEIN
                                            ------------------------------------
                                            Name: Dov C. Schlein
                                            Title: Chairman and Chief Executive
                                              Officer

                                          HSBC HOLDINGS PLC

                                          By: /s/ DAVID J. SHAW
                                            ------------------------------------
                                            Name: David J. Shaw
                                            Title: Authorized Signatory

                                                                      APPENDIX C

                             STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 10, 1999, is entered into by and among RNYC Holdings Limited, a Gibraltar corporation, ("Principal Stockholder"), Congregation Beit Yaakov (solely as beneficiary of a life estate of Owned Shares (as defined below) beneficially owned by Principal Stockholder) (together with Principal Stockholder, the "Stockholder"), Saban S.A., a Panamanian corporation ("Stockholder Parent") and Mr. Edmond J. Safra ("Mr. Safra") and HSBC Holdings plc, an English public limited company ("Parent").

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Safra Republic Holdings, S.A., a societe anonyme organized under the laws of Luxembourg ("SRH"), and Republic New York Corporation, a Maryland corporation (the "Company"), are entering into a Transaction Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") providing, among other things, for the merger of a wholly owned subsidiary of Parent ("Sub") with and into the Company (the "Merger"); and

     WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, 31,044,228 shares of common stock, par value $5.00 per share ("Common Stock"), of the Company (the "Owned Shares"); and

     WHEREAS, as of the date hereof, Stockholder Parent is the Beneficial Owner of, and has the sole right to vote and dispose of, 14,699,124 shares of common stock, $5.00 par value (the "SRH Stock"), of SRH (the "Owned SRH Shares"); and

     WHEREAS, in the Merger Agreement Parent has agreed, subject to the conditions set forth therein, to make an offer to purchase for cash all of the shares of SRH Stock not owned by the Company; and

     WHEREAS, as an inducement and a condition to their entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that Stockholder, Stockholder Parent and Mr. Safra (individually, a "Stockholder Party" and collectively, the "Stockholder Parties") enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

             "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Stockholder Party, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

             "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

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     "Beneficial Owner" with respect to any securities means a Person which has
Beneficial Ownership of such securities.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     "Proposed Business Combination" means the transactions contemplated by the Merger Agreement.

     "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

          2.  No Disposition or Solicitation.

             (a) During the term of this Agreement, Stockholder agrees that except as contemplated by this Agreement, it will not Transfer or agree to Transfer any Common Stock Beneficially Owned by it other than with Parent's prior written consent, or grant any proxy or power-of-attorney with respect to any such Common Stock other than pursuant to this Agreement.

             (b) During the term of this Agreement, Stockholder Parent agrees that except as contemplated by this Agreement, it will not Transfer or agree to Transfer any SRH Stock Beneficially Owned by it other than with Parent's prior written consent, or grant any proxy or power-of-attorney with respect to any such SRH Stock other than pursuant to this Agreement.

             (c) Each Stockholder Party agrees, that from and after the date hereof, except as contemplated by this Agreement, it or he and their respective Affiliates and representatives, will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company, SRH or any of their respective subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or SRH or any of their respective subsidiaries other than the Proposed Business Combination (an "Alternative Transaction").

             (d) Each Stockholder Party agrees that unless required by applicable law, neither it nor any of its Affiliates shall make any press release, public announcement or other communication with respect to the business or affairs of the Company, SRH, this Agreement, or Parent, including this Agreement, the Merger Agreement and the Option Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

             (e) Stockholder agrees that it will not issue any shares of capital stock to any Person. Stockholder Parent agrees that it will not Transfer or agree to Transfer any capital stock of the Stockholder, and that it will take all action necessary to cause the Stockholder to timely comply with all its obligations under this Agreement.

             (f) Stockholder Parent agrees that it will not issue any shares of capital stock to any Person. Mr. Safra agrees that he will not Transfer or agree to Transfer any stock of Stockholder Parent except as may result from the laws of descent and distribution (any such transfer to be subject to Section 13(d) hereof) and that he will take all action necessary to cause each of Stockholder Parent and Stockholder to timely comply with all of its obligations under this Agreement.

          3.  Stockholder Vote; Offer.

             (a) Stockholder agrees that, unless this Agreement has been terminated in accordance with its terms, (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of approving the Merger Agreement and the Merger (such meeting or any adjournment thereof, or such consent process, the "Company Meeting"), it will vote, or provide a consent with respect to, all Common Stock (including the Owned Shares) then Beneficially Owned by Stockholder in favor of the Merger Agreement and the Merger and (ii) it will (at any meeting of stockholders) vote its shares of Common Stock (including the Owned Shares) against, and it will not consent to, any Alternative Transaction or any action that would materially delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

             Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of approving the Merger Agreement and the Merger regardless of the position of the Company's Board as to the Merger at the time of such meeting, and that the obligations under clause (ii) above shall continue as set forth in Section 11.

             (b) Stockholder Parent agrees that, unless this Agreement has been terminated in accordance with its terms, at such time as Parent or Parent's designee makes the Offer as contemplated by the Merger Agreement Stockholder Parent will, within 10 business days after commencement of the Offer, duly tender all of the shares of SRH Stock then owned by it into the Offer, in accordance with the terms thereof, and will not subsequently withdraw such tender, provided that Stockholder Parent may withdraw such tender if the Merger Agreement has been terminated in accordance with its terms.

          4. Reasonable Efforts to Cooperate. Each Stockholder Party will (a) use all reasonable efforts to cooperate with the Company, SRH, Parent and Sub in connection with the transactions contemplated by the Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions, and (c) provide any information reasonably requested by the Company, SRH, Parent and Sub for any regulatory application or filing made or approval sought for such transactions (including filings with the Securities and Exchange Commission).

          5.  Additional Stock.

             (a) Stockholder agrees that any additional shares of Common Stock acquired by it or over which it acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement. Stockholder Parent and Mr. Safra each agree that if it or he should acquire record or Beneficial Ownership of any shares of Common Stock, the term Stockholder shall be deemed to be modified to include it or him, as the case may be.

             (b) Stockholder Parent agrees that any additional shares of SRH Stock acquired by it or over which it acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement. Stockholder and Mr. Safra. each agree that if it or he should acquire record or beneficial ownership over any shares of SRH Stock, the term Stockholder Parent shall be deemed to be modified to include it or him, as the case may be.

          6.  Irrevocable Proxy.

             (a) In furtherance of the agreements contained in Section 3(a) of this Agreement, the Stockholder hereby irrevocably (to the extent set forth herein) grants to, and appoints, Parent and JRH Bond, Group Chairman of Parent, KR Whitson, Group Chief Executive Officer of Parent, and DJ Flint, Group Finance Director of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Stockholder's proxy and attorney-if-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all shares of Common Stock beneficially owned by Stockholder, or grant a consent or approval in respect of such shares, or execute and deliver a proxy to vote such shares, (x) in favor of the Merger and the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Alternative Transaction or any other matter referred to in
        Section 3(a)(ii) hereof, in each case to the extent the Stockholders Parties are required to so vote under Section 3.

             (ii) The Stockholder represents and warrants to Parent and Sub that any proxies heretofore given in respect of its Owned Shares are not irrevocable, and that any such proxies are hereby revoked.

             (iii) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6(a) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
        Section 2-507 of the Maryland General Corporation Law. The proxy granted in this Section 6(a) shall remain valid until terminated pursuant to
        Section 12 hereof.

             (b) The irrevocable proxy granted pursuant to Section 6(a) shall automatically terminate and be revoked upon termination of this Agreement in accordance with its terms.

          7. Covenant of Stockholder Parties. Each Stockholder Party agrees that it will take all action necessary to (i) permit (a) the Owned Shares to be acquired in the Merger and (b) the voting of the Owned Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of Owned Shares from exercising their rights under such pledge.

          8. Representations, Warranties and Covenants of Stockholder Parties. Each Stockholder Party hereby represents and warrants to, and agrees with, Parent and Sub as follows (it being understood that the representations and warranties made by Congregation Beit Yaakov are made severally and only with respect to the Owned Shares held by it):

             (a) Such Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform its or his obligations hereunder. No other proceedings or actions on the part of such Stockholder Party are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

             (b) This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes the valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (c) The Stockholder Parties are the sole Beneficial Owners of the Owned Shares. The Stockholder has good and marketable title to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests, except for (x) liens, claims, options, proxies, voting agreements and security interests and (y) pledges of Owned Shares previously disclosed to Parent, in each case, that would not have a material adverse effect on the ability of the Stockholder Parent to perform its obligations under this Agreement. The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by any of the Stockholder Parties and none of the Stockholder Parties or its or his Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

             (ii) The Stockholder Parties (other than the Stockholder) are the sole Beneficial Owners of the Owned SRH Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests, except for liens, claims, options, proxies, voting agreements and security interests that would not have a material adverse effect on the ability of the Stockholder Parent to perform its obligations under this Agreement. The Owned SRH Shares constitute all of the capital stock of SRH Beneficially Owned by any of the Stockholder Parties and none of the Stockholder Parties or its or his Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of SRH Stock or any securities convertible into or exchangeable or exercisable for shares of SRH Stock.

             (d) Stockholder Parent has sole Beneficial Ownership, free and clear of all liens, claims, options, proxies, voting agreements and security interests, of (i) all outstanding capital stock of Stockholder and (ii) 14,699,124 shares of SRH Stock, representing approximately 20% of the shares of SRH Stock outstanding. Mr. Safra has Beneficial Ownership of all of the outstanding capital stock of Stockholder Parent. No other Person has any right to acquire (whether currently, upon lapse of time, following satisfaction of any conditions, upon the occurrence of any event, or any combination of the foregoing) Beneficial Ownership of, any capital stock of Stockholder or Stockholder Parent or any securities convertible into or exchangeable or exercisable for shares of any such capital stock.

             (e) Neither the execution and delivery of this Agreement by any Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by such Stockholder Party under such Stockholder Party's constituent documents (in the case of the Stockholder and Stockholder Parent) or any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party is a party or by which such Stockholder Party or by which any of the Owned Shares or the Owned SRH Shares are bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on such Stockholder Party; or (iii) constitute a violation by such Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of any Stockholder Party to perform its obligations under this Agreement.

             (f) Each Stockholder Party understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder Party's execution, delivery and performance of this Agreement. Each of the Stockholder and the Stockholder Parent acknowledges that its irrevocable proxy set forth in Section 6(a) is granted in consideration of the execution and delivery of the Merger Agreement by Parent.

          9. Representations and Warranties of Parent and Sub. Parent represents and warrants to the Stockholder Parties that Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent will not constitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to which Parent is a party or by which it is bound or requires the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Parent, or (iii) any law, rule or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Parent to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

          10. Non-Competition. (a) Solely as an inducement to Parent's and Sub's entering into the Merger Agreement and for no other consideration, Mr. Safra agrees not to engage in any aspect of a Covered Business (as hereinafter defined) other than on behalf of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries for the period of time commencing on the Closing Date and ending on the seventh anniversary of the Closing Date; provided, however, that if after such seventh anniversary of the Closing Date, Mr. Safra shall found, establish, invest (other than as contemplated by clause (b)(i) and clause (c) below) in any Competitor, Parent shall have the right, but not the obligation, to invest in such Competitor on a 50/50 basis with Mr. Safra pursuant to an agreement among shareholders containing buy/sell arrangements which would permit one party to purchase the interest of the other upon termination of the co-ownership.

          (b) Mr. Safra shall be deemed to be engaging in a Covered Business if he:

             (i) directly or indirectly, individually or through another Person, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as hereinafter defined) or is employed by or performs consulting services for any Competitor; provided, that nothing herein shall be deemed to prevent Mr. Safra from having record or Beneficial Ownership of less than 5% (including shares or other securities underlying options or other convertible securities, stock appreciation rights, phantom stock or similar rights, whether or not currently exercisable) of any publicly-traded company unless such ownership is accompanied by an employment, consulting or similar arrangement pursuant to which he participates in the management, operation or control of such company;

             (ii) directly or indirectly, individually or through another Person, solicits any Person who was a customer or prospective customer of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries at any time prior to the Effective Time with a view to inducing such customer or prospective customer to enter into an agreement or otherwise do business with any Competitor with respect to a Covered Business, or attempts directly or indirectly to induce any such customer or prospective customer to terminate its relationship with the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or to not enter into a relationship with the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, as the case may be;

             (iii) directly or indirectly, individually or through another Person releases any customer or prospect lists of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, or any other documents or other information (whether or not such information is in writing) proprietary to the Company, SRH or any of their respective Subsidiaries or any customer of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, or otherwise confidential or non-public, to any Person, except with the prior written consent of the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries or as may be required pursuant to the order of a court of competent jurisdiction; or

             (iv) offers, directly or indirectly, individually or through another Person, employment to any employee of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or directly or indirectly attempts to induce any such employee to leave the employ of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or aids or assists any other Person in doing so; provided that nothing herein shall be deemed to prevent Mr. Safra from employing, directly or indirectly, any of the individuals separately agreed to in writing by the Parent and Mr. Safra.

          (c) For purposes of Section 10(a) and Section 10(b):

             (i) A "Covered Business" is the provision of banking, brokerage, trading or other financial services in which the Company, SRH or any of their respective Subsidiaries is engaged on the Closing Date. For purposes of this Agreement, "Covered Business" shall not include any of the following activities, and Mr. Safra shall not be deemed to be engaging in a Covered Business if he engages, directly or indirectly, solely in any one or more of the following activities:

              (A) managing and investing assets beneficially owned, directly or indirectly, by Mr. Safra or members of his immediate family;

              (B) managing or investing assets beneficially owned by any other Person and providing related advisory services provided that:

                (I) any such Person will directly or indirectly be or represent ultimately an investor which is a natural person and not any form of mutual fund, unit trust or other fund held publicly;

                (II) the number of such ultimate investors shall not exceed one hundred (100);

                (III) any such arrangements will be "private," in that the availability of any such services will not be advertised or publicized in any form whatsoever and will remain confidential;

                (IV) any assets managed and invested as permitted by this clause
           (B) will be managed and invested together with the assets managed and invested as permitted by clause (A) above, as pooled and joint investments (or arrangements similar to pooled and joint investments) ("pooled investments") on the basis that of such pooled investments, the assets managed and invested pursuant to clause (A) above will constitute a majority in aggregate value of the pooled investments and the aggregated value of the assets managed as pooled investments (including those managed pursuant to clause (A) above), without taking account of investment results, does not exceed $5 billion;

                (V) Mr. Safra does not accept for management pursuant to this clause (B), assets or the proceeds of assets that, to the best knowledge of Mr. Safra were removed from accounts managed by the Company, SRH or any of their respective Subsidiaries; and

                (VI) the Company, SRH or one or more of their Subsidiaries will act as custodian (in accordance with their standard fees) for investments and/or liquid funds included in the pooled investments referred to in subclause (IV) above;

              (C) ownership of any securities beneficially owned by Mr. Safra on the date of this Agreement and any business activities that Mr. Safra or his Affiliates are engaged or participating in on the date of this Agreement (other than business activities conducted by or through the Company, SRH or any of their respective Subsidiaries) to the extent Mr. Safra or his affiliates are engaged or participating in such business activities on the date of this Agreement.

             (ii) A "Competitor" is any Person which engages in any Covered Business.

          (d) Mr. Safra hereby agrees that:

             (i) Each of the covenants contained in Section 10(b)(i)-(iv) hereof shall be construed as a separate covenant.

             (ii) If any provision of this Section 10 or portion hereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion hereof shall be interpreted to be only so broad as is enforceable.

          (e) Mr. Safra agrees to deliver promptly to Parent, upon the request of Parent, the Company, SRH or the Surviving Corporation following the Effective Time, all documents (and all copies thereof, in written, electronic or any other form whatsoever) relating to the business of the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries, and all property associated therewith, which he may then possess or have under his control.

          (f) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Parent, the Company and SRH by reason of a failure by Mr. Safra to perform any of his obligations under this Section 10. Accordingly, if Parent, the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, Mr. Safra hereby waives the claim or defense that Parent, the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries has an adequate remedy at law, and Mr. Safra will not argue in any such action or proceeding the claim or defense that any such remedy at law exists. Parent acknowledges that family members and associates of Mr. Safra are engaged in activities that constitute Covered Business and that from time to time Mr. Safra may have discussions with, including providing advice to, such persons with respect to such activities. Parent agrees that such discussions are not restricted by this Section 10 so long as Mr. Safra does not participate in the active management of these business activities. In addition, Section 10 shall not restrict any social and informal discussions in which Mr. Safra engages with any person regarding the banking business.

          (g) The restrictions in this Section 10 shall be in addition to any restrictions imposed on Mr. Safra by statute or at common law or otherwise.

          (h) Notwithstanding Section 11 hereof, the provisions of this Section 10 shall survive the Effective Time of the Merger.

          11. Termination. Except as provided in Section 10(h), this Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of (a) the Effective Time of the Merger pursuant to the Merger Agreement and (b) the date upon which the Merger Agreement is terminated in accordance with its terms; provided that, in the case of the termination of this Agreement upon the happening of the event described in clause (b) above, the obligations of the Stockholder under Section 3(a)(ii) and the proxy granted pursuant to Section 6(a)(i), but solely for use as described in clause (y) thereof (to the extent such proxy relates to the voting obligation under Section 3(a)(ii), shall not terminate, but shall remain in effect, until the date that is six months after such termination if (x) a proposal for an Alternative Transaction shall have been made prior to such termination and (y) the Merger Agreement is terminated in accordance with its terms pursuant to Section 9.1(e) or (f) of the Merger Agreement or by Parent pursuant to 9.1(d) of the Merger Agreement; provided, however, that the term of this Agreement shall be extended by a period of days equal to the duration of any temporary or permanent order, writ or injunction issued by a court of competent jurisdiction that invalidates, impedes or enjoins the operation or enforcement of this Agreement, the Merger Agreement or any agreement contemplated hereby or thereby or entered into in connection herewith or therewith.

          12.  Miscellaneous.

             (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among all the parties hereto with respect to the transfer or voting of shares of Common Stock or SRH Stock.

             (b) Each Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to any shares of Common Stock
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

        and any shares of SRH Stock, and any securities convertible into such shares, that may become Beneficially Owned by such Stockholder Party.

             (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

             (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign any or all rights under this Agreement to Sub or any other Subsidiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

             (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Parent may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any other party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Parent.

             (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the address for such party set forth below.

        (i) If to a Stockholder Party, to such Stockholder Party at the address set forth beside its name on Schedule A hereto with a copy to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, New York 10019
          Fax: (212) 474-1000
          Attention: George J. Gillespie, III

        (ii) If to Parent, to:

           HSBC Holdings plc
           10 Lower Thames Street
           London EC3R 6AE
           United Kingdom
           Fax: 011-44-171-260-8249
           Attention: Group Company Secretary

           With a copy to:

           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, New York 10006
           Fax: (212) 225-3999
           Attention: James F. Munsell and Victor I. Lewkow

        or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

             (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             (h) Each Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Parent would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (a) each Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) Parent shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

             (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

             (j) EXCEPT TO THE EXTENT THAT MANDATORY PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW ARE APPLICABLE, THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

             (k) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

             (l) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

             (m) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(f) shall be deemed effective service of process on such party.

          13. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company or SRH makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder Party signs solely in his capacity as the record holder and beneficial owner of the Owned Shares or the Owned SRH Shares, as the case may be, and nothing herein shall limit or affect any actions taken by a Stockholder Party in his capacity as an officer of director of the Company or SRH to the extent specifically permitted by the Merger Agreement.

          14. Further Assurances. From time to time, at Parent's request and without further consideration, each Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          RNYC HOLDINGS LIMITED

                                          By: /s/ C. G. RODNEY LEACH
                                            ------------------------------------
                                            Name: C. G. Rodney Leach
                                            Title: Director

                                          By: /s/ JEAN HOSS
                                            ------------------------------------
                                            Name: Jean Hoss
                                            Title: Director

                                          CONGREGATION BEIT YAAKOV

                                          By: /s/ WALTER H. WEINER
                                            ------------------------------------
                                            Name: Walter H. Weiner

                                          SABAN S.A.

                                          By: /s/ C. G. RODNEY LEACH
                                            ------------------------------------
                                            Name: R. Leach
                                            Title: Director

                                          By: /s/ JEAN HOSS
                                            ------------------------------------
                                            Name: Jean Hoss
                                            Title: Director

                                          EDMOND J. SAFRA

                                          By: /s/ EDMOND J. SAFRA
                                            ------------------------------------
                                            Edmond J. SAFRA

                                          HSBC HOLDINGS PLC

                                          By: /s/ DAVID J. SHAW
                                            ------------------------------------
                                            Name: David J. Shaw
                                            Title: Authorised Signatory

                                                                      SCHEDULE A

                              STOCKHOLDER PARTIES

NAME                                                        ADDRESS
----                                                        -------
RNYC Holdings Limited....................
                                           Fax:                --
                                           Attention:          --
Congregation Beit Yaakov.................
                                           Fax:                --
                                           Attention:          --
Saban S.A................................
                                           Fax:                --
                                           Attention:          --
Edmond J. Safra..........................
                                           Fax:                --

[GOLDMAN SACHS LETTERHEAD]                                            APPENDIX D

PERSONAL AND CONFIDENTIAL

August 6, 1999

Board of Directors
Republic New York Corporation
452 Fifth Avenue
New York, NY 10016

Gentlemen and Madame:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of the outstanding shares of Common Stock, par value $5.00 per share (the "Shares"), of Republic New York Corporation (the "Company") of the $72.00 per Share in cash to be received by such holders pursuant to the Transaction Agreement and Plan of Merger, dated as of May 10, 1999, by and among HSBC Holdings plc ("HSBC"), Safra Republic Holdings S.A. ("Safra") and the Company (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman, Sachs & Co. provides a full range of financial advisory and securities services, may in the future provide financial advisory services to HSBC, and, in the course of its normal trading activities may from time to time effect transactions and hold securities, including derivative securities, of the Company, Safra or HSBC for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Proxy Statement relating to the Special Meeting of Stockholders of the Company to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking and thrift industry and other industries generally and performed such other studies and analyses as we considered appropriate.

     As you are aware, we have been engaged by both the Company and Safra to advise their respective Boards of Directors as to the fairness from a financial point of view to the respective stockholders of each company of the proposed consideration to be paid by HSBC to each respective set

Republic New York Corporation
August 6, 1999
Page Two

of stockholders. We provided an opinion letter dated May 10, 1999 to the Board of Directors of Safra as to the fairness from a financial point of view to the stockholders of the proposed consideration to be paid by HSBC to the Safra stockholders as of such date. We were requested to evaluate the consideration for each company's set of stockholders separately in order to determine the fairness from a financial point of view for each. We were not requested to engage in, and did not participate in, any negotiations with HSBC and the Company or Safra. In addition, we were requested to contact and solicit indications of interest from only a limited number of third parties in acquiring all or part of the Company and were not requested to contact or solicit indications of interest from third parties with respect to acquiring Safra.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of allowances for losses with respect thereto. In addition, we have not reviewed individual credit files nor, except as noted above, have we made an independent evaluation or appraisal of the assets and liabilities of the Company or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should vote such Shares in connection with such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $72.00 per Share in cash to be received by the stockholders of Shares pursuant to the Agreement is fair from a financial point of view to such stockholders.

                                          Very truly yours,

                                          /s/ GOLDMAN, SACHS & CO.

                                          --------------------------------------
                                          (GOLDMAN, SACHS & CO.)

                         REPUBLIC NEW YORK CORPORATION
                                     PROXY
                        Special Meeting of Stockholders
                               September 9, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Republic New York Corporation, a Maryland corporation (the "Corporation"), hereby appoints, jointly and severally, Peter Kimmelman, William C. MacMillen, Jr., and James L. Morice as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to attend, and to vote all shares of Republic New York Corporation Common Stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held at 452 Fifth Avenue, City and State of New York, on September 9, 1999, at 11:00 a.m., New York time, or any adjournment or postponement thereof, in accordance with the instructions on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.
     Unless instructions are given on the reverse side, this Proxy will be voted FOR Item 1 on the reverse side hereof. With respect to matters as to which discretionary authority is granted above, this Proxy will be voted in accordance with the discretion of the proxies hereinabove appointed, but no proxy that has been voted against approval of Item 1 will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.
     PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE HEREOF AND RETURN IN PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        SPECIAL MEETING OF STOCKHOLDERS

                         REPUBLIC NEW YORK CORPORATION

                               September 9, 1999

                          ----------------------------

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

                Please Detach and Mail in the Envelope Provided

    Please mark your
[X] vote as in this
    example.

The Board of Directors recommends a vote "FOR" Item 1.

Item 1 -- Approval of the merger of Republic New York Corporation with a subsidiary of HSBC Holdings plc on the terms and conditions set forth in a Transaction Agreement and Plan of Merger, dated as of May 10, 1999, by and among HSBC Holdings plc, a public limited company organized under the laws of England, Safra Republic Holdings S.A., a company organized under the laws of Luxembourg, and Republic New York Corporation, pursuant to which, among other things, each outstanding share of common stock, par value $5.00 per share, of Republic New York Corporation will be converted, upon the effectiveness of the merger, into the right to receive $72 in cash, without interest.

                     FOR            AGAINST        ABSTAIN

                     [ ]              [ ]            [ ]

                       I PLAN TO ATTEND MEETING      [ ]

Receipt is hereby acknowledged of the Republic New York Corporation Notice of Special Meeting of stockholders and accompanying Proxy Statement and any proxy heretofore given is hereby revoked.


----------------------------------           ---------------------------------
        Account Number                                    Common


Signature(s)                                      Date                   , 1999
            ------------------------------------       -----------------

     NOTE: Please sign as name appears hereon. Joint owners should each sign. If signer is a corporation, please sign the full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.